AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26 , 2018

REGISTRATION NO. 333-216863

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHSIGHT CAPITAL, INC.
(Exact Name of Registrant As Specified In Its Charter)

NEVADA	7310	26-2727362
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7580 E GRAY RD., STE 103
SCOTTSDALE, AZ 85260
(480) 385-3893
(Address, Including Zip Code, And Telephone Number, Including Area Code, Of Registrant's Principal Executive Offices)

JOHN VENNERS
EVP OPERATIONS

NORTHSIGHT CAPITAL, INC.
7580 E GRAY RD., STE 103
SCOTTSDALE, AZ 85260
(480) 385-3893
(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent for Service)

COPIES TO:

JOHN G. NOSSIFF, Esq.

THE NOSSIFF LAW FIRM, LLP

300 BRICKSTONE SQ. STE. 201

ANDOVER, MA 01810

(978) 409-2648

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]
Emerging growth company	[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common stock, $0.001 par value per share	36,610,133	$0.0 2	$732,203	$91.16

(1)Represents shares of Common Stock, par value $0.001 per share, which may be sold by the selling stockholders named in this registration statement. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also covers such an indeterminate amount of shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2)Pursuant to Rule 457(c), calculated on the basis of the average of the high and low prices of the registrant’s Common Stock quoted in the OTCQB market (pink sheets) on July 19 , 2018. $347.66 was previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHSIGHT CAPITAL, INC.

An Early Stage Company

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITY HOLDERS IDENTIFIED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

Dated ___________ July 23 __, 2018

NORTHSIGHT CAPITAL, INC.

36,610,133 shares of Common Stock

This prospectus covers the sale of an aggregate of up to 36,610,133 shares of our common stock, $0.001 par value per share (the “Common Stock”), by the selling security holders identified in this prospectus (collectively with any such holder’s transferee, pledgee, donee or successor, referred to below as the “Selling Stockholders”). The shares of Common Stock covered by this prospectus are comprised of 36,610,133 shares of Common Stock which were issued primarily pursuant to private offerings with selected accredited investors and in connection with our acquisition of approximately 7,500 internet domain names.

We will not receive any proceeds from the sale by the Selling Stockholders of the shares covered by this prospectus. We are paying the cost of registering the shares covered by this prospectus, as well as various related expenses. The Selling Stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares under this prospectus. If required, the number of shares to be sold, the public offering price of those shares, the names of any broker-dealers and any applicable commission or discount will be included in a supplement to this prospectus, called a prospectus supplement.

Our Common Stock is quoted in the OTCQB Market (OTCQB) under the symbol “NCAP”. On July 23 , 2018, the last reported sale price per share of our Common Stock on the OTCQB was $0.0 2 . Our principal executive offices are located at 7580 East Gray Rd. Suite 103 Scottsdale, AZ 85260, and our telephone number is (480) 385-3893.

If all of the 36,610,133 shares of common stock offered hereby were sold by the Selling Shareholders at the last quoted price on July 23 , 2018, the Selling Shareholders would realize aggregate gross proceeds before commissions of $ 732,203 .

Investing in our common stock involves a high degree of risk. Review the risk factors beginning on page 11 of this prospectus carefully before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________ July 23 , 2018

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the common stock. You should read the entire prospectus carefully, including "Risk Factors" and the financial statements and notes thereto, before making an investment decision.

NORTHSIGHT CAPITAL, INC.

The Company intends to build a variety of websites/portals around the approximately 1,276 domain names it currently owns. These websites/portals will serve as directories for businesses engaged in the lawful sale and distribution of cannabis and hemp related products.

The Company’s principal business is to provide a wide variety of online directories for a broad range of businesses engaged in the lawful sale and distribution of cannabis and hemp related products. The following constitute the Company’s major product categories: a monthly listing in one or more of the Company’s online directories, paid advertising in one or more of the Company’s online directories and leasing to customers one or more Internet domain names for the customer’s exclusive use. The Company has not yet realized meaningful sales revenue.

The principal markets for the Company’s products are businesses that are engaged in the lawful sale and distribution of cannabis and cannabis related products and wish to (i) be included in one or more of the Company’s state based online directories, (ii) advertise in the Company’s online directories or (iii) lease one or more internet domain names from the Company.

A list of the approximate 7,500 domain names we acquired in June, 2014 from Kae Yong Park, is filed as Exhibit 99.3 to our Current Report on Form 8-K filed with the Commission on June 25, 2014. We currently own approximately 1,276 cannabis related internet domain names.

Domain names we do not lease to customers will point to one or more of our websites based on the relevance of the internet domain name to the particular website.

We have already completed and launched the following websites:

•WeedDepot.com

•RateMyStrain.com

•420Careers.com

•MJBizWire.com

•MarijuanaRecipes.com

•WikiWeed.com

•MarijuanaMD.com

•TheMarijuanaCompanies.com

Weed Depot is a smart phone and internet platform directory with geo-mapping for dispensaries, doctors and clinics, head shops, tattoo parlors, and vape lounges. For mobile use, www.WeedDepot.com can be downloaded at Apple Apps and Google Play.

RateMyStrain.com - A site on which individuals or dispensaries can rate or insert new strains commenting on their use and effect. The site contains over 800 strains and descriptions.

420Careers.com - for anyone looking to hire or seeking a job in the cannabis space.

MJBizWire.com - Distribution of new events for companies in the cannabis space. Similar to PR Newswire, etc.

MarijuanaRecipes.com - A web site where subscribers can find hundreds of recipes and ingredients for creating snacks, meals and deserts using infused cannabis.

WikiWeed.com - WikiWeed.com is an informational, user-driven Wiki focused on both recreational and medical marijuana topics and information that allows collaborative editing of its content and structure by its users.

MarijuanaMD.com – A directory of medical doctors who are willing to issue medical marijuana cards to patients

TheMarijuanaCompanies.com– a directory of the company’s websites

Having completed the launch of the above-described websites, subject to the receipt of sufficient funding, which we currently do not have, our plan is to expand our sales and marketing activities with respect to these websites with a view to driving significant traffic to these websites, which in turn should make our directories more attractive to cannabis related enterprises that are trying to promote and advertise their business. We anticipate that it will cost approximately $35,000 per month ($400,000 per year) to effectively implement our sales and marketing plan. Currently, we do not have the requisite funds to implement our sales and marketing plan.

Through our joint venture with Tumbleweed, which has since been terminated, we were developing as a website/mobile dating application. At this time, due to a lack of funding, we are not pursuing further development of the JointLovers.com app.

Subject to the receipt of sufficient funding, which we currently do not have, we intend to construct the following websites:

•WeedMedia.com

•MarijuanaAds.com

Once we commence development of these sites, we anticipate that it will take about six months and cost approximately $150,000 to construct and launch the foregoing websites. Currently, we do not have the requisite funds to build these websites. When and if these websites are constructed, we will also focus on the marketing these sites as well. We believe that the incremental marketing costs associated with the promotion of these planned websites will not be material in relation to our total marketing budget.

In May 2017, we signed a non-binding memorandum of terms to acquire Crush Mobile. On August 8, 2017, the company entered into a definitive agreement to acquire all the outstanding membership interests of Crush Mobile, LLC, which was amended by Amendment No. 1 dated January 4, 2018 (as amended, the “Agreement”). As reported in the Company’s form 8-K filed with the SEC on January 10, 2018, the Crush acquisition was closed January 8, 2018. Under the terms of the Agreement, the company acquired all the outstanding membership interests of Crush Mobile, in exchange for an aggregate of approximately 8 million shares of common stock, plus $ 80 ,000 in cash, payable within one year of closing. The Company also agreed to piggy-back registration rights with respect to the shares of common stock issuable to the sellers in connection with the acquisition. Effective February 1, 2018, the company has engaged Crush Mobile current CEO, Sonya Kreizman, and Yosi Shemesh, as consultants. Ms. Kreizman and Mr. Shemesh will be paid $7,000 and $6,500 per month, respectively for their services. In connection with Amendment No. 1 to the Agreement, the parties waived the condition that the Company complete a funding of at least $500,000.

Crush Mobile’s assets consist primarily of trademarks, domain names, mobile dating applications and related software and intellectual property. Crush Mobile, with approximately nine hundred thousand members, has developed a group of dating sites with a presence in the Latino, Israeli and African American communities. Crush will also be incorporating Northsight’s "Joint Lovers" dating app, which concentrates on the Cannabis space, into its dating applications suite.

On November 11, 2017, the Company entered into a preliminary agreement ("Preliminary Agreement") to acquire (i) 80% of Westcliff Technologies ("Westcliff"), a company engaged in the business of operating ATM's that dispense Bitcoins, and (ii) 49% of a company to be formed by Westcliff which will is developing its own cryptocurrency (collectively, the "Business").

The Preliminary Agreement contemplated that the Company would acquire the Business in exchange for (i) 18 million shares of Company restricted stock at closing, with a guaranteed value of $36 million on the first anniversary of the closing (as described below), (ii) $3 million to be paid in 36 equal monthly installments of $83,333, commencing on the closing date, and (iii) $3 million of funding at closing, as part of the purchase price, of which half will be invested into each of the companies being acquired.

The Company had also agreed, subject to the Business' attainment of milestones to be negotiated, that if the Company's common stock were quoted at less than $2 per share on the twelve-month anniversary of the closing, the Company would issue the sellers of the Business that number of additional shares of company common stock, such that the aggregate value of the shares issued to the sellers of the Business will be $36 million (the guaranteed value).

The foregoing transactions were subject to board approval and the negotiation, execution and delivery of definitive agreements.

As reported in the Company’s Form 8-K filed with the SEC January 10, 2018, due to regulatory considerations, the Company has determined not to proceed with the acquisition of the Business. The Company is having discussions with Westcliff regarding possible business collaborations going forward, but no agreement has been reached.

Our business faces numerous and substantial risks. We have a history of incurring significant net losses and negative operating cash flow. We incurred net losses of $ 482,223 during the three months ended March 31, 2018. As of March 31, 2018 , we had an accumulated deficit of $ 22,408,518 . Please see the Section captioned “Risk Factors,” beginning on page 8.

Cash used in operating activities during the three months ended March 31, 2018 (all numbers approximate) was $ 283 ,000 (about $ 94 ,000 per month), an increase of approximately $ 206 ,000 from the $ 76 ,000 used during the comparable prior period. The $ 206 ,000 increase in cash used by operations was due primarily to a $ 280 ,000 increase in net loss , a $47,000 decrease in the change in accounts payable and accrued expenses and accounts payable – related party, and a $63 ,000 increase in gain on settlement of debt (non-cash), partially offset by a $ 77 ,000 increase in stock issued for consulting (non-cash), and a $ 23 ,000 increase in stock issued for debt (non-cash ).

Cash provided by financing activities for the three months ended March 31, 2018 was approximately $280,000 as compared to approximately $ 62 ,000 in the prior comparable period. The (all numbers are approximate) $ 218 ,000 increase is due primarily to an increase of $85,000 from the issuance of convertible notes, an increase of $67 ,000 in proceeds from the issuance of notes payable – related party, and a decrease of $ 36 ,000 in repayments of notes payable – related party and a $30,000 increase in proceeds from equity receivable. The Company is experiencing ever increasing difficulty raising capital from third parties. Cash provided by financing activities is insufficient to fund the Company’s basic operating activities.

If we are able to obtain additional funding and ramp up our operations, our operations will use increasing amounts of cash in coming quarters, unless and until we are able to generate revenue from our operating activities.

Based on our current business plan, we anticipate that our operating and website development activities will use approximately $100,000 in cash per month over the next twelve months, or $1.2 million. Currently we have virtually no cash on hand, and consequently, we are unable to implement our current business plan, even on a scaled back basis. We believe that our operations will not begin to generate positive cash flows until at least the second quarter of 2018 (assuming we secure sufficient funding in the near term to implement our business plan, which we currently do not have). Accordingly, we have an immediate and extremely urgent need for capital to fund our operating activities.

In order to remedy this liquidity deficiency, we are actively seeking to raise additional funds through the sale of equity and debt securities, and ultimately we will need to generate substantial positive operating cash flows. Our internal sources of funds will consist of cash flows from operations, but not until we begin to realize substantial revenues from the sale of services. As previously stated, we currently have only minimal revenue, and our operations are generating negative cash flows, and thus adversely affecting our liquidity. Although we are attempting to raise additional funds through equity and/or debt financing, we are having great difficulty in securing any significant funding from unrelated third parties. If we are able to secure sufficient funding in the near term to implement our business plan, of which there is no assurance, we expect that our operations could begin to generate significant revenues during the second quarter 2018, which should ameliorate our liquidity deficiency. If we are unable to raise additional funds in the near term, we will not be able to implement our business plan, and it is unlikely that we will be able to continue as a going concern.

We maintain Web sites at www.weeddepot.com and www.themarijuanacompanies.com. Information contained on our Web site does not constitute part of this prospectus. Our principal executive offices are located at 7580 E Gray Rd., Ste 103, Scottsdale, AZ 85260, and our telephone number is (480) 385-3893.

THE OFFERING

This prospectus relates to the resale by the Selling Stockholders identified in this prospectus of up to 36,610,133 shares of Common Stock (the “Shares”). All of the Shares, if and when sold, will be sold by the Selling Stockholders. The Selling Stockholders may sell their Shares from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of Shares by the Selling Stockholders.

Common stock offered by selling stockholders 36,610,133 shares

Common stock to be outstanding after this offering 130,578 ,741 shares

ProceedsWe will not receive any proceeds from the common stock offered hereby, all of which will be received by the selling stockholders. See “Use of Proceeds.”

Over the Counter QB SymbolNCAP

This table is based upon shares outstanding as of July 23 , 2018

The total value of the 36,610,133 shares of Common Stock being registered hereunder is approximately $ 732,203 based on the last quoted sale price for our Common Stock of $ 0.02 on July 23 , 2018. The quoted price is not necessarily indicative of the underlying value of our common shares.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report includes forward-looking statements. These forward-looking statements are often identified by words such as “may,” “will,” “should,” “could,” “would,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions. These statements are only predictions and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed. You should not place any undue reliance on these forward-looking statements.

You should be aware that our actual results could differ materially from those contained in forward-looking statements due to a number of factors, including our ability to:

•generate sufficient cash flow from our operations or other sources to fund our working capital needs and growth related initiatives, including marketing plans;

•execute our business plan, given our limited financial and other resources;

•successfully launch our various planned websites/portals;

•successfully introduce and attain market acceptance of any new products and/or enhancements of existing products;

•sell our directory listing and other products on a fee-for-service basis

•attract and retain qualified personnel;

•prevent obsolescence of our technologies;

•maintain agreements with our critical vendors;

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. References in this report to the “Company,” “we,” “our,” and “us” refer to the registrant, Northsight Capital, Inc.

RISK FACTORS

You should carefully consider the following risk factors in addition to other information in this prospectus before purchasing our common stock. The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company, our industry and this offering. These risks and uncertainties are not the only ones facing us. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our Common Stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment.

RISKS RELATED TO OUR BUSINESS

BECAUSE WE CURRENTLY HAVE NEGATIVE CASH FLOW FROM OPERATIONS AND ONLY LIMITED CASH ON HAND, WE HAVE AN IMMEDIATE AND URGENT NEED TO RAISE ADDITIONAL FUNDS, WHICH FUNDS MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS OR AT ALL.

We continue to have an immediate and extremely urgent need for additional capital. Since early 2015, we have experienced great difficulty raising capital from third parties. Our funding since early 2015 has been provided primarily by related party shareholders who have no obligation to provide us funding. The lack of operating capital continues to materially and adversely affect our business operations. Due to the lack of operating capital, we are unable to implement our business plan. We may not be able to raise the funds we need to fund our basic operations. If we do not receive a significant infusion of capital in the near term, it is unlikely that we will be able to continue as a going concern, in which case, investors would suffer a total loss of their investment in our Company.

If we cannot immediately raise funds on acceptable terms, we will not be able to complete the construction of our planned websites/portals, effectively market our services, execute our business plan, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. We may be unable to secure sufficient funding to continue operations and effect planned transactions, in which case you would suffer a total loss of your investment. If we are unable to obtain necessary funding, there will be a material adverse effect on our business, results of operations and financial condition.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our independent registered public accounting firm issued an opinion on our financial statements for the year ended December 31, 2017 which states that the financial statements were prepared assuming we will continue as a going concern and further states that our recurring losses from operations and inability to generate sufficient operating cash flow raise substantial doubt about our ability to continue as a going concern. As of July 23 , 2018, we had only a de-minimis amount of cash on hand.

WE ARE AN EARLY-STAGE COMPANY WITH AN UNPROVEN BUSINESS MODEL, WHICH MAKES IT DIFFICULT TO EVALUATE OUR CURRENT BUSINESS AND FUTURE PROSPECTS.

We have a history of operating losses and negative cash flows. We have not yet launched all of our planned websites/portals. The market for cannabis related directories/advertising is new and as yet untested. As a result, the revenue and income potential of our business and our market are unproven. In addition, we have no historical data with respect to directory listing rates (including renewals) for our services because we have not yet sold any subscriptions. Further, because of our limited operating history and because the market for web-based cannabis related directories is relatively new and rapidly evolving, we have limited insight into trends that may emerge and affect our business. We may make errors in predicting and reacting to relevant business trends, which could harm our business.

Before investing, you should consider an investment in our stock in light of the risks, uncertainties and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets such as ours. We may not be able to successfully address any or all of these risks. Failure to adequately do so could cause our business, results of operations and financial condition to suffer.

WE HAVE A LIMITED OPERATING HISTORY IN AN EVOLVING INDUSTRY, WHICH MAKES IT DIFFICULT TO EVALUATE OUR FUTURE PROSPECTS AND MAY INCREASE THE RISK THAT WE WILL NOT BE SUCCESSFUL.

We have a limited operating history in an evolving industry that may not develop as expected, if at all. This short operating history makes it difficult to assess our future prospects. You should consider our business and prospects in light of the risks and difficulties we may encounter in this rapidly evolving industry. These risks and difficulties include our ability to, among other things:

•Secure the capital needed to fund our business plan;

•increase the number of users of our website, the number of paid subscribers and other content on our platform and our revenue;

•manage, measure and demonstrate the effectiveness of our advertising solutions and attract and retain new advertising clients, many of which may only have limited or no online advertising experience;

•successfully compete with existing and future providers of other forms of offline and online advertising;

•successfully compete with other companies that are currently in, or may in the future enter, the business of providing information regarding cannabis related businesses;

•successfully expand our business in new and existing markets, both domestic and international;

•successfully develop and deploy new features and products;

•avoid interruptions or disruptions in our service or slower than expected load times;

•develop a scalable, high-performance technology infrastructure that can efficiently and reliably handle increased usage, as well as the deployment of new features and products;

•hire, integrate and retain talented sales and other personnel;

•effectively manage rapid growth in our sales force, personnel and operations; and

•effectively partner with other companies.

If the demand for information regarding cannabis related businesses does not develop as we expect, or if we fail to address the needs of this demand, our business will be harmed. We may not be able to successfully address these risks and difficulties or others, including those described elsewhere in these risk factors. Failure to adequately address these risks and difficulties could harm our business and cause our operating results to suffer.

WE HAVE A HISTORY OF LOSSES. BECAUSE WE CURRENTLY HAVE MINIMAL REVENUES AND EXPECT OUR OPERATING EXPENSES TO INCREASE IN THE FUTURE, WE MAY NEVER BECOME PROFITABLE.

Since we ceased to be a shell company within the meaning of applicable securities laws in early 2014, we have experienced net losses and negative operating cash flows. As of March 31, 2018 , we had an accumulated deficit of $ 22,408,518 . We commenced business operations late in the first quarter of 2014. We incurred net losses of $ 482,223 and $ 1,242,885 during the three months ended March 31, 2018 and the year ended December 31 , 2017, respectively. We will likely incur significant net losses into the second quarter of 2018 and possibly longer. While we are unable to predict accurately our future operating expenses, subject to receipt of additional capital, we expect these expenses to increase substantially, as we, among other things:

•expand our domestic selling and marketing activities;

•continue the building of our websites/portals;

•develop new products and technologies;

•upgrade our operational and financial systems, procedures and controls;

•hire additional personnel, including additional executive, administrative and technical staff; and

We commenced business operations in early 2014. We have generated only minimal revenues. We will need to generate substantial revenues to achieve and maintain profitability. If we fail to generate such revenues, we will continue to experience losses indefinitely. We may not be able to achieve or maintain profitability. We also may fail to accurately estimate and assess our increased operating expenses as we expand our operations. If our operating expenses exceed our expectations, our financial performance will be adversely affected, which will likely cause the price of our common stock to decline.

ADDITIONAL FUNDING WILL BE DILUTIVE TO STOCKHOLDERS OR MAY IMPOSE OPERATIONAL RESTRICTIONS.

Any additional equity financing will be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility. If additional funds are raised through the issuance of equity securities or securities convertible into or exercisable for equity securities, the percentage ownership of our then existing stockholders will be reduced. These stockholders may experience additional dilution in net book value per share and any additional equity securities may have rights, preferences and privileges senior to those of the holders of our common stock.

WE RELY ON TRAFFIC TO OUR WEBSITE FROM SEARCH ENGINES SUCH AS GOOGLE, YAHOO! AND BING. IF OUR WEBSITE FAILS TO RANK PROMINENTLY IN UNPAID SEARCH RESULTS, TRAFFIC TO OUR WEBSITE COULD DECLINE AND OUR BUSINESS WOULD BE ADVERSELY AFFECTED.

Our success depends in part on our ability to attract users through unpaid Internet search results on search engines such as Google, Yahoo! and Bing. The number of users we attract to our website from search engines is due in large part to how and where our website ranks in unpaid search results. These rankings can be affected by a number of factors, many of which are not in our direct control, and they may change frequently. For example, a search engine may change its ranking algorithms, methodologies or design layouts. As a result, links to our website may not be prominent enough to drive traffic to our website, and we may not be in a position to influence the results. In some instances, search engine companies may change these rankings in order to promote their own competing products or services or the products or services of one or more of our competitors. We believe that other websites have experienced fluctuations in search result rankings in the past, and we anticipate fluctuations in the future. Any reduction in the number of users directed to our website could adversely impact our business and results of operations.

We expect that Google in particular will be the most significant source of traffic to our website. Our success will depend on our ability to maintain a prominent presence in search results for queries regarding local cannabis related businesses on Google. Google may remove links to our website from portions of its web search product, and may promote its own competing services, including Google’s local services, in its search results. Given the large volume of traffic to our website we are expecting from Google and the importance of the placement and display of results of a user’s search, if Google were to take any of these actions in the future, there could be a substantial negative effect on our business and results of operations.

IF USERS DO NOT VALUE THE QUALITY AND RELIABILITY OF THE CONTENT THAT WE DISPLAY ON OUR PLATFORM, THEY MAY STOP OR REDUCE THE USE OF OUR SERVICES, WHICH COULD ADVERSELY IMPACT THE GROWTH OF OUR BUSINESS.

Our success depends on the quality of the reviews and other content that we show on our platform, including whether they are helpful, up-to-date, unbiased, relevant, and reliable. If users do not value the content on our platform, they may stop or reduce the use of our services, and traffic to our websites will decline. If our user traffic declines, our advertisers may stop or reduce the amount of advertising on our platform. As a result, our business could be negatively affected if we fail to obtain high quality content, or if the content we display is perceived to be unhelpful, out-of-date, biased, irrelevant, or unreliable. We must therefore ensure that our services and features are attractive to users, and encourage them to contribute. In addition, users who contribute content to our platform may provide content to our competitors or subsequently remove their content from our platform. If they do so, the value of our content may decline relative to other available services, and our business may be harmed.

While we attempt to filter or remove content that may be offensive, biased, unreliable or otherwise unhelpful, we cannot guarantee the effectiveness or adequacy of these efforts. If we fail to filter or remove a significant amount of content that is biased, unreliable, or otherwise unhelpful, or if we mistakenly filter or remove a significant amount of valuable content, our reputation and brand may be harmed, users may stop using our services and our business and results of operations could be adversely affected.

OUR PRINCIPAL STOCKHOLDERS OWN A LARGE PERCENTAGE OF OUR VOTING STOCK AND COULD DELAY OR PREVENT A CHANGE IN OUR CORPORATE CONTROL OR OTHER ACTIONS REQUIRING STOCKHOLDER APPROVAL, EVEN IF FAVORED BY OUR OTHER STOCKHOLDERS.

Immediately prior to this offering, our directors and principal stockholders Kae Yong Park, and John Lemak (and affiliated entities ), and affiliates beneficially owned approximately 54.9 % of our outstanding common stock (includes warrants to purchase 10,130,285 shares of common stock). These stockholders together could effectively control all matters requiring approval by our stockholders, including the election of all directors and approval of significant corporate transactions.

THERE HAS BEEN VIRTUALLY NO PUBLIC MARKET FOR OUR COMMON STOCK, AND ITS PRICE HAS BEEN AND IS EXPECTED TO BE HIGHLY VOLATILE.

There has been virtually no public market for our common stock, and we cannot assure you that an active public market for our common stock will develop or be sustained in the future. Our common stock is quoted in the over the counter market (OTCQB), the market for which is highly illiquid and the quoted price of our common stock is likely not indicative of the underlying value of our common stock.

The market price of our common stock has been and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to a number of factors, some of which are beyond our control, including:

•announcements of technological innovations or new services by us or our competitors;

•demand for our services;

•fluctuations in revenues/expenses;

•changes in our pricing policies or those of our competitors;

•changes in government regulations;

•quarterly variations in our operating expenses;

•our technological capabilities to accommodate any future growth in our operations or our customers; and

•imbalances between the supply and demand for shares of common stock in the over the counter market.

Further, the stock market has experienced significant price and volume fluctuations that have particularly affected the market price of the stock of many internet-related companies, and that often have been unrelated or disproportionate to the operating performance of these companies. Market fluctuations such as these may seriously harm the market price of our common stock. In the past, securities class action suits have been filed following periods of market volatility in the price of a company's securities. If such an action were instituted, we would incur substantial costs and a diversion of management attention and resources, which would seriously harm our business, results of operations and financial condition.

FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE.

Sales of a large number of shares of our common stock in the market after this offering, or the belief that these sales could occur, could cause a significant drop in the market price of our common stock. Of the 130,578 ,741 shares we had outstanding as of July 23 , 2018, approximately 36,610,133 shares will become freely tradable upon the effectiveness under the Securities Act of the Registration Statement of which this prospectus forms a part. Consequently, the price of our common stock could drop substantially following the effectiveness of the Registration Statement of which this prospectus forms a part.

WE DO NOT INTEND TO PAY DIVIDENDS.

We have not declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to fund growth and, therefore, do not expect to pay any dividends in the foreseeable future. See "Dividend Policy" for additional information regarding our dividend policy.

BECAUSE WE EXPECT TO DERIVE SUBSTANTIALLY ALL OF OUR FUTURE REVENUE FROM DIRECTORY LISTING FEES FOR OUR SERVICES AS WELL AS ADVERTISING FEES FROM OUR WEBSITES/PORTALS, ANY FAILURE OF THESE SERVICES TO SATISFY CUSTOMER DEMANDS OR TO ACHIEVE WIDESPREAD MARKET ACCEPTANCE WILL SERIOUSLY HARM OUR BUSINESS.

We expect that our revenues will come from listing fees from our cannabis related directories, as well as from advertising fees from such directories. We currently have no subscribers and only a de minimis amount of advertising revenue. Our ability to generate revenues depends on our ability to secure paid directory listings and establish our advertiser base. To do so, we must convince prospective advertisers of the benefits of our services. We must also convince prospective advertisers that our advertising services work to their benefit. Many of these businesses are more accustomed to using more traditional methods of advertising, such as newspapers or print yellow pages directories. Failure to establish our subscriber/advertiser base will harm our business.

We expect that advertisers will not typically have long-term obligations to purchase our services. In addition, we expect to rely heavily on advertising spending by small and medium-sized local businesses, which have historically experienced high failure rates and often have limited advertising budgets. As a result, we may experience attrition in our advertisers in the ordinary course of business resulting from several factors, including losses to competitors, lower priced competitors, perceptions that our advertising solutions are unnecessary or ineffective, declining advertising budgets, closures and bankruptcies. We must continually add new subscribers/advertisers both to replace advertisers who choose not to renew their advertising or who go out of business, or otherwise fail to fulfill their advertising contracts with us, and to grow our business. Our advertisers’ decisions to renew depend on a number of factors, including the degree of satisfaction with our services and their ability to continue their operations and spending levels. The ratings and reviews that businesses receive from our users may also affect advertising decisions by current and prospective advertisers. For instance, favorable ratings and reviews, on the one hand, could be perceived as obviating the need to advertise, and unfavorable ratings and reviews, on the other, could discourage businesses from advertising to an audience they perceive as hostile or cause them to form a negative opinion of our services and user base which could discourage them from doing business with us.

If our advertisers increase their rates of non-renewal or if we experience significant advertiser attrition or contract breach, or if we are unable to attract new advertisers in numbers greater than the number of advertisers that we lose, our client base will decrease and our business, financial condition and results of operations would be harmed.

We may be unable to attain a sufficient number of subscribers and/or advertising customers to achieve our business objectives and we cannot assure you that sufficient numbers of subscribers and/or advertising customers will be acquired to achieve profitability. If we are unable to obtain a significant number of subscribers and/or advertising customers for our websites/portals, we will not realize the revenues we are expecting and there will be a material adverse effect on our business, results of operations and financial condition. As a result, if for any reason revenues from our cannabis directory related services or advertising do not materialize as rapidly as we anticipate, our operating results and our business will be significantly impaired. If our cannabis related directories or advertising services fail to meet the needs of our target customers, or if it does not compare favorably in price and performance to competing services, our growth will be limited.

Our services may not achieve market acceptance. Our future financial performance also will depend, in part, on our ability to diversify our offerings by successfully developing, introducing and gaining customer acceptance of new services. We cannot assure you, however, that we will be successful in achieving market acceptance of any new services that we bring to market or that we will be able to secure contracts for paid directory listings/advertising on our Websites/Portals. Furthermore, there is a possibility that diversifying our existing offerings could harm our business, results of operations and financial condition.

THE MARKET FOR OUR SERVICES IS EMERGING, AND IF WE ARE NOT SUCCESSFUL IN PROMOTING AWARENESS OF OUR SERVICES, OUR BUSINESS WILL NOT SUCCEED.

Although legalization of marijuana is a relatively recent development, there has been a great deal of public focus on legalization for both recreational and medicinal purposes. Although we believe that cannabis related businesses are acutely aware of the need to market their products and services, in order for us to attract subscribers to our directories and paid advertising customers, we need to actively promote these services, so as to increase awareness and acceptance of these services. In addition, there may be a time-limited opportunity to achieve and maintain a significant share of the market for these services due in part to the emerging nature of these markets and the substantial resources available to our existing and potential competitors.

At this time, we do not have the capital necessary to promote and market our services, so we cannot assure you that we will be successful in this effort. If we are not successful in promoting market awareness and acceptance of our cannabis related directory and advertising services, we will not succeed in implementing our business plan. If cannabis related businesses do not recognize the need to market their products, then the market for our cannabis related directory and advertising services may develop more slowly than we expect, which could adversely affect our operating results. Developing and maintaining awareness of our cannabis related directory and advertising services is critical to achieving widespread acceptance of our services. Furthermore, we believe that the importance of product awareness will increase as competition in our market develops. Successful promotion of our services will depend largely on the effectiveness of our marketing efforts and on our ability to develop reliable and useful services, at competitive prices.

If we fail to successfully promote our services, due to a lack of capital or otherwise, or if our expenses to promote and maintain such services are greater than anticipated, our results of operations and financial condition will suffer.

WE FACE COMPETITION FROM BETTER ESTABLISHED COMPANIES THAT MAY HAVE SIGNIFICANTLY GREATER RESOURCES, WHICH COULD PREVENT US FROM GENERATING REVENUE OR ACHIEVING PROFITABILITY.

Currently, the Company’s primary online competitors are Weedmaps and Leafly, each an online directory of medical marijuana dispensaries and doctors , and Match.com, latinopeoplemeet.com, my420mate.com, 420singles.com, jdate.com/en-us, blackpeoplemeet.com, each online dating applications. With 45 brands, including Tinder and Plenty of Fish, Match. Com is the largest group of dating sites in the word. Competition in the online dating space is primarily about marketing and originality and we believe the Crush apps group is among the more appealing of the smaller apps in the dating space. With the Joint Lovers app, Crush has the advantage of advertising and marketing on our 15 owned or affiliated web sites.

Neither Weedmaps nor Leafly currently serve the legal recreational market. Accordingly, we consider these companies a competitor only with respect to medical dispensaries/doctors, and not otherwise. Currently, our competitors are much larger than we are and have substantially greater financial resources than we do. Once we attain a high level of traffic to our websites , of which there can be no assurance, we believe that we will be able to compete effectively against these companies with respect to medical dispensaries/doctors, as we expect our pricing to be much lower than that offered by either of them. The Company is not currently aware of any other online directory of cannabis related products and services.

Many of our current and potential competitors enjoy substantial competitive advantages, such as:

•higher levels of internet traffic

•greater name recognition and larger marketing budgets and resources;

•established marketing relationships and access to larger customer bases; and

•substantially greater financial, technical and other resources.

As a result, these competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. For all of the foregoing reasons, we may not be able to compete successfully against our current and future competitors.

WE MAY NOT BE SUCCESSFUL IN SECURING LISTING RENEWALS, IN WHICH CASE OUR REVENUES AND OPERATING RESULTS WILL BE ADVERSELY AFFECTED.

Our future success depends in part on achieving substantial revenue from listing fees for our cannabis related directory services. We anticipate that any listing fees for these cannabis related directory services will run on a monthly or annual renewal cycle. Our customers will have no obligation to renew their listings upon expiration of the monthly or annual renewal cycle. We cannot assure you that we will generate significant revenue from renewals. In order to achieve our long term revenue objectives, we will need to build a sizable base of customers that renew their listings at the end of each cycle. To date, we have not been able to build a meaningful customer base. If we are unable to sell significant renewals, there will be a material adverse effect on our long term revenue potential and our operating results.

OUR TECHNOLOGY MAY FAIL TO KEEP PACE WITH THE RAPID CHANGE ASSOCIATED WITH THE INTERNET.

The success of our cannabis related directories/web portals will depend on the functionality and reliability of the technology incorporated into our websites/portals. Ongoing evolution of the Internet and search technologies will require us to continually improve the functionality, features and reliability of our technology. Any failure of our technology to keep pace with the rapid growth and technological change of the Internet/search technologies will impair the market acceptance of our directory and advertising services, which in turn will harm our business, results of operations and financial condition.

OUR EXISTING PERSONNEL AND INFRASTRUCTURE RESOURCES HAVE BEEN STRAINED BY OUR RECENT BUSINESS ACTIVITIES, AND IF WE ARE UNABLE TO IMPLEMENT APPROPRIATE CONTROLS AND PROCEDURES TO MANAGE THESE ACTIVITIES, WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

Due to a lack of operating capital, we have been forced to reduce our staffing levels, which has placed, and will continue to place, a strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our management and other personnel to manage our operational activity effectively. This will require us to hire and train additional personnel to manage our operations, for which we do not currently have the necessary capital. In addition, we will be required to continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage any future operational growth, implementation of our business plan will be materially and adversely affected.

THE LOSS OF KEY EMPLOYEES AND TECHNICAL PERSONNEL OR OUR INABILITY TO HIRE ADDITIONAL QUALIFIED PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

Our success depends in part upon the continued service of our senior management personnel, including our EVP, John Venners, who is on an interim basis acting as our ranking executive officer. Our success will also depend on our future ability to attract and retain highly qualified technical, managerial and marketing personnel. The market for qualified personnel has historically been, and we expect that it will continue to be, intensely competitive. We cannot assure you that we will continue to be successful in attracting or retaining such personnel. The loss of certain key employees, such as our EVP or future President/CEO, or our inability to attract and retain other qualified employees could have a material adverse effect on our business.

IF WE ACQUIRE ANY COMPANIES OR TECHNOLOGIES IN THE FUTURE, THEY COULD PROVE DIFFICULT TO INTEGRATE, DISRUPT OUR BUSINESS, DILUTE STOCKHOLDER VALUE AND ADVERSELY AFFECT OUR OPERATING RESULTS.

We may acquire or make investments in complementary companies, services and technologies in the future. For example, as disclosed elsewhere herein, we have entered into a definitive agreement to acquire a company that develops online dating applications. We have not consummated any acquisitions or investments to date, and therefore our ability as an organization to make acquisitions or investments is unproven. Acquisitions and investments involve numerous risks, including:

•difficulties in integrating operations, technologies, services and personnel;

•diversion of financial and management resources from existing operations;

•risk of entering new markets;

•potential loss of key employees; and

•inability to generate sufficient revenues to offset acquisition or investment costs.

In addition, if we finance acquisitions by issuing convertible debt or equity securities, or use our securities as acquisition currency, our existing stockholders percentage interest in the company will be diluted which could affect the market price of our stock. As a result, if we fail to properly evaluate and execute acquisitions or investments, our business and prospects may be seriously harmed.

BECAUSE COMPETITION FOR OUR TARGET EMPLOYEES IS INTENSE, WE MAY NOT BE ABLE TO ATTRACT AND RETAIN THE HIGHLY SKILLED EMPLOYEES WE NEED TO SUPPORT OUR PLANNED GROWTH.

To execute our business plan, we must attract and retain highly qualified personnel. We need to hire additional personnel in virtually all operational areas, including sales and marketing, operations and technical support, customer service and administration. Competition for these personnel is intense, especially for persons with high levels of experience in designing and developing Internet-related services. We cannot assure you that we will be successful in attracting and retaining qualified personnel. All of the companies with which we compete for experienced personnel have greater resources than we currently have. If we fail to attract new personnel or retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, AND THESE FLUCTUATIONS MAY CAUSE OUR STOCK PRICE TO FALL.

Our quarterly operating results will likely vary in the future as a result of fluctuations in any revenues and operating expenses. Subject to receipt of additional funding, we expect that our operating expenses will increase substantially in the future as we expand our selling and marketing activities, increase our website development efforts and hire additional personnel. In addition, our operating expenses may fluctuate in the future, as a result of the following factors, among others:

•a concentration of marketing expenses for activities such as trade shows and advertising campaigns;

•a concentration of general and administrative expenses, such as recruiting expenses and professional services fees; and

•a concentration of website development costs.

As a result, it is possible that in some future periods, our results of operations may be below the expectations of current or potential investors. If this occurs, the price of our common stock will likely decline.

BECAUSE WE EXPECT TO RECOGNIZE REVENUE FROM ANY FUTURE FEES FOR DIRECTORY LISTINGS RATABLY OVER THE TERM OF THE LISTING AGREEMENT, DOWNTURNS IN SALES MAY NOT BE IMMEDIATELY REFLECTED IN OUR REPORTED REVENUES.

We expect that a substantial portion of our future revenues will come from listing fees from our cannabis related directories (although we currently are not realizing any revenue from this service). Prospective customers will have the option to list on a monthly or an annual basis and may or may not renew their listings at the end of the period. For annual listings, we will bill customers for the entire listing period and would then recognize revenue from those annual listings over the terms of the listing period. As a result, we anticipate that a significant portion of any revenues we report in future quarters will be deferred revenue from listing agreements entered into and paid for during previous quarters. Because of this deferred revenue, the revenues we report in any quarter or series of quarters may mask significant downturns in sales and the market acceptance of our cannabis related directories.

WE MAY BE SUED BY THIRD PARTIES FOR ALLEGED INFRINGEMENT OF THEIR PROPRIETARY RIGHTS.

The Internet industries are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of patent infringement or other violations of intellectual property rights. As the number of entrants into our market increases, the possibility of an intellectual property claim against us grows. Our technologies and services may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time-consuming and expensive to litigate or settle, and could divert management attention from executing our business plan and thus could have a material adverse effect on our business, results of operations and financial condition.

WE MAY NOT BE ABLE TO DEVELOP ACCEPTABLE NEW SERVICES OR ENHANCEMENTS TO OUR EXISTING SERVICES AT A RATE REQUIRED BY OUR RAPIDLY CHANGING MARKET.

Our future success depends on our ability to develop new services or enhancements to our existing services that keep pace with rapid technological developments and that address the changing needs of our customers. We will need to continuously modify and enhance our technologies to keep pace with changes in internet-related software, browser and search engine technologies. We may not be successful in either developing such services or timely introducing them to the market. Currently, due to lack of operating capital, we do not have the personnel needed to rapidly develop new services or enhancements to existing services. In addition, uncertainties about the timing and nature of new technologies, or modifications to existing technologies, could increase our research and development expenses. The failure of our services to operate effectively with existing and future technologies will limit or reduce the market for our services, result in customer dissatisfaction and seriously harm our business, results of operations and financial condition.

OTHER VENDORS MAY DEVELOP SERVICES SIMILAR TO OURS, AND THEREBY REDUCE DEMAND FOR OUR SERVICES.

In the future, search engine providers may enhance or develop services that include functions that are currently provided by our services. If users of our directories are able to effectively locate cannabis related products and services through advanced search engine applications, the demand for our and services could decrease. Furthermore, even if our technology provides greater functionality and is more effective than services offered by search engine companies, potential customers might accept this limited functionality in lieu of purchasing enhancements of our services.

OUR SYSTEMS MAY BE VULNERABLE TO SECURITY RISKS OR SERVICE DISRUPTIONS THAT COULD HARM OUR BUSINESS.

The servers we utilize are vulnerable to physical or electronic break-ins and service disruptions, which could lead to interruptions, delays, loss of data or the inability to process searches. Such events could be very expensive to remedy, could damage our reputation and could discourage existing and potential customers from using our services. We may experience break-ins in the future. Any such events could substantially harm our business, results of operations and financial condition.

BECAUSE OUR SYSTEMS ARE COMPLEX AND MAY BE DEPLOYED IN A WIDE VARIETY OF ENVIRONMENTS, THEY MAY HAVE ERRORS OR DEFECTS THAT USERS IDENTIFY AFTER DEPLOYMENT, WHICH COULD HARM OUR REPUTATION AND OUR BUSINESS.

Systems as complex as ours frequently contain undetected errors when first introduced or when new versions or enhancements are released. We have from time to time found errors/defects in our systems, and we may find such errors/defects in the future. The occurrence of errors/defects could adversely affect sales of our services and divert the attention of web development personnel from our website development efforts and cause significant customer relations problems.

RISKS RELATED TO OUR INDUSTRY

EVOLVING REGULATION OF THE CANNABIS INDUSTRY MAY AFFECT US ADVERSELY.

The state laws, rules and regulations governing the possession, use, sale and distribution of cannabis and products which may contain cannabis are constantly changing and evolving. Currently, the medicinal use of cannabis has been legalized in 29 states and Washington D.C. and 8 of the 29 states, comprised of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon, and Washington, plus the District of Columbia, have approved recreational consumer use of marijuana; but, pursuant to the federal Controlled Substances Act (“CSA”), the possession, use, sale and distribution of cannabis for recreational or medicinal purposes remains unauthorized and illegal. However, the state laws which authorize and regulate (or prohibit) the possession, use, sale and distribution of cannabis, as well as the federal laws prohibiting the same do not currently apply to our business as we are not engaged or participating in the possession, cultivation, sale or distribution of cannabis or products which may contain cannabis. After consultation with special legal counsel regarding laws and regulation governing the possession, use, sale and distribution of cannabis and products which may contain cannabis, we do not believe that our business (online directories for businesses engaged in the lawful sale and distribution of cannabis and hemp related products) constitutes us engaging or participating in the possession, cultivation, sale or distribution of cannabis or products which may contain cannabis. Our business is no different than a search engine (such as Google) that identifies companies engaged in the lawful sale of cannabis products.

Nevertheless, as the cannabis industry continues to evolve, increased regulation and oversight by local, state and federal agencies is likely. For example, more stringent local or state regulation of the cannabis industry could adversely affect the industry which would in turn adversely affect our business. In addition, because the industry is in its infancy, the enforcement of the CSA as it relates to those using and engaging in the cannabis industry, by the Department of Justice, also remains an area of uncertainty. For example, although we do not believe it probable, if the US Federal Government were to enforce the CSA on a nationwide basis, the cannabis industry would in effect be abolished, which would have a material and adverse effect on our business, rendering us unable to continue as a going concern.

EVOLVING REGULATION OF THE INTERNET AND CELLULAR INDUSTRIES MAY AFFECT US ADVERSELY.

There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concerning data protection that could affect us. Imposition of Internet and cellular use or other charges imposed by government agencies or by private organizations for accessing the Internet and cellular services could have a negative impact on our business. Laws and regulations applying to the solicitation, collection or processing of personal or consumer information could affect our activities. Furthermore, any regulation imposing additional fees for Internet or cellular use could result in a decline in the use and viability of Internet and cellular communications, which could have a material adverse effect on our business, results of operations and financial condition.

THE SUCCESS OF OUR BUSINESS DEPENDS IN PART ON THE CONTINUED GROWTH AND ACCEPTANCE OF THE INTERNET AND CELLULAR TECHNOLOGY AS INFORMATION GATHERING TOOLS.

Our revenues will depend in part on the continued acceptance of the Internet and cellular services as information gathering tools for individuals. The internet and cellular systems may not continue to be viable media due to inadequate development of the necessary infrastructure, or timely development of complementary products, such as high-speed modems. Additionally, the Internet and cellular systems could be adversely affected as information tools due to delays in the development or adoption of new standards and protocols to handle increased demands of internet/cellular activity, security, reliability, cost, ease-of-use, accessibility, and interest in internet usage and quality-of-service. If the internet and cellular services do not continue to be widespread informational media, demand for our Internet based directory and advertising services could be significantly reduced, which could have a material adverse effect on our business, results of operations and financial condition.

DIVIDEND POLICY

We have not declared or paid cash dividends on shares of our capital stock. We currently intend to retain any earnings to develop and expand our business, and do not anticipate paying cash dividends in the foreseeable future. Any future determination with respect to the payment of dividends will be at the discretion of our board of directors and will depend upon, among other things, our operating results, financial condition and capital requirements, the terms of then-existing indebtedness, general business conditions and other factors our board of directors deems relevant.

USE OF PROCEEDS

The proceeds from the resale of the Shares under this prospectus are solely for the account of the Selling Stockholders. Accordingly, we will receive no proceeds from this offering.

SELLING SECURITY HOLDERS

The Company has included in this prospectus up to 36,610,133 shares, which are comprised of the following shares of Common Stock: (i) 6,000,000 shares of the 78.5 million issued in a private transaction to Kae Yong Park on or about June 23, 2014, as consideration for the acquisition of approximately 7,500 cannabis related internet domain names (See Note 1 to the audited financial statements for the year ended December 31, 2016), (ii) 741,000 shares issued in private transactions at a per share price of $0.25 between March 12, 2014 and February 5, 2015; (iii) 75,000 shares issued in private transactions at a per share price of $0.20 between March 17, 2015 and March 18, 2015; (iv) 810,000 shares issued on April 16, 2014 in private transactions for the exchange of previous investment shares at a per share price of $0.25; (v) 113,800 shares of common stock as payment for finders fees on equity sales totaling $28,450 at a per share price of $0.25 between March 31, 2014 and January 1, 2015; (vi) 1,000,000 shares issued in private transaction at a per share price of $0.025 on April 10, 2017 (vii) 1,631,660 shares issued to a vendor as settlement of a $163,166 payable; (viii) 1,850,000 shares issued as settlement of a lawsuit; and (ix) 27,019,333 aggregate shares of common stock transferred by Kae Yong Park between August 14, 2014 and January 5, 2017, of which 2 million shares were gifted to two individuals and 25,019,333 were sold in private transactions to multiple investors in transactions to which the Company was not party.

See “Description of Securities to be Registered.”

Each investor in a private placement represented to us that it was an accredited investor and that it was acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the Securities Act or any applicable state securities laws.

The following table sets forth certain information regarding the Selling Stockholders, the Shares that may be offered by this prospectus, as well as other shares of Common Stock beneficially owned by them as of July 23 , 2018. Selling Stockholders may offer Shares under this prospectus from time to time and may elect to sell none, some or all of the Shares set forth below. As a result, we cannot estimate the number of Shares of Common Stock that a Selling Stockholder will beneficially own after termination of sales under this prospectus. However, for the purposes of the table below, we have assumed that, after completion of the offering, none of the Shares covered by this prospectus will be held by the Selling Stockholders. In addition, a Selling Stockholder may have sold, transferred or otherwise disposed of all or a portion of that holder’s Shares since the date on which they provided information for this table. We are relying on the Selling Stockholders to notify us of any changes in their beneficial ownership after the date they originally provided this information. See “Plan of Distribution.” Unless otherwise disclosed in the footnotes to the table below, except for the ownership of the Common Stock, the Selling Stockholders have not had any material relationship with us within the past three years. To the best of our knowledge, none of the Selling Stockholders are broker-dealers or affiliates of a broker-dealer.

Selling Stockholder (1)	Number of Shares Beneficially Owned before Offering	Number of Shares Covered by This Prospectus	Number of Shares Beneficially Owned After Offering (2)	Percentage of Shares Beneficially Owned After Offering (3)

Alan R Davidson Revoc. Trust (4)	604,800	604,800	-	*
Ayres, Colby	100,000	100,000	-	*
Baer, Scott	220,000	220,000	-	*
Baker, Elmer Jr.	58,333	58,333	-	*
Barragan, James	1,000,000	1,000,000	-	*
Barth, Lauren	100,000	100,000	-	*
Bhambani, Niranjan	500,000	500,000	-	*
Davidson, Margaret	40,000	40,000	-	*
Downey, Patricia	100,000	100,000	-	*
Enimoto, Hindeharu	500,000	500,000	-	*
Enos, Brian	100,000	100,000	-	*
Feinstein, Stanley	70,000	70,000	-	*
French, James Harold Jr.	200,000	200,000	-	*
Financial Trading Consultants Pension Plan (7)	982,833	897,833	85,000	*
Goodman, Robyn	100,000	100,000	-	*
Gorman, Dennis	100,000	100,000	-	*
Gorman, John	100,000	100,000	-	*
Grossman, Carrie	50,000	50,000	-	*
Grossman, Lisa	50,000	50,000	-	*
Grossman, Judy	200,000	200,000	-	*
Grossman Robin	40,000	40,000	-	*
Grossman, Walter	50,000	50,000	-	*
Hardt, Herbert	180,000	180,000	-	*
Hamp America Media Group, LLC	150,000	150,000	-	*
Hughes, Kurtis	1,906,500	1,906,500	-	*
Lemak, Lacy	1,000,000	1,000,000	-	*
Lubovich, Kevin	140,000	140,000	-	*
Meltzer, Deborah	109,000	109,000	-	*
Merger Masters International Pension Plan (7)	1,374,833	897,833	477,000	*
Moni, Charles	200,000	200,000	-	*
Palmer, Sarah	245,000	245,000	-	*
Park, Kae (5)	23,590,932	6,000,000	17,590,932	13.50%
Paul, Cliff	1,000,000	500,000	500,000	*
Postlethwait, Daniel	100,000	100,000	-	*
Postlethwait, Randall	100,000	100,000	-	*
Recine, Savino and Maxi	57,500	57,500	-	*
Rogers, Ramse and William	40,000	40,000	-	*
Rogers, William	50,000	50,000	-	*
Rogers, William John II	400,000	400,000	-	*
Sandor Capital Master Fund (6)	40,505,305	4,489,000	36,016,305	27.60%
Schleifer, Dr. David	310,000	310,000	-	*
Schleifer, Peter	100,000	100,000	-	*
Shapiro, Howard	5,819,334	2,204,334	3,615,000	2.80%
St.Vincent, Patricia Ann	150,000	150,000	-	*
Stahl, Steve	200,000	200,000	-	*
Takahashi, Yumiko	350,000	350,000	-	*
Troggio, Dennis	1,300,000	1,300,000	-	*
Tumbleweed Holdings, Inc.	1,850,000	1,850,000	-	*
Venners, John (8)	3,000,000	2,000,000	1,000,000	0.80%

Venners, Theodore	500,000	500,000	-	-
Viera, Maximiliano	250,000	250,000	-	*
Winters, Marshall	500,000	500,000	-	*
Winterwalk Capital LLC(9)	9,000,941	4,500,000	4,500,941	3. 4%
Zimmerman, Jeffrey	650,000	650,000	-	*

	100,395,311	36,610,133	63,785,178

*Represents less than 1.0%.

(1)If required, information about other selling security holders, except for any future transferees, pledgees, donees or successors of Selling Stockholders named in the table above, will be set forth in a prospectus supplement or amendment to the registration statement of which this prospectus is a part. Additionally, post-effective amendments to the registration statement will be filed to disclose any material changes to the plan of distribution from the description contained in the final prospectus.

(2)This number assumes the sale of all Shares offered by this prospectus.

(3)This percentage is based upon 130,578 ,741 shares of Common Stock outstanding as of July 23 , 2018.

(4)Alan R. Davidson has voting and investment control over the shares held by the trust.

(5)Kae Yong Park is a significant shareholder.

(6)Sandor Capital Master Fund is a significant shareholder, which is controlled by John Lemak. Includes currently exercisable warrants to purchase 10,130,285 shares.

(7)Howard Shapiro is Trustee of, and as such, has full voting and investment control over all shares held by Financial Trading Consultants Pension Plan and Merger Masters International Pension Plan.

(8)John Venners is our former President and is our EVP and a member of our board of directors. He is also President and a director of Kuboo, Inc., a significant shareholder.

(9)Includes shares owned of record by Wealthcorp, LLC, Winterwalk, LLC and Christopher Walkup, who is a managing member of each of Wealthcorp, LLC and Winterwalk, LLC.

Under applicable SEC regulations, the person who has voting and/or investment control over the shares held by an entity are deemed to be the beneficial owner of the shares of common stock held of record by such entity.

PLAN OF DISTRIBUTION

The Shares offered by this prospectus may be sold by the Selling Stockholders. Such sales may be made in one or more transactions at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, and may be made in the over-the-counter market or any exchange on which our Common Stock may then be listed, or otherwise. In addition, the Selling Stockholders may sell some or all of the Shares through:

•a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•negotiated transactions;

•in a combination of any of the above methods of sale; or

•any other method permitted under applicable law.

The Selling Stockholders may also engage in short sales against the box, puts and calls and other hedging transactions in the Shares or derivatives of the Shares and may sell or deliver the Shares in connection with these trades. For example, the Selling Stockholders may:

•enter into transactions involving short sales of our Common Stock by broker-dealers;

•sell our Common Stock short themselves and redeliver any portion of the Shares to close out their short positions;

•enter into option or other types of transactions that require the Selling Stockholder to deliver Shares to a broker-dealer, who will then resell or transfer the Shares under this prospectus; or

•loan or pledge Shares to a broker-dealer, who may sell the loaned Shares or, in the event of default, sell the pledged Shares.

There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them.

The Selling Stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the Selling Stockholders may allow other broker-dealers to participate in resales. However, the Selling Stockholders and any broker-dealers involved in the sale or resale of the Shares may qualify as “underwriters” within the meaning of the Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act.

The Selling Stockholder(s) will be subject to the prospectus delivery requirements of the Securities Act, unless exempted therefrom.

In addition to selling the Shares under this prospectus, the Selling Stockholders may:

•transfer their Shares in other ways not involving market makers or established trading markets, including, but not limited to, directly by gift, distribution, privately negotiated transactions in compliance with applicable law or other transfer; or

•sell their Shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144. Each Selling Stockholder will bear all expenses with respect to the offering of the Shares by such Selling Stockholder.

Each Selling Stockholder will be subject to the applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our Common Stock by the Selling Stockholders.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell the Shares from time to time under this prospectus after an amendment has been filed under Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as “Selling Stockholders” under this prospectus.

The Selling Stockholders also may transfer the Shares in other circumstances, in which case the respective pledgees, donees, transferees or other successors in interest may be the selling beneficial owners for purposes of this prospectus and may sell such Shares from time to time under this prospectus after an amendment or supplement has been filed under Rule 424(b) or other applicable provision of the Securities Act amending or supplementing the list of Selling Stockholders to include the pledge, transferee or other successors in interest as “Selling Stockholders” under this prospectus.

We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the Shares.

We will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the resale of the Shares. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Once sold under the registration statement of which this prospectus is a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Description of Capital Stock

The following is a summary of the rights of our capital stock and certain provisions of our articles of organization, as amended, and by-laws. For more detailed information, please see our articles of organization, as amended, and by-laws filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

Our authorized capital stock currently consists of 200 million shares of common stock.

As of July 23 , 2018, we had 130,578 ,741 shares of common stock outstanding, held of record by approximately 200 shareholders.

Description of Common Stock

Voting

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. An election of directors by our shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote on the election.

Dividends

Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors. We have no current intention to pay dividends.

Liquidation and Dissolution

In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

BUSINESS

Our Company

Northsight Capital, Inc. is a Nevada Corporation formed in May, 2008. We were originally formed to engage in the business of marketing, developing, and producing unique, proprietary water products. We abandoned this business in 2008. Since then and until February 2014, we were a “shell company” within the meaning of applicable securities laws as we had no operations and our business was comprised of seeking acquisition candidates. We commenced limited operations during the quarterly period ended March 31, 2014. During the quarter ended March 31, 2014, we raised capital, hired employees and entered into various agreements, including to develop our website and to acquire approximately 7,500 internet domain names. On June 23, 2014, the Company completed the acquisition of approximately 7,500 cannabis related Internet domain names from Kae Yong Park, an individual who became our majority shareholder as a result of the acquisition. Currently, we own approximately 1,276 cannabis related internet domain names. In consideration of the acquisition of the 7,500 cannabis related Internet domain names from Kae Park, the Company:

•Issued an aggregate of 78.5 million shares of its common stock to Ms. Park;

•Issued her a promissory note in the principal amount of $500,000. The note was amended and restated to provide that the first $100,000 installment payment due under the Note would be made July 25, 2014 (earlier than required), in exchange for which Kae Yong Park agreed to waive all interest due over the term of the note. Kae Yong Park has waived the requirement that the Company pay the $100,000 due under the Amended and Restated Note, until August 25, 2014. Such $100,000 has since been paid to Ms. Park. The remaining balance of $400,000 is payable in thirty-six equal monthly installments, commencing on the fifteenth day following the first month the Company realizes at least $150,000 in gross revenue;

•Agreed to pay a monthly royalty equal to the product of (i) six percent (6%) and (ii) the excess of the gross monthly revenue over $150,000. The royalty payment shall be payable for a period of thirty-six months from and after the first month in which the Company’s gross revenues are in excess of $150,000.

In addition, Ms. Park was required to provide such consulting services as the Company may require during the twelve month period following the closing of the acquisition. In consideration for these services, the Company is required to pay the Ms. Park $9,500 per month, for a period of twelve months, commencing on the closing date and, on the first of each month thereafter. Ms. Park is also entitled to “piggyback” registration rights on the Securities Act registration statement of which this prospectus is a part, with respect to eight million shares of common stock issued to the seller. The Company is obligated to bear all registration expenses of such piggyback registration, other than underwriting discounts and commissions and any legal fees incurred by the seller.

The Company was previously a “shell company” within the meaning of applicable securities laws. The Company has ceased to be a “shell company” within the meaning of applicable securities laws in that the Company has raised capital, hired employees, leased space, acquired domain names, including prior to the acquisition described herein, engaged consultants and advisors, completed the construction and launch of several web portals, including “WeedDepot.com” and “TheMarijuanaCompanies.com”, conducted sales and marketing related activities, and negotiated vendor relationships.

Subject to receipt of sufficient funding, which we currently do not have, we intend to build additional of websites/portals around our domain names. Certain of our websites/portals will serve as directories for businesses engaged in the lawful sale and distribution of cannabis and hemp related products and services. To date we have completed and launched nine cannabis related websites, as described below. As noted below, subject to the receipt of additional funding, we intend to complete and launch an additional three cannabis related websites.

Products and Services

The Company’s principal business is to provide a variety of online directories for a broad range of businesses engaged in the lawful sale and distribution of cannabis and hemp related products.

The following constitute the Company’s major product categories: a monthly listing in one or more of the Company’s online directories, paid advertising in one or more of the Company’s online directories and leasing to customers one or more Internet domain names for the customer’s exclusive use.

The principal markets for the Company’s services are businesses that are engaged in the lawful sale and distribution of cannabis and cannabis related products and wish to (i) be included in one or more of the Company’s state based online directories, (ii) advertise in the Company’s online directories or (iii) lease one or more internet domain names from the Company.

A list of the approximately 7,500 internet domain names we acquired from Kae Yong Park (who became our majority shareholder in connection with the acquisition) is filed as Exhibit 99.3 to the Current Report on Form 8-K filed with the Commission June 25, 2014. We currently own approximately 1,276 cannabis related internet domain names.

Domain names we do not lease to customers will point to one or more of our websites based on the relevance of the internet domain name to the particular website.

We have already completed and launched the following websites:

•WeedDepot.com

•RateMyStrain.com

•420Careers.com

•MJBizWire.com

•MarijuanaRecipes.com

•WikiWeed.com

•MarijuanaMD.com

•TheMarijuanaCompanies.com

Weed Depot is a smart phone and internet platform directory with geo-mapping for dispensaries, doctors and clinics, head shops, tattoo parlors, and vape lounges. For mobile use, www.WeedDepot.com can be downloaded at Apple Apps and Google Play.

RateMyStrain.com - A site on which individuals or dispensaries can rate or insert new strains commenting on their use and effect. The site contains over 800 strains and descriptions.

420Careers.com - for anyone looking to hire or seeking a job in the cannabis space.

MJBizWire.com - Distribution of new events for companies in the cannabis space. Similar to PR Newswire, etc.

MarijuanaRecipes.com - A web site where subscribers can find hundreds of recipes and ingredients for creating snacks, meals and deserts using infused cannabis.

WikiWeed.com - WikiWeed.com is an informational, user-driven Wiki focused on both recreational and medical marijuana topics and information that allows collaborative editing of its content and structure by its users.

MarijuanaMD.com – A directory of medical doctors who are willing to issue medical marijuana cards to patients

TheMarijuanaCompanies.com– a directory of the company’s websites

Having completed the launch of the above-described websites, subject to the receipt of sufficient funding, which we currently do not have, our plan is to expand our sales and marketing activities with respect to these websites with a view to driving significant traffic to these websites, which in turn should make our directories more attractive to cannabis related enterprises that are trying to promote and advertise their business. We anticipate that it will cost approximately $35,000 per month ($400,000 per year) to effectively implement our sales and marketing plan. Currently, we do not have the requisite funds to implement our marketing plan.

Through our prior joint venture with Tumbleweed, we had been developing JointLovers.com as a website/mobile application. At this time, due to a lack of funding, we are not pursuing further development of the JointLovers.com app.

Subject to the receipt of sufficient funding, which we currently do not have, we intend to construct the following websites:

•WeedMedia.com

•MarijuanaAds.com

Once we commence development of these sites, we anticipate that it will take about six months and cost approximately $150,000 to construct and launch the foregoing websites. Currently, we do not have the requisite funds to build these websites. When and if these websites are constructed, we will also focus on the marketing these sites as well. We believe that the incremental marketing costs associated with the promotion of these to be built websites will not be material in relation to our total marketing budget.

Marketing and Distribution

Subject to the receipt of sufficient funding, which we currently do not have, we intend to expand the marketing and distribution of our services primarily through the following methods:

•Direct Sales

•Internet based advertising

•Social Media based campaigns

•Attendance at trade related shows

•Radio and TV Advertising

•Advertising in Industry based publications

Historically, our sales and marketing related activities have included search engine optimization, direct selling efforts, direct mail, electronic mail, social media, and online advertising. We have historically engaged companies to assist us in our sales and marketing related activities: Hemp Media (provides online (Internet, smart phone and mobile device content to our business), New Times (print advertising), the musician Snoop Dogg (promotion of our Company and its business), and a nationally recognized men’ magazine (print advertising). Currently, we are not engaging in any meaningful sales/marketing activities due to a lack of operating capital.

Competition

We expect to compete for consumer traffic with traditional, offline local business guides and directories and with other online providers of local and web search on the basis of a number of factors, including volume of traffic to our websites, the reliability of our content, and the breadth, depth and timeliness of information. We also expect to compete for a share of local businesses’ overall advertising budgets with traditional, offline media companies and other Internet marketing providers on the basis of a number of factors, including the comprehensive nature of our online directories, effectiveness of our advertising solutions and our pricing structure. Our competitors are expected to include the following types of businesses:

(1)Offline. We expect to compete with offline media companies and service providers who may have existing advertising relationships with local businesses. Services provided by competitors are expected to range from yellow pages listings to direct mail campaigns to advertising and listings services on local newspapers, magazines, television and radio.

(2)Online. We expect to compete with Internet search engines, such as, Google, Yahoo! and Bing. We also expect to compete with various other online service providers and review and social media websites.

Currently, the Company’s primary online competitors are Weedmaps and Leafly, each an online directory of medical marijuana dispensaries and doctors , and Match.com, latinopeoplemeet.com, my420mate.com, 420singles.com, jdate.com/en-us, blackpeoplemeet.com, each online dating applications. With 45 brands, including Tinder and Plenty of Fish, Match. Com is the largest group of dating sites in the word. Competition in the online dating space is primarily about marketing and originality and we believe the Crush apps group is among the more appealing of the smaller apps in the dating space. With the Joint Lovers app, Crush has the advantage of advertising and marketing on our owned or affiliated web sites.

Neither Weedmaps nor Leafly currently serve the legal recreational market. Accordingly, we consider these companies a competitor only with respect to medical dispensaries/doctors, and not otherwise. Currently, our competitors are much larger than we are and have substantially greater financial resources than we do. Once we attain a high level of traffic to our websites, of which there can be no assurance, we believe that we will be able to compete effectively against these companies with respect to medical dispensaries/doctors, as we expect our pricing to be much lower than that offered by either of them. The Company is not currently aware of any other online directory of cannabis related products and services.

Customers

We have not yet realized any significant revenues from our operations. We expect our customers to consist of the various businesses engaged in the lawful sale and distribution of cannabis and hemp related products, including retail shops, medical dispensaries, head shops, growers, distributors, suppliers, vendors, and the like. Our customers may also include legal, marketing, and event production companies seeking to serve the cannabis industry.

To the extent practicable from a business standpoint, we intend to diversify our customer base, so that we are not dependent on any particular customer.

Personnel

As of July 23 , 2018, we had three full time employees, in addition to a number of subcontractors.

Website/Portal Development

Over the next twelve months, we expect to incur aggregate website development costs and expenses of approximately $35,000 related to the development of our websites and related technology and services. Our ability to engage in planned website and related technology development is subject to the availability of sufficient funds, which we currently do not have. If we are unable to fund necessary research and development, we will be at a competitive disadvantage and our business will be materially and adversely affected.

Intellectual Property

In general, we rely primarily on a combination of trade secrets, copyright and trademark laws, and confidentiality procedures to protect our technology. Due to the technological change that characterizes our business, we believe that the improvement of existing services, reliance upon trade secrets and proprietary know-how and the development of new services are generally as important as patent protection in establishing and maintaining a competitive advantage.

Circumstances outside our control could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in the United States or other countries in which we operate. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time-consuming. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and harm our operating results.

Companies in the Internet, media and other industries may own large numbers of patents, copyrights and trademarks and may frequently request license agreements, threaten litigation or file suit against us based on allegations of infringement or other violations of intellectual property rights. We may in the future face allegations that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties, including our competitors and non-practicing entities. As we face increasing competition and as our business grows, we will likely face claims of infringement.

Governmental Regulation

In general, as a company conducting business on the Internet, we are subject to a number of foreign and domestic laws and regulations relating to consumer protection, information security, data protection and privacy, among other things. In the area of information security and data protection, for example, the laws in several states require companies to implement specific information security controls to protect certain types of information. Likewise, all but a few states have laws in place requiring companies to notify users if there is a security breach that compromises certain categories of their information. Foreign data protection, privacy, and other laws and regulations can be more restrictive than those in the United States. Any failure on our part to comply with these laws may subject us to significant liabilities.

The state laws, rules and regulations governing the possession, use, sale and distribution of cannabis and products which may contain cannabis are constantly changing and evolving. Currently, the medicinal use of cannabis has been legalized in 29 states and Washington D.C. and 8 of the 29 states, comprised of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon, and Washington, plus the District of Columbia, have approved recreational consumer use of marijuana; but, pursuant to the federal Controlled Substances Act (“CSA”), the possession, use, sale and distribution of cannabis for recreational or medicinal purposes remains unauthorized and illegal. However, the state laws which authorize and regulate (or prohibit) the possession, use, sale and distribution of cannabis, as well as the federal laws prohibiting the same do not currently apply to our business as we are not engaged or participating in the possession, cultivation, sale or distribution of cannabis or products which may contain cannabis. After consultation with special legal counsel regarding laws and regulation governing the possession, use, sale and distribution of cannabis and products which may contain cannabis, we do not believe that our business (online directories for businesses engaged in the lawful sale and distribution of cannabis and hemp related products) constitutes us engaging or participating in the possession, cultivation, sale or distribution of cannabis or products which may contain cannabis. Our business is no different than a search engine (such as Google) that identifies companies engaged in the lawful sale of cannabis products.

Nevertheless, as the cannabis industry continues to evolve, increased regulation and oversight by local, state and federal agencies is likely. For example, more stringent local or state regulation of the cannabis industry could adversely affect the industry which would in turn adversely affect our business. In addition, because the industry is in its infancy, the enforcement of the CSA as it relates to those using and engaging in the cannabis industry, by the Department of Justice, also remains an area of uncertainty. For example, although we do not believe it probable, if the US Federal Government were to enforce the CSA on a nationwide basis, the cannabis industry would in effect be abolished, which would have a material and adverse effect on our business, rendering us unable to continue as a going concern.

Many of these laws and regulations are still evolving and could be interpreted in ways that could harm our business. The application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate, and may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices. There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concerning data protection that could affect us. For example, the European Commission is currently considering a data protection regulation imposing operational requirements on companies that receive personal data. The proposed requirements are different from those currently in place in the European Union, and the regulation may also include significant penalties for non-compliance.

Seasonality

We have not yet realized any significant revenues from our business operations. Accordingly, we do not yet have a historical basis to determine whether our revenue will be subject to seasonal fluctuation.

Available Information

More information about us can be found by visiting our corporate Internet site, www.themarijuanacompanies.com. The public may read and copy any materials we file with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to the foregoing, at the SEC’s Public Reference Room at 100 F St., NE, Washington, DC 20549, on official business days during the hours of 10 AM to 3 PM. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to the foregoing, proxy and information statements, and other information regarding the Company and other issuers that file electronically with the SEC.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion includes forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements.

Overview

On June 23, 2014, the Company acquired approximately 7,500 cannabis related Internet domain names from Kae Yong Park (who became our majority shareholder in connection with such acquisition). The list of domain names we acquired is filed as Exhibit 99.3 to the Form 8-K Current Report filed with the Commission on June 25, 2014. In consideration of the acquisition of these assets from Kae Yong Park, we issued her 78.5 million shares of our common stock. In addition, we issued a promissory note in the aggregate principal amount of $500,000, the payment of $400,000 of which is contingent upon our achieving $150,000 in monthly revenues. See Note 14 - Related Party Transactions and Note 15 - Commitments and Contingencies, in each case to the financial statements for the quarter ended September 30, 2017 filed herewith.

The Company has already launched several websites and portals and intends to build additional websites/portals around its owned internet domain names. These websites/portals will serve as directories for businesses engaged in the lawful sale and distribution of cannabis and hemp related products.

The Company was previously a “shell company” within the meaning of applicable securities laws. The Company has ceased to be a “shell company” within the meaning of applicable securities laws in that the Company has raised capital, hired employees, leased space, acquired domain names, including prior to the acquisition described herein, engaged consultants and advisors, completed the construction and launch of its primary website, “WeedDepot.com’, negotiated vendor relationships and conducted extensive sales and marketing related activities, including through search engine optimization, direct selling efforts, direct mail, electronic mail, social media, and online advertising.

Business Developments

On February 29, 2016, the Company entered into a joint venture agreement with Tumbleweed Holdings, Inc. (“TW”), pursuant to which a newly formed joint venture company is developing an online dating service around the URL, www.jointlovers.com. Various disputes arose between us and Tumbleweed and we instituted litigation against Tumbleweed. On July 17, 2017, the Company and Tumbleweed settled the litigation relating to the joint venture. As part of the settlement, Tumbleweed converted its $100,000 convertible note and its $85,000 joint venture investment into shares of company common stock at a rate of $.10 per share. The warrants issuable to Tumbleweed and the company were cancelled. The parties released each other from all claims related to the joint venture.

On August 8, 2017, the company entered into a definitive agreement to acquire all the outstanding membership interests of Crush Mobile, LLC, which was amended by Amendment No. 1 dated January 4, 2018 (as amended, the “Agreement”). As reported in the Company’s form 8-K filed with the SEC on January 10, 2018, the Crush acquisition was closed January 8, 2018. Under the terms of the Agreement, the company acquired all the outstanding membership interests of Crush Mobile, in exchange for an aggregate of approximately 8 million shares of common stock, plus $ 80 ,000 in cash, payable within one year of closing. The Company also agreed to piggy-back registration rights with respect to the shares of common stock issuable to the sellers in connection with the acquisition. Effective February 1, 2018, the company has engaged Crush Mobile current CEO, Sonya Kreizman, and Yosi Shemesh, as consultants. Ms. Kreizman and Mr. Shemesh will be paid $7,000 and $6,500 per month, respectively for their services. In connection with Amendment No. 1 to the Agreement, the parties waived the condition that the Company complete a funding of at least $500,000.

Crush Mobile’s assets consist primarily of trademarks, domain names, mobile dating applications and related software and intellectual property. Crush Mobile, with approximately nine hundred thousand members, has developed a group of dating sites with a presence in the Latino, Israeli and African American communities. Crush will also be incorporating Northsight’s "Joint Lovers" dating app, which concentrates on the Cannabis space, into its dating applications suite.

On November 11, 2017, the Company entered into a preliminary agreement ("Preliminary Agreement") to acquire (i) 80% of Westcliff Technologies ("Westcliff"), a company engaged in the business of operating ATM's that dispense Bitcoins, and (ii) 49% of a company to be formed by Westcliff which will is developing its own cryptocurrency (collectively, the "Business").

The Preliminary Agreement contemplated that the Company would acquire the Business in exchange for (i) 18 million shares of Company restricted stock at closing, with a guaranteed value of $36 million on the first anniversary of the closing (as described below), (ii) $3 million to be paid in 36 equal monthly installments of $83,333, commencing on the closing date, and (iii) $3 million of funding at closing, as part of the purchase price, of which half will be invested into each of the companies being acquired.

The Company had also agreed, subject to the Business' attainment of milestones to be negotiated, that if the Company's common stock were quoted at less than $2 per share on the twelve-month anniversary of the closing, the Company would issue the sellers of the Business that number of additional shares of company common stock, such that the aggregate value of the shares issued to the sellers of the Business will be $36 million (the guaranteed value).

The foregoing transactions were subject to board approval and the negotiation, execution and delivery of definitive agreements.

As reported in the Company’s Form 8-K filed with the SEC January 10, 2018, due to regulatory considerations, the Company has determined not to proceed with the acquisition of the Business. The Company is having discussions with Westcliff regarding possible business collaborations going forward, but no agreement has been reached.

Funding Developments

During 2015, the Company sold 2,781,285 shares of its common stock, for aggregate net proceeds of $465,500.

During 2017, the Company sold 1,000,000 shares of its common stock, for net proceeds of $25,000.

In addition, between December 31, 2014 and through July 23, 2018 , Kae Yong Park, a significant stockholder, and her spouse, Howard. R. Baer (collectively, “Park”), advanced an aggregate of $1, 991,507 on a secured basis to the Company for short-term capital needs. During this period, the Company also repaid $ 314 ,340 of its secured debt to Park, recaptured $141,510 worth of payroll expenses for Park’s use of Company personnel, and $65,000 was assigned to an investor. Amounts recaptured for use of Company personnel have been treated as repayments on the Company’s Statements of Cash Flows. At July 23 , 2018, the Company had a note payable to Park for these advances of $1, 480,157 which is secured by certain assets of the Company.

Between December 1, 2016, and July 23 , 2017, the Company received proceeds of $ 872,299 from a related party and significant shareholder for which both interest bearing and non-interest bearing notes were issued. The notes, as extended, mature on September 30 , 2018 with certain notes secured by certain of the Company’s URLs and websites (www.weedepot.com, www.ratemystrain.com, www.marijuanamd.com and www.420careers.com. The Company had total notes payable to the related party of $ 882,936 at July 23 , 2018.

During 2016, we received an aggregate of $185,000 in connection with its joint venture with Tumbleweed Holdings, Inc. On February 29, 2016, in connection with this joint venture, we agreed to sell $150,000 of convertible notes which were to be funded in three equal installments of $50,000. Tumbleweed also agreed to provide an aggregate of $100,000 in funding to the joint venture, as discussed in Note 4 - Investment in Joint Venture.

Between February 29 and April 8, 2016, we received aggregate proceeds of $100,000 from the issuance of these convertible notes. The final $50,000 tranche was due April 29, 2016, but never paid. In connection with the settlement of the Tumbleweed litigation, on July 17, 2017, the $100,000 received was converted into 500,000 shares of the Company’s common stock.

Between February 29 and May 6, 2016, the joint venture company received aggregate proceeds of $85,000 from Tumbleweed Holdings, the joint venture partner. The final $15,000 tranche of the joint venture investment was due April 29, 2016 but was never paid. In connection with the settlement of the Tumbleweed litigation, on July 17, 2017, the Company and Tumbleweed settled the litigation relating to the joint venture. As part of the settlement, all remaining amounts due from Tumbleweed were forgiven.

Neither Ms. Park, Mr. Baer nor Mr. Lemak are under any obligation to provide any further funding to us. Ms. Park and her spouse are no longer able to provide ongoing advances to fund our operations, even on a limited basis. The funding received during 2015, 2016 and 2017 was insufficient to fund our basic business operations. We have an immediate and urgent need for additional capital. Since early 2015, we have experienced great difficulty in raising capital from third parties. See “Liquidity and Capital Resources.”

In January 2018, we agreed to sell up to $450,000 in principal amount of convertible notes for an aggregate purchase price of $405,000, in connection with which we sold a convertible note in the principal amount of $100,000 for a purchase price of $90,000. The Company also issued 300,000 of the Company’s common stock as a commitment fee in conjunction with this note.

On January 10, 2018, the Company issued a three-year $100,000 convertible zero coupon note for proceeds of $85,000. The note is initially convertible into shares of the Company’s stock at a price of $0.10 per share or a total of 1,000,000 shares.

On June 21, 2018, Northsight Capital, Inc. (the “Company”) borrowed $58,000 from a third-party pursuant to a convertible promissory note. The note bears interest at 10% annually and matures on or about September 25, 2019. The Note is convertible into Company common stock, commencing 6 months after the issue date, at a variable conversion price equal to a 39% discount to the market price of the common stock.

On July 11, 2018, Northsight Capital, Inc. (the “Company”) borrowed $50,000 from a third-party pursuant to a convertible promissory note. The note bears interest at 10% annually and matures on or about October 10, 2019. The Note is convertible into Company common stock, commencing 6 months after the issue date, at a variable conversion price equal to a 39% discount to the market price of the common stock.

Critical Accounting Policies and Significant Judgments and Estimates

The Securities and Exchange Commission (“SEC”) issued disclosure guidance for “critical accounting policies.” The SEC defines “critical accounting policies” as those that require the application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

Our significant accounting policies are described below. We anticipate that the following accounting policies will require the application of our most difficult, subjective or complex judgments:

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Income Taxes

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards ASC 740 Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Provision for income taxes consists of federal and state income taxes in the United States. Due to uncertainty as to the realization of benefits from our deferred tax assets, including net operating loss carry-forwards and other tax credits, we have a full valuation allowance reserved against such assets. We expect to maintain this full valuation allowance at least in the near term.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires us to make estimates and assumptions that affect the amounts reported in the accompanying unaudited condensed financial statements and the accompanying notes. Actual results could differ materially from those estimates. On an ongoing basis, we evaluate our estimates, including those related to fair values of financial instruments, taxes, and contingent liabilities, among others. We base our estimates on the limited historical experience we have and on other assumptions that are believed to be reasonable, the results of which formed the basis for making judgments about the carrying values of our assets and liabilities.

Results of Operations

We plan to derive our revenue through the sale of advertising space on our various websites, and the sale and/or rental of domains owned by the Company. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collection is reasonably assured which generally occurs upon receipt of payment from the customer. We record sales incentives as a direct reduction of revenue for various discounts provided to our customers consisting primarily of volume incentives. Sales incentives are not currently a significant part of our marketing plan.

Three Months Ended March 31, 2018 Compared to the Three Months Ended March 31, 2017

The Company incurred net losses of approximately $ 482 ,000 for the three months ended March 31, 2018 as compared to a net loss of $ 201,759 for the three months ended March 31, 2017. The approximate $ 280 ,000 increase in net loss is due primarily to the following: (all numbers approximate) an increase in general and administrative expense of $ 337 ,000, due mainly to an increase in consulting and contract labor expenses related to the Crush Mobile acquisition, and non-cash consulting expenses of $151,000, a $37 ,000 increase in professional fees and a $ 15 ,000 increase in interest expense, partially offset by a $63,000 increase in gain on extinguishment of debt, a $2,000 increase in gain on derivatives, and a $35,000 decrease in rent – related party. If we are able to raise substantial additional capital and/or close the Crush Mobile acquisition , we expect to ramp up our operations which will cause our operating expenses to increase substantially.

Cash used in operating activities during the three months ended March 31, 2018 (all numbers approximate) was $283,000 (about $94,000 per month), an increase of approximately $ 206 ,000 from the $76,000 used during the comparable prior period. The $206,000 increase in cash used by operations was due primarily to a $280,000 increase in net loss, a $47,000 decrease in the change in accounts payable and accrued expenses and accounts payable – related party, and a $63 ,000 increase in gain on settlement of debt (non-cash), partially offset by a $ 77,000 increase in stock issued for consulting (non-cash), and a $23 ,000 increase in stock issued for debt (non-cash).

Cash provided by financing activities for the three months ended March 31, 2018 was approximately $ 280 ,000 as compared to approximately $ 62,000 in the prior comparable period. The (all numbers are approximate) $218,000 increase is due primarily to an increase of $ 85 ,000 from the issuance of convertible notes, an increase of $67 ,000 in proceeds from the issuance of notes payable – related party, and a decrease of $36,000 in repayments of notes payable – related party and a $30 ,000 increase in proceeds from equity receivable. The Company is experiencing ever increasing difficulty raising capital from third parties. Cash provided by financing activities is insufficient to fund the Company’s basic operating activities.

Liquidity and Capital Resources

As of July 23 , 2018, we had minimal cash on hand. Between January 1, 2018 and July 23, 2018 , the Company received gross proceeds from related party debt agreements of $ 390,300. In addition , in order to fund our basic operations, between January 3 and July 23, 2018, (i) Kae Yong Park, a significant shareholder, and her spouse, Howard Baer (together, “Park”), have collectively made cash advances of $ 262,800, $75,000 of which has been repaid, leaving a balance due to Park of $1, 480,157 as of July 23, 2018 and (ii) John S. Lemak, a significant shareholder, made cash advances of $175,000.

In January 2018, we agreed to sell up to $450,000 in principal amount of convertible notes for an aggregate purchase price of $405,000, in connection with which we sold a convertible note in the principal amount of $100,000 for a purchase price of $90,000. The Company also issued 300,000 of the Company’s common stock as a commitment fee in conjunction with this note.

On January 10, 2018, the Company issued a three-year $100,000 convertible zero coupon note for proceeds of $85,000. The note is initially convertible into shares of the Company’s stock at a price of $0.10 per share or a total of 1,000,000 shares.

On June 21, 2018, Northsight Capital, Inc. (the “Company”) borrowed $58,000 from a third-party pursuant to a convertible promissory note. The note bears interest at 10% annually and matures on or about September 25, 2019. The Note is convertible into Company common stock, commencing 6 months after the issue date, at a variable conversion price equal to a 39% discount to the market price of the common stock.

On July 11, 2018, Northsight Capital, Inc. (the “Company”) borrowed $50,000 from a third-party pursuant to a convertible promissory note. The note bears interest at 10% annually and matures on or about October 10, 2019. The Note is convertible into Company common stock, commencing 6 months after the issue date, at a variable conversion price equal to a 39% discount to the market price of the common stock.

We are experiencing a severe and ever-increasing working capital deficiency (all numbers approximate). As of March 31, 2018, we had a working capital deficiency of $3,286,000, compared to $2,871,000 at December 31, 2017. The $415,000 increase in our working capital deficiency was due primarily to a $65,000 aggregate increase in accounts payable and accounts payable related party, and a $245,000 increase in notes payable and notes payable related party.

We continue to have an immediate and urgent need for additional capital. Since early 2015, we have experienced great difficulty raising capital from third parties. The lack of operating capital continues to materially and adversely affect our business operations. Neither Ms. Park, her spouse nor Mr. Lemak are under any obligation to provide any further funding to us. Ms. Park and her spouse are no longer able to provide ongoing advances to fund our operations, even on a limited basis.

Due to the lack of operating capital, we are unable to implement our business plan, even on a curtailed basis. If we do not receive a significant infusion of capital in the near term, it is unlikely that we will be able to continue as a going concern, in which case, investors would suffer a total loss of their investment in our Company.

We have not yet realized any significant operating revenues. Crush Mobile has realized only nominal operating revenues. Although our operations have been scaled back due to our lack of operating capital, we continue to incur significant costs and expenses in connection with our basic operations and ongoing compliance costs associated with being a public company. Consequently, we are currently experiencing ongoing negative cash flows from operations.

As noted above, we have only minimal cash on hand. Our current cash on hand is insufficient to fund our operations and the implementation of our business plan. As a result, we have an immediate and urgent need for additional funds. We are seeking to raise funds from third parties, either in the form of debt or equity.

Based on our current business plan, we anticipate that our operating and website development activities will use approximately $100,000 in cash per month over the next twelve months, or $1.2 million. Currently we have virtually no cash on hand, and consequently, we are unable to implement our current business plan. We believe that our operations will not begin to generate positive cash flows until at least the fourth quarter of 2018 (assuming we secure sufficient funding in the near term to implement our business plan, which we currently do not have). Accordingly, we have an immediate and extremely urgent need for capital to fund our operating activities.

In order to remedy this liquidity deficiency, we are actively seeking to raise additional funds through the sale of equity and debt securities, and ultimately we will need to generate substantial positive operating cash flows. Our internal sources of funds will consist of cash flows from operations, but not until we begin to realize substantial revenues from the sale of services. As previously stated, we currently have only nominal revenue, and our operations are generating negative cash flows, and thus adversely affecting our liquidity. Although we are attempting to raise additional funds through equity and/or debt financing, we are having great difficulty in securing any significant funding from unrelated third parties. If we are able to secure sufficient funding in the near term to implement our business plan, we expect that our operations could begin to generate significant revenues during the fourth quarter 2018, which should ameliorate our liquidity deficiency. If we are unable to raise additional funds in the near term, we will not be able to implement our business plan, and it is unlikely that we will be able to continue as a going concern.

In the event we do not generate sufficient funds from revenues or financing through the issuance of common stock or from debt financing, we will be unable to fully implement our business plan and pay our obligations as they become due, any of which circumstances would have a material adverse effect on our business prospects, financial condition, and results of operations. If the Company does not receive a significant infusion of capital in the near term, it is unlikely that the Company will be able to continue as a going concern, in which case, investors would suffer a total loss of their investment in the Company. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities (see Note 3 to the 2017 10-K Financial Statements - Liquidity/Going Concern ).

Subject to the availability of funds, which we currently do not have, we expect to incur approximately $35,000 in website development expenditures over the next 12 months (included in the $1.2 million estimate of cash required over the next twelve months). The purpose of these expenditures will be for the development of various Websites/portals we intend to create and acquisition of additional domain names.

We expect to fund these website development expenditures through a combination of cash flows from operations and proceeds from equity and/or debt financing. If we are unable to generate positive cash flows from operations, and/or raise additional funds (either through debt or equity), we will be unable to fund our website development expenditures, in which case, there could be an adverse effect on our business and results of operations.

We intend to raise additional funds in the near term from the further sales of shares of common stock and debt, including convertible debt . Additional sales of common stock and convertible debt will reduce the percentage interest of existing shareholders in our company.

As described above, In June, 2014, we issued Kae Yong Park a promissory note in the principal amount of $500,000, as partial consideration for the acquisition of approximately 7,500 cannabis related internet domain names. We have since paid $100,000 in principal to Ms. Park. The remaining balance of $400,000 is payable in thirty-six equal monthly installments, commencing on the fifteenth day following the first month we realize at least $150,000 in gross revenue. This remaining $400,000 balance is currently classified as a noncurrent liability. We believe that we will be able to make the approximate $11,000 monthly payment when (and if) we achieve the monthly $150,000 revenue threshold which triggers our repayment obligation.

In addition, as described above, as of July 23, 2018, we are indebted to Kae Park, a significant shareholder, and Howard Baer, her spouse, in the aggregate amount of $1, 480,157 , which is secured by the Company’s assets. As of April 13, 2016 (with an effective date of January 1, 2016), $564,000 of the principal due under the note evidencing this indebtedness is interest bearing at the rate of 10% annually with any remainder being non-interest bearing. The $50,000 advance made March 29, 2018 bears interest at 8%, is secured by the Company’s subordinated interest in Crush Mobile, and is due as amended on September 30, 2018. Otherwise, amounts due under the main note are payable on demand. If demand for payment is made, and we are unable to pay the amount due, we would be in default and Ms. Park and Mr. Baer would have the right to sell our assets to satisfy the amounts due them under the promissory note. In such event, shareholders of the company would lose their entire investment in the Company.

Further, as described above, between January 1, 2018 , and July 23, 2018 , we received proceeds of $ 175,000 from John Lemak (and affiliates), a related party and significant shareholder, for which both interest bearing and non-interest bearing notes were issued. The notes, as extended, mature on September 30 , 2018 with certain notes secured by certain of the Company’s URLs and websites (www.weedepot.com, www.ratemystrain.com, www.marijuanamd.com and www.420careers.com. The Company had total notes payable to this related party of $

882,936 at July 23, 2018. The $25,000 advance made March 29, 2018 bears interest at 8%, is secured by the Company’s interest in Crush Mobile (pari passu with Park), and is due as extended on September 30, 2018. If the notes due September 30, 2018 are not extended again, and we are unable to pay the amount due, which we cannot currently pay, then we would be in default and Mr. Lemak and his affiliates would have the right to sell our assets to satisfy the amounts due them under the promissory note. In such event, shareholders of the company would lose their entire investment in the Company.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements as defined in Item 303(a) (4) (ii) of the SEC’s Regulation S-K.

PROPERTIES

We are currently headquartered in Scottsdale, Arizona where we rent approximately 2,100 square feet of space from Howard R Baer, the spouse of a significant shareholder. The monthly rent for this facility is approximately $2,700, which includes all costs of occupancy (taxes, maintenance, repairs, etc.).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table provides information concerning beneficial ownership of our common stock as of July 23 , 2018, for (i) each person named in the “Summary Compensation Table” as a Named Executive Officer, (ii) each director individually, (iii) all directors and executive officers as a group, and (iv) each person known by us to beneficially own more than 5% of our outstanding common stock. The address for our executive officers and directors is in care of Northsight Capital, Inc., 7580 East Gray Rd. Suite 103, Scottsdale, AZ 85260.

Name of Beneficial Owner(1)(2)	Amount and Nature of Beneficial Ownership	Percent of Class

Kae Park PO Box 14110 Scottsdale, AZ 85260	23,590,932	18. 1%

Winterwalk Capital, LLC(6)	9,000,941	6.9%

John Venners(3)	3,000,000	2.3%

Thomas Dean	500,000	*

Kuboo, Inc.	7,516,666	5.8%
7580 East Gray Rd. Scottsdale, AZ 85260
Sandor Capital Master Fund(4)	40,505,305	31.0%
2828 Routh St., Suite 500 Dallas TX 75201

All Directors and executive officers as a group (2 persons) (5)	10,516,666	8. 4%

* Less than one percent (1%).

(1)Based upon information furnished by the persons listed. Except as otherwise noted, all persons have sole voting and investment power over the shares listed. A person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

(2)There were 130,578 ,741 shares of our common stock outstanding on July 23 , 2018.

(3)John Venners is a director and the CEO of Kuboo, Inc.

(4)John Lemak is the General Partner of Sandor Capital Master Fund, in which capacity, he manages the fund’s assets and day to day business activities. Included in the shares shown above, Sandor Capital Master Fund holds warrants to purchase an aggregate 10,130,285 shares of common stock.

(5)Includes shares owned of record by Kuboo, Inc., as our director and EVP is also an officer and director of Kuboo.

(6)Includes shares owned of record by Wealthcorp, LLC, Winterwalk, LLC and Christopher Walkup, who is a managing member of each of Wealthcorp, LLC and Winterwalk, LLC.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person. Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person. At the present time there are no outstanding options or warrants.

DIRECTORS and EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth certain information regarding our directors and executive officers as of the date of the registration statement of which this prospectus forms a part:

Name	Age	Positions Held	Since
John P. Venners	66	Executive Vice President, Operations Director	August 5, 2015 August 18, 2014
James Janis	59	Executive Vice President, Director of Corporate Development	February 5, 2018
Thomas M. Dean	71	Director	July 1, 2015

John P. Venners. Mr. Venners has, since August 18, 2014, served as a member of the board of directors of the Company. He also served as our interim president from May 31, 2011 through March 24, 2014. He has been EVP, Operations since August 5, 2015.The Board of Directors concluded that Mr. Venners should serve as a member of our board of directors based upon his experience in governmental relations.

Since September, 2010, Mr. Venners has been President, CEO, and a director of Kuboo, Inc., an Arizona based company focused on developing an internet portal that provides a safe environment for children to use and learn about the internet. Kuboo, Inc.is a significant shareholder of the Company and may be considered an affiliate of the Company.

Mr. Venners has, since May and February, 2011, also served as Treasurer and director (respectively) of NCAP Security Systems, Inc., a subsidiary of Kuboo which was developing a corporate security business.

Since January, 2008, Mr. Venners has served as President of BioEcoTek – Hawaii, a company engaged in the waste-to-energy business. In June, 2009, Mr. Venners founded and has since been President of Harbor Energy Capital, a renewable energy consulting business. Prior to January, 2008 and since 1976, Mr. Venners was President of Venners and Company, Ltd., a Washington D.C based energy consulting firm.

James Janis. Effective February 5, 2018, Mr. Janis was appointed Executive Vice President and Director of Corporate Development. During the past 5 years Mr. Janis has been an independent investment advisor to many public and private companies, primarily in the micro-cap space. He has advised numerous companies about mergers and acquisition transactions, as well as private financing and public offerings.

Mr. Janis spent 20 years in Public and Investor relations as Director of Investor Relations for the premier public relations firm, Martin E. Janis company. Janis handled both corporate clients and major political campaigns for the White House. During those years, Janis was highly involved with Public Relations for both Bush’s campaigns, Jack Kemp and Mitt Romneys runs for President. The Janis influence in the White House extended to many other political campaigns as well.

Janis’ initial experience in the market was as a Lead Quote Observer on the trading floor for Dean Witter Reynolds.

Thomas M. Dean. Effective July 1, 2015, Mr. Dean was appointed a director by our Board of Directors. Mr. Dean will serve on the Board of Directors until the next annual meeting of shareholders and until his successor is duly elected, subject to earlier resignation or removal. The Board of Directors concluded that Mr. Dean should serve as a member of our board of directors based upon his experience in investment banking and investor relations.

Mr. Dean was a founding member and has been President of Murdock Capital Partners Corp. since 1998. Murdock Capital Partners Corp. is a New York private merchant banking firm providing corporate finance and financial advisory services. It advises its corporate clients on all aspects of investment banking, including mergers and acquisitions, public and private financing, management buy-outs and corporate divestitures.

Compliance with Section 16(A) Of the Securities Exchange Act Of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires our Directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities (collectively, "Section 16 reporting persons"), to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Section 16 reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of any such reports furnished to us, none of the Section 16 reporting persons failed to file on a timely basis reports required by Section 16(a) of the Exchange Act with respect to our most recent fiscal year (December 31, 2017).

Code of Ethics

We intend to establish a Code of Ethics once we have received substantial funding.

Procedures for Security Holders to Nominate Directors

Our bylaws do not provide a procedure for Stockholders to nominate directors. The Board of Directors does not currently have a standing nominating committee. The Board of Directors currently has the responsibility of selecting individuals to be nominated for election to the Board of Directors. Qualifications considered by the Directors in nominating an individual may include, without limitation, independence, integrity, business experience, education, accounting and financial expertise, reputation, civic, community and industry relationships and industry knowledge. In nominating an existing director for re-election to the Board of Directors, the Directors will consider and review an existing director’s Board and Committee attendance, performance and length of service.

EXECUTIVE COMPENSATION

The following table summarizes the compensation paid to our former Presidents and to each of the two most highly compensated executive officers (collectively, the “Named Executive Officers”) during or with respect to the fiscal years ended December 31, 2015, 2016 and 2017.

Summary Compensation Table

Name and principal position	Year	Salary	Bonus	Equity Compensation (1,3,4)	All other compensation	Total
John Hollister, Former CEO(1)	2017	-	-	-	-	-
	2016	-	-	$102,594	-	$102,594
	2015	$78,495	$35,000	$54,156	-	$167,651
John Venners, EVP Operations(2)	2017	-	-	-	-	-
Former President	2016	$180,000	-	-	-	$180,000
	2015	$73,973	-	-	-	$73,973
William Lupo, Former CEO(3)	2017	-	-	-	-	-
	2016	-	-	-	-	-
	2015	-	-	$800,000	-	$800,000
John Bluher, Former CEO(4)	2017	-	-	-	-	-
Former President	2016	-	-	-	-	-
	2015	$207,000	-	$482,500	$36,000	$725,500

(1)On October 21, 2015, John Hollister became our interim CEO. His agreement provided for a base salary of $400,000 annually and a $35,000 signing bonus, subject to deferral until certain equity benchmarks were met. These benchmarks were never met. In addition, he was entitled to warrants to purchase an aggregate five million shares of the Company’s common stock at $0.09 per share. The warrants were issuable as follows: 500,000 warrants within 5 business days of signing and 4,500,000 warrants to be issued in twelve quarterly installments of 375,000, commencing December 31, 2015, for so long as Mr. Hollister was employed by the Company. The amounts previously reported as deferred Salary and Bonus were recaptured upon Mr. Hollister’s resignation, as the conditions for payment of the deferred salary had not been satisfied. Equity compensation represents warrants to purchase an aggregate 2,000,000 shares of the Company’s common stock. Mr. Hollister resigned as Interim CEO effective November 13, 2016.

(2)On August 5, 2015, Mr. Venners became our Executive Vice President, Operations. His arrangement was for an annual base salary of $180,000. Mr. Venners resigned from his previous position as President, Treasurer and Secretary on March 24, 2014. Between March 2014 and August 2015, Mr. Venners provided consulting services to the Company which are included in consulting expense – related party in our statements of operations.

(3)On July 15, 2015, William Lupo, Jr. became our CEO, and we issued 1,000,000 shares of our common stock to him valued at $800,000 pursuant to his employment letter. Upon Mr. Lupo’s resignation on September 15, 2015, a separation agreement was signed in which he agreed to waive all accrued salary and return 500,000 of these shares to us.

(4)Upon the hiring of William Lupo, Jr., Mr. Bluher stepped down as CEO and was appointed President. Effective September 11, 2015, Mr. Bluher resigned as President at which time unpaid salaries and expense reimbursements due under his employment contract totaling $208,000 were settled with the issuance of 1,600,000 shares of the Company’s common stock.

Narrative Compensation Disclosure

The Board of Directors, which also functions as our Compensation Committee, intends to adopt a performance-based bonus program for the Company’s executive officers.

Retirement Plan

We do not currently have any retirement plan, but we expect to adopt one in the near term.

Option Grants in the Last Fiscal Year

No Stock Appreciation Rights (“SARs”) or options to purchase our stock were granted to the Named Executive Officers during the fiscal years ended December 31, 2015 and 2016.

Director Compensation

No compensation was paid to any director for serving as such, with respect to the fiscal years ended December 31, 2017 and 2016 .

Through July 23 , 2018, one of our Directors , Tom Dean, received 500,000 shares of the Company’s common stock valued at $25,000 for services rendered . The Board of Directors plans to establish a compensation plan for nonemployee directors, in connection with our appointment of such director(s).

It is anticipated that each non-employee Director will receive an annual cash fee. In addition, in order to align their interests with those of the shareholders, each non-employee Director may also be granted rights to purchase shares of common stock at an exercise price to be determined by the Board of Directors. We also expect that all or a portion of these rights will vest monthly on a pro rata basis over each non-employee Director’s initial term as a Director.

Equity Incentive Plans

We have not yet established any Equity Incentive Plans. We anticipate that we will establish one or more equity incentive plans for our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director Independence

In determining whether the members of our board of directors and its committees are independent, we have elected to use the definition of “independence” set forth in the listing standards of the NASDAQ Stock Market. After considering all relevant relationships and transactions, our board of directors has determined that none of our directors, other than Mr. Thomas M. Dean, are “independent” within the meaning of the applicable listing standards of the NASDAQ Stock Market. The Company does not at this time have separate Audit, Compensation, or Nominating and Governance Committees. Instead, the full board of directors has the responsibility of selecting and working with our independent auditors, setting executive compensation, and selecting individuals to be nominated for election to the board of directors. We anticipate enlarging our Board of Directors and filling one or more of the resulting vacancies with directors who are “independent” within the meaning of applicable listing standards of the NASDAQ Stock Market.

Transactions with Related Parties

By way of background, Kuboo, Inc., our former majority shareholder, acquired 10,000,000 shares of our common stock on May 31, 2011 for $250,000 in cash, and in connection therewith, acquired control of our company. John Venners, a member of our board, and his spouse, Angela McGlowan, are each a member of the Board of Directors of Kuboo, Inc. Mr. Venners is also President and CEO of Kuboo, Inc. As of October 26, 2017, Kuboo owns 7,516,666 shares of our outstanding common stock (or about 5.7%). Accordingly, Kuboo, Inc. may be deemed an affiliate/related party of our Company.

Effective May 2, 2014, the Company entered into an asset purchase agreement with Kae Park (the “Seller”), who became a related party upon the closing of the acquisition, which occurred on June 23, 2014.

Under this agreement, the Company agreed to acquire approximately 7,500 cannabis related Internet domain names, in exchange for which, the Company:

(a)Issued to the Seller on the closing date 78.5 million shares of the Company’s restricted common stock which represented approximately 81% of the Company’s issued and outstanding common stock upon the closing;

(b)Issued to the Seller a promissory note in the principal amount of $500,000. The note originally bore interest at the rate of 3.25% per annum and was payable as follows: upon the Company’s receipt of an aggregate of $1,000,000 in funding (whether debt or equity), $100,000 was to be paid, and the Company was required to pay the remaining balance of $400,000 in thirty-six equal monthly installments, commencing on the fifteenth day following the first month the Company realizes at least $150,000 in gross revenue; and

(c)Agreed to pay a monthly royalty to the Seller equal to the product of (i) six percent (6%) and (ii) the excess of the Company’s gross monthly revenue over $150,000 (“Royalty Payment”). The Royalty Payment is payable for a period of thirty-six months from and after the first month in which the Company has gross revenues in excess of $150,000.

On July 25, 2014, the Company amended and restated the promissory note to provide that it would make the first $100,000 installment payment due under the Note on July 25, 2014 (earlier than required), in exchange for which Kae Yong Park agreed to waive all interest due over the term of the note. Thereafter, Kae Yong Park waived the requirement that the Company pay the $100,000 due under the Amended and Restated Note, until August 25, 2014, at which point such $100,000 was paid.

In addition, the Seller was required to provide such consulting services as the Company may require during the twelve-month period following the closing of the acquisition. In consideration for these services, the Company was required to pay the Seller $9,500 per month, for a period of twelve months, commencing on the closing date and, on the first of each month thereafter.

We previously rented space from Kuboo Inc. our former parent company and a significant shareholder. We are currently headquartered in Scottsdale, Arizona where we rent approximately 2,100 square feet of space from Howard R Baer, the spouse of Kae Park, a significant shareholder. The monthly rent for this facility is approximately $2,700, which includes all costs of occupancy (taxes, maintenance, repairs, etc.). During the years ended December 31, 2015 and 2016 and the nine months ended September 30, 2017, the company incurred rent expense payable to Kuboo, Inc. of $103,000, $134,400 and $69,000, respectively. We began renting approximately 2,100 square feet of space from Howard. Baer, the spouse of Kae Park, a significant shareholder, on a month-to-month basis on July 1, 2017. The monthly rent for our new space is about $2,700 (all inclusive).

During the year ended December 31, 2016, Kae Yong Park, a significant shareholder, and her spouse, Howard Baer, advanced an aggregate of $594,050 to the Company for short-term capital needs. During this period, the Company repaid $63,690 of its secured debt to Park. Additionally, on May 11, 2016, Park assigned $65,000 of debt owed to her by the Company to Sandor Capital Master Fund, another investor (who is a significant shareholder) for which the Company issued the investor a one-year replacement note for $65,000

During the year ended December 31, 2017, Park advanced an aggregate of $62,750 to the Company for short-term capital needs. During this period the Company repaid $43,550 of its secured debt to Park and recaptured $141,510 worth of payroll expenses for Park’s use of Company personnel. Amounts recaptured for the use of Company personnel have been treated as repayments on the Company’s Statements of Cash Flows.

During the three months ended March 31, 2018 , Kae Yong Park, a significant shareholder, and her spouse, Howard Baer (collectively, “Park”), advanced an aggregate of $ 57,300 on an unsecured basis to the Company for short-term capital needs. During this period, the Company also repaid $ 7,000 of its secured debt to Park . At March 31, 2018 , the Company had a note payable to Park for these advances of $1, 342,657 which is secured by the assets of the Company.

During the three months ended March 31, 2018, the Company received proceeds of $50,000 from Kae Yong Park, a significant shareholder, and her spouse, Howard Baer, a related party and significant shareholder for which a note was issued. The note matures, as amended, September 30, 2018 and is secured by certain company assets. At March 31, 2018, the Company had accrued interest of $22 related to this note.

During the year ended December 31, 2017, the Company received aggregate proceeds of $ 572 ,299 from Sandor Capital, a related party and significant shareholder and John Lemak, its affiliate, for which notes were issued. The notes, as extended, mature September 30 , 2018 with some being secured and others unsecured.

During the three months ended March 31, 2018, the Company received aggregate proceeds of $65,000 from Sandor Capital, a related party and significant shareholder and John Lemak, its affiliate, for which notes were issued. The notes, as amended, mature September 30, 2018 and are secured by certain company assets. At March 31, 2018, the Company had accrued interest of $12,660 related to his notes. The additional $25,000 advanced on March 29, 2018, is holds a senior secured position over the company’s interest in Crush Mobile (pari passu with Park/Baer), bears interest at 8% and is payable, as amended on June 30, 2018 .

During each of the years ended December 31, and 2016 and 2017, the Company incurred expenses of $180,000 , related to its consulting contract with Howard Baer, the spouse of Kae Yong Park, a significant shareholder.

During the three months ended March 31, 2018, the Company incurred expenses of $45,000 related to its consulting contract with Howard Baer, the spouse of Kae Yong Park, our significant shareholder.

During the year ended December 31, 2016, the Company received funds related to its joint venture of $85,000 and spent cash on behalf of its joint venture totaling $147,261.

On April 1, 2017, the company renegotiated a $65,000 note with interest tied to the performance of its joint venture agreement into a new $71,097 non-interest bearing note with a maturity date, as extended, of December 31, 2017. At the time of the refinance, the joint venture had not produced positive income, so no interest was due at maturity. The $6,097 consideration given on the new note was recorded as a loss on extinguishment of debt.

On April 13, 2016, the Company agreed to amend the promissory note with Kae Yong Park and Howard R. Baer so as to make $564,000 in principal amount due under said Note interest bearing at the rate of 10% per annum, effective January 1, 2016. The remaining principal is non-interest bearing. At December 31, 2016 and 2017, the Company has accrued interest owed under this agreement of $56,555 and $ 112,955 , respectively.

On October 16, 2017, in consideration of financing provided to the Company, the Company issued Sandor Capital Master Fund, a significant shareholder, (i) warrants to purchase an aggregate of 7 million shares of common stock at an exercise price of $.05 per share for a term of three years (these warrants are in replacement of recently expired warrants for the same number of shares at the same exercise price), (ii) warrants to purchase an aggregate of 1,130,285 shares of common stock at an exercise price of $.10 per share for a term of three years (416,000 of these warrants are in replacement of recently expired warrants for the same number of shares at an exercise price of $.25 per share and 714,285 of these warrants are in replacement of warrants being cancelled for the same number of shares at an exercise price of $.25 per share), and (iii) warrants to purchase an aggregate of 2 million shares of common stock at an exercise price of $.05 per share for a term of three years (these warrants are in replacement of warrants being cancelled for the same number of shares at the same exercise price).

LEGAL PROCEEDINGS.

We are not currently party to any pending legal proceedings.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common shares were approved for quotation on the OTCQB Bulletin Board (OTCQB) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) under the symbol “NCAP” on January 10, 2018. There is currently only a very limited trading market for shares of our common stock. Management does not expect any viable market to develop in our common stock unless and until we are able to implement our business plan. In any event, no assurance can be given that any active market for our common stock will ever develop or be maintained.

For any market that develops for our common stock, the sale of “restricted securities” (common stock) pursuant to Rule 144 of the SEC by members of management or any other person to whom any such securities may be issued in the future may have a substantial adverse impact on any such public market. For information regarding the requirements for resales under Rule 144, see the heading “Rule 144” below. The following table sets forth, for the periods indicated, the high and low closing quotations, as reported by the OTCQB Bulletin Board, and represents prices between dealers, does not include retail markups, markdowns or commissions, and may not represent actual transactions:

Closing Price of our Common Stock	High	Low
2015
January 1 – March 31	1.44	0.91
April 1 – June 30	1.31	0.91
July 1 - September 30	1.31	0.09
October 1 – December 31	0.10	0.03

2016
January 1 - March 31	0.13	0.05
April 1 – June 30	0.12	0.08
July 1- September 30	0.14	0.06
October 1 – December 31	0.25	0.09

2017
January 1 – March 31	0.18	0.09
April 1 – June 30	0.14	0.05
July 1- September 30	0.08	0.04
October 1 – December 31	0.10	0.05

2018
January 1 – March 31	0.1 2	0. 03
April 1 – July 23	0.05	0.02

These prices were obtained from the finance portal, Yahoo! Finance, and do not necessarily reflect actual transactions, retail markups, mark downs or commissions.

Holders

At July 23 , 2018 we had approximately 200 shareholders of record, not including an indeterminate number of holders who may hold shares in “street name.”

Dividends

We have not declared any cash dividends with respect to our common stock and do not intend to declare dividends in the foreseeable future. Our future dividend policy cannot be ascertained with any certainty, and unless and until we complete any acquisition, reorganization or merger, no such policy will be formulated. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our securities.

Dividend Policy

We have not paid any cash dividends on our common stock, and we have no present intention to pay any cash dividends in the future.

RECENT SALES OF UNREGISTERED SECURITIES.

Between March 1 and August 21, 2014, we sold 5,034,000 shares in private transactions at a per share price of $.25, solely to “accredited investors” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended. The company issued an aggregate of 350,800 shares of common stock in satisfaction of finders fees incurred in connection with these sales of securities.

Between March 31 and January 2, 2015, we issued 1,455,800 shares in private transactions for services rendered, at an imputed per-share price of $.25, being the per share price at which we had then most recently sold shares in private transactions. These shares were issued solely to “accredited investors” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended.

Between April, 22 and September 10, 2014, we sold an aggregate of 450,000 shares of common stock in private transactions upon the exercise of outstanding warrants at a per share price of $.20, solely to “accredited investors” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended.

Between April 3 and April 15, 2014, we issued 3,730,000 shares in cancellation of an equal number of shares of NCAP Security Systems, Inc., our sister company. These shares were issued solely to “accredited investors,” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended, in full and complete satisfaction of any and all amounts that could be claimed in relation to the surrendering shareholders’ investment in NCAP Security Systems, Inc. We valued these shares at $.25, being the price per share at which we had then most recently sold shares in private transactions.

On June, 23, 2014, we issued an aggregate of 78.5 million shares to a single accredited investor (Kae Yong Park) as partial consideration for the acquisition of approximately 7,500 cannabis related internet domain names. On May 2, 2014, the date we executed the acquisition agreement, we most recently sold shares in private transactions at $.25 per share. This price is not necessarily indicative of the value of our common shares as of such date.

Between September 4 and September 30, 2014, we sold 3,250,000 shares in private transactions at a per share price of $.25, solely to “accredited investors” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended. In connection with these sales, between September 4 and September 22, 2014, Kae Yong Park transferred (without payment of additional consideration by the investors) 3,250,000 shares to the persons who purchased an equivalent number of shares from us at a per share price of $.25. We paid Kae Yong Park an aggregate of $65,000 as consideration for her transferring such shares of our common stock to these purchasers.

Between September 5 and September 12, 2014, we sold an aggregate of 525,000 shares of common stock in private transactions upon the exercise of outstanding warrants at a per share price of $.20, solely to “accredited investors” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended. In connection with these sales, between September 5 and September 12, 2014, Kae Yong Park transferred (without payment of additional consideration by the investors) 525,000 shares to the persons who purchased an equivalent number of shares from us upon exercise of warrants at a per share price of $.20. We paid Kae Yong Park an aggregate of $10,500 as consideration for her transferring such shares of our common stock to these purchasers.

Between January 5 and October 26, 2015, we sold an aggregate of 2,781,285 shares in private transactions at an average per share price of $.17, for gross proceeds of $484,500, solely to “accredited investors” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended. The Company incurred a finder’s fees of $34,950, which the company has satisfied as follows: $18,500 in cash, $16,450 through the issuance of 69,100 shares of common stock.

On February 12, 2015, we issued 3,000 shares of its common stock valued at $750 as an advertising incentive, the value of which has been recorded against revenue in our statements of operations.

Between July 1 and August 10, 2015, we issued an aggregate 1,549,000 shares of its common stock valued at $64,934 in conjunction with debt agreements.

Between August 20, 2015 and November 30, 2015, we issued an aggregate 1,440,000 shares of its common stock valued at $502,800 for services pursuant to multiple contracts.

On January 1 and April 1, 2015, we issued 250,000 shares of common stock valued at $252,500 and $230,000, respectively, to its then Chief Executive Officer, John Bluher, pursuant to his employment letter.

On July 15, 2015, we issued 1,000,000 shares of its common stock valued at $800,000 to our then Chief Executive Officer, William Lupo, pursuant to his employment letter. Upon Mr. Lupo’s resignation on September 15, 2015, a separation agreement was signed in which he agreed to return 500,000 of these shares to us. We subsequently received the shares on November 19, 2015.

On July 1, 2015, we issued 100,000 shares of our common stock valued at $131,000 as consideration for an exclusive option to acquire the web portal LaMarihuana.com, subject to satisfaction of conditions.

On September 16, 2015, in conjunction with John Bluher’s resignation as President, we issued 1,600,000 shares of its common stock, valued at $208,000, as payment in full of all amounts due Mr. Bluher under his employment letter

On October 9, 2015, we issued 200,000 shares of common stock valued at $20,000 as settlement of a contract dispute.

On February 29, 2016, we sold $150,000 of convertible notes and warrants to purchase 4.9% of our issued and outstanding stock, in connection with our Joint venture agreement with Tumbleweed Holdings, Inc., as disclosed in our Form 8-K Current Report filed with the SEC on March 2, 2016. The warrant to purchase Company common stock has an exercise price of $0.08 per share, a three-year term and a cashless exercise right.

On January 10, 2017, the Company issued 400,000 previously accrued shares of the Company’s commons stock as settlement of its lawsuit with Lee Ori.

On April 10, 2017, we sold 1,000,000 shares of common stock in a private transaction at a per share price of $.025, for gross proceeds of $25,000, to an “accredited investor” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended.

Between June 5 and June 29, 2017, the Company issued a total of 1,631,660 shares of the Company’s common stock as settlement for an aggregate $163,166 in payables to an “accredited investor” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended. The Company recognized an aggregate gain of $76,617 on these settlements.

On July 17, 2017, the Company issued an aggregate 1,850,000 shares of the Company’s common stock in connection with the settlement of its lawsuit with Tumbleweed Holdings.

On December 21, 2017, the Company issued 3,000,000 shares of its common stock, valued at $300,000, as payment for a consulting contract.

On December 22, 2017, we sold 300,000 shares of common stock in a private transaction at a per share price of $.05, for gross proceeds of $15,000, to an “accredited investor” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended.

On January 10, 2018, the Company issued 106,500 shares of the Company’s commons stock to a vendor as settlement of a payable balance of $5,219.

On January 8, 2018, the Company issued an aggregate 7,904,000 shares of the Company’s common stock in connection with the closing of the Crush Mobile acquisition.

On January 8, 2018, the Company issued 300,000 shares of the Company’s commons stock valued at $23,400 as a commitment fee to a prospective investor.

On or about January 10, 2018, the Company issued a convertible promissory note in the principal amount of $100,000 for a purchase price of $90,000.

On February 16, 2018, the Company issued 500,000 shares of the Company’s common stock valued at $25,000 pursuant to a consulting contract .

On February 21, 2018, the Company issued 250,000 shares of the Company’s common stock valued at $12,250 pursuant to a consulting contract.

On June 21, 2018, Northsight Capital, Inc. (the “Company”) borrowed $58,000 from a third-party pursuant to a convertible promissory note. The note bears interest at 10% annually and matures on or about September 25, 2019. The Note is convertible into Company common stock, commencing 6 months after the issue date, at a variable conversion price equal to a 39% discount to the market price of the common stock.

On July 11, 2018, Northsight Capital, Inc. (the “Company”) borrowed $50,000 from a third-party pursuant to a convertible promissory note. The note bears interest at 10% annually and matures on or about October 10, 2019. The Note is convertible into Company common stock, commencing 6 months after the issue date, at a variable conversion price equal to a 39% discount to the market price of the common stock.

We believe that the foregoing transactions were exempt from the registration requirements under the Securities Act of 1933, as amended (“the Act”), based on the following facts: there was no general solicitation, there was a limited number of purchasers, each of whom the Registrant believes was an “accredited investor” (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchaser was not an underwriter within the meaning of Section 2(11) under the Act.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Description of Capital Stock

The following is a summary of the rights of our capital stock and certain provisions of our articles of organization, as amended, and by-laws. For more detailed information, please see our articles of organization, as amended, and by-laws filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

Our authorized capital stock currently consists of 200 million shares of common stock.

As of July 23 , 2018, we had 130,578 ,741 shares of common stock outstanding, held of record by 200 shareholders (includes the 78,500,000 shares of common stock issued in connection with the acquisition of Internet domains on June 23, 2014).

Description of Common Stock

Voting

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. An election of directors by our shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote on the election.

Dividends

Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors.

Liquidation and Dissolution

In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Other Rights and Restrictions

Holders of common stock do not have preemptive rights or subscription rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us, and there are no sinking fund provisions applicable to our common stock. Our articles of organization and by-laws do not restrict the ability of a holder of common stock to transfer his, her or its shares of common stock. However, applicable federal and state securities laws may restrict the ability of a holder of common stock to transfer his, her or its shares of common stock.

Nevada Anti-Takeover Law

Anti–Takeover Effects of Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of us or changing our Board of Directors and management.

According to our articles of incorporation and bylaws, neither the holders of our common stock nor the holders of any preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of us by replacing our Board of Directors.

The authorization of preferred stock with either specified voting rights or rights providing for the approval of extraordinary corporate action could be used to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of the Company by diluting their stock ownership.

Nevada Anti–Takeover Laws

Certain provisions of Nevada law may have the effect of delaying, deferring or preventing another party from acquiring control of us. These provisions, summarized below, may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Section 11 of our by-laws exempts us from the operation of the control share acquisition law.

Additionally the control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation. We do not currently meet the definition of an “Issuing Corporation.”

Accordingly, the provisions of the control share acquisition act do not apply to acquisitions of our common stock.

In the event our articles of incorporation or by-laws are amended to provide for the applicability of the control share acquisition act and the other above mentioned requirements are met, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Future Stock Issuances

Except as expressly set forth herein or pursuant to any equity incentive plan, we have no current plans to issue any additional shares of our capital stock. However, our authorized but unissued shares of common stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public and private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Trading Information

Our common stock is currently quoted in the OTCQB market under the symbol NCAP.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation .

INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Liability and Indemnification of Directors and Officers

Subject to applicable law, none of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions which involve intentional misconduct, fraud, knowing violation of law, (iii) for the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes or (iv) where eliminating or limiting such liability is prohibited by applicable law.

The corporation may indemnify any person in any action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

The corporation may indemnify any person in any action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Northsight in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

Insofar as indemnification for liability under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

(A) Former independent registered public accounting firm

On April 20, 2015, Northsight Capital, Inc. (the “Company” or “Registrant”) was notified by its independent registered public accounting firm, Wolinetz, Lafazan & Company PC (“WL”) that WL had elected to not stand for reelection as the Company’s auditor for reasons unrelated to the reviews or previously audited financials of the Company. WL was appointed as the Registrant’s independent registered public accounting firm on August 12, 2014, so it had not yet performed an audit of the Company’s financial statements. Mantyla McReynolds, LLC was the Registrant’s independent registered public accounting firm prior to the appointment of WL.

WL had not issued an audit report on the Company’s financial statements for the year ended December 31, 2014. WL has never issued a report that contained an adverse opinion or disclaimer of opinion, or that was qualified or modified as to uncertainty, audit scope or accounting principle During the period of its appointment (August 12, 2014 through April 20, 2015), there were no disagreements with WL on any matter of accounting principles or practices, financial statement disclosure, or review scope or procedure which, if not resolved to WL’s satisfaction, would have caused WL to make reference to the subject matter of the disagreement in connection with its reviews.

During the period of its appointment, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K, except for material weaknesses in internal control over financial reporting.

The Company provided WL with a copy of the disclosure contained in its Form 8-K filed with the SEC on April 22, 2015 and requested that it provide the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the contents of this disclosure. A copy of that letter, dated April 22, 2015, was attached as Exhibit 16.1 to its Form 8-K filed with the SEC on April 22, 2015.

(d) New independent registered public accounting firm

On April 20, 2015, the Company appointed Sadler Gibb & Associates LLC, Certified Public Accountants (“SG”), as its new independent registered public accounting firm, effective immediately, for the fiscal year ending December 31, 2014. This appointment was authorized and approved by the Company’s Board of Directors.

During the fiscal years ended December 31, 2014 and 2013 and through April 20, 2015, the Company did not consult with SG on any accounting matter for a specified transaction, completed or proposed, or consult with SG for the type of audit opinion that might be rendered on the Company’s financial statements, where a written report or oral advice was provided that SG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, the Company did not consult with SG on any “reportable events” as identified under Item 304(a)(2)(ii) of Regulation S-K.

LEGAL MATTERS

The validity of the common stock offered in this offering will be passed upon for us by The Nossiff Law Firm LLP, Andover, Massachusetts.

EXPERTS

On April 20, 2015, Sadler Gibb & Associates LLC, became our independent auditors, commencing with the year ended December 31, 2014. Sadler Gibb & Associates LLC, audited our financial statements at December 31, 201 7 and 201 6 , and for the years ended December 31, 201 7 and 201 6 , as set forth in its report. We have included our audited financial statements in the prospectus and elsewhere in the registration statement in reliance on Sadler Gibb & Associates LLC’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC for our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document. When we complete this offering, we will also be required to file annual, quarterly and special reports, proxy statements and other information with the SEC.

You can read our SEC filings, including the registration statement, over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549.You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

NORTHSIGHT CAPITAL, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	201 8	2017
	(unaudited)

ASSETS
Current Assets
Cash	$2,419	$612
Prepaid expenses	217,808	291,781
Stock subscription receivable	-	15,000
Total Current Assets	220,227	307,393

Web development costs, net $221,539 and $207,315 amortization	90,373	104,597
Goodwill	295,200	-
Other Intangibles , net $ 27,027 amortization	445,543	-

Total Assets	$1,051,343	$411,990

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$219,684	$219,800
Accounts payable and accrued expenses – related party	943,485	878,400
Notes payable – related party	2,165,593	2,000,293
Notes payable	159 ,900	79,900
Derivative liability	17,968	-
Total Current Liabilities	3, 506,630	3,178,393

Noncurrent Liabilities
Convertible notes payable, net debt discounts	68,013	-
Notes payable – related party	400,000	400,000
Total Liabilities	3, 974,643	3, 578,393

Commitments and Contingencies

Stockholders' Deficit
Common stock - 200,000,000 shares authorized having a par value of $.001 per share; 130,578,741 and 121,018 ,241 shares issued and outstanding as of March 31, 2018 and December 31, 2017 , respectively	130,579	121,018

Additional paid-in capital	19,354,639	18,638,874
Accumulated deficit	(22,408,518)	(21,926,295)
Total Stockholders' Deficit	(2,923,300)	(3,166,403)
Total Liabilities and Stockholders' Deficit	$1,051,343	$411,990

See accompanying notes to consolidated financial statements.

NORTHSIGHT CAPITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	March 31,	March 31,
	2018	2017

Revenues	$12,763	$3,165

Operating Expenses:
General administrative	392,956	56,165
Consulting expense - related party	45,000	45,000
Professional fees	88,833	51,933
Rent - related party	-	34,500
Total operating expenses	526,789	187,598

Loss From Operations	(514,026)	(184,433)
Other Income (Expense)
Gain on extinguishment	62,912	-
Interest expense	(32,628)	(17,323)
Gain on derivatives	1,519	-
Total other income (expense)	31,803	(17,323)

Net Loss	$(482,223)	$(201,756)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	129,493,891	113,118,229
Loss per Common Share - Basic and Diluted	$(0.00)	$(0.00)

See accompanying notes to consolidated financial statements.

NORTHSIGHT CAPITAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash Flows From Operating Activities
Net loss	$(482,223)	$(201,756)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	-	1,037
Amortization of web development costs	14,224	18,091
Amortization of intangible assets	27,027	-
Amortization of debt discounts	2,500	-
Gain on extinguishment of debt	(62,912)	-
Stock issued for consulting	77,001	-
Stock issued for debt commitment	23,400	-
Gain on derivatives	(1,519)	-
Changes in operating assets and liabilities:
Prepaid expenses	73,973	-
Accounts payable and accrued expenses	(19,449)	27,805
Accounts payable - related party	65,085	78,406
Net Cash Used In Operating Activities	(282,893)	(76,417)

Cash Flows From by Investing Activities
Cash acquired in conjunction with business acquisition	$4,400	$-
Net Cash Provided by Investing Activities	4,400	-

Cash Flows From Financing Activities
Proceeds from equity receivable	30,000	-
Proceeds from convertible notes payable	85,000	-
Proceeds from notes payable – related party	172,300	105,699
Payments on notes payable – related party	(7,000)	(43,488)
Net Cash Provided by Financing Activities	280,300	62,211

Net Increase (Decrease) In Cash	1,807	(14,206)
Cash, Beginning of Period	612	14,405
Cash, End of Period	$2,419	$199

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Non-Cash Activities
Common stock issued as settlement of obligations	$5,325	$62,000
Common stock issued in conjunction with Crush Mobile acquisition	$382,512	$-
Common stock issued for debt payments	$234,000	$-
Derivatives recorded as debt discounts	$19,487	$-

See accompanying notes to consolidated financial statements.

NORTHSIGHT CAPITAL, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

Northsight Capital Inc. (“Northsight” or “the Company”) was incorporated in the State of Nevada on May 21, 2008. In May , 2011, Safe Communications, Inc. (n/k/a Kuboo, Inc.) acquired 80% of the Company’s issued and outstanding common stock, and, as a result, became its parent company. On June 25, 2014, the Company completed the acquisition of approximately 7,500 cannabis related Internet domain names, in exchange for which the Company issued 78.5 million shares of its common stock and a promissory note in the principal amount of $500,000. As a result of this transaction, the seller of the domain names became an 81% stockholder of the Company. Kuboo, Inc. continues to be a significant stockholder of the Company. John Venners, our EVP of Operations and a director, is also a director of Kuboo, Inc .

The Company’s principal business is to provide a wide variety of online directories for a broad range of businesses engaged in the lawful sale and distribution of cannabis and hemp related products. Through the acquisition of Crush Mobile (described below), the Company is developing a group of dating sites with a presence in the Latino, Israeli and African American communities. The following constitute the Company’s major product categories: a monthly listing in one or more of the Company’s online directories, paid advertising in one or more of the Company’s online directories , leasing to customers one or more internet domain names for the customer’s exclusive use , and paid and unpaid online dating applications .

In May 2017, we signed a non-binding memorandum of terms to acquire Crush Mobile. On August 8, 2017, we entered into a definitive agreement to acquire all the outstanding membership interests of Crush Mobile, LLC, which was amended by Amendment No. 1 dated January 4, 2018 (as amended, the “Agreement”). As reported in our form 8-K filed with the SEC on January 10, 2018, the Crush acquisition was closed January 8, 2018. Accordingly, Crush’s operations are not included in the financial statements of the company as of December 31, 2017. Under the terms of the Agreement, we acquired all the outstanding membership interests of Crush Mobile, in exchange for an aggregate of approximately 8 million shares of common stock, plus $80,000 in cash, payable within one year of closing. We also agreed to piggy-back registration rights with respect to the shares of common stock issuable to the sellers in connection with the acquisition. In connection with Amendment No. 1 to the Agreement, the parties waived the condition that the Company complete a funding of at least $500,000.

Crush Mobile’s assets consist primarily of trademarks, domain names, mobile dating applications and related software and intellectual property. Crush Mobile, with approximately nine hundred thousand members, has developed a group of dating sites with a presence in the Latino, Israeli and African American communities. Crush will also be incorporating Northsight’s "Joint Lovers" dating app, which concentrates on the Cannabis space, into its dating applications suite.

The accompanying financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The interim financial statements reflect all adjustments, consisting of normal recurring adjustments which, in the opinion of management, are necessary to present a fair statement of the results for the period.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 . The results of operations for the three months ended March 31, 2018 , are not necessarily indicative of the operating results for the full year.

Principles of Consolidation

The Company and its subsidiary consist of the following entities, which have been consolidated in the accompanying financial statements:

Northsight Capital, Inc.

Crush Mobile, LLC

All intercompany balances have been eliminated in consolidation.

NOTE 2 – LIQUIDITY/GOING CONCERN

The Company had net losses of $ 482,223 for the three months ended March 31, 2018 , has accumulated losses of $ 22,408,518 and has had consistent negative cash flows from operating activities since inception (May 2008). These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. During three months ended March 31, 2018 the Company received a net $ 165,300 in loans from related party shareholders , and $85,000 from convertible notes to fund operations. Management plans to (i) raise additional capital as soon as possible, to fund continued operations of the Company and (ii) continue its efforts to generate revenues and income from operations.

In the event the Company does not generate sufficient funds from revenues or financing through the issuance of its common stock or from debt financing, the Company will be unable to fully implement its business plan and pay its obligations as they become due, any of which circumstances would have a material adverse effect on its business prospects, financial condition, and results of operations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

Management believes the impact of recently issued standards and updates, which are not yet effective, will not have a material impact on the Company’s financial position, results of operations or cash flows upon adoption.

With the adoption of ASC 606, the Company reviewed its previous revenue recognition policy under ASC 605. The Company determined that there were no material changes resulting from the adoption. Revenue would be recognized when the promised goods or services is provided to the Company’s customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. This is consistent with the revenue recognition policy previously used by the Company. The Company also reviewed the timing and recognition of accounts receivable for which the Company generates revenue and has determined no changes to be made to prior periods.

NOTE 4 – WEB DEVELOPMENT COSTS AND DOMAIN NAMES ASSETS

In accordance with ASC 350-50, during the three months ended March 31, 2018 and the year ended December 31, 2017, the Company did not capitalize any expenses towards the development of multiple websites on which third parties can advertise the sale and distribution of cannabis related products and services: an online “yellow pages.” The Company does not intend to engage in the sale or distribution of marijuana or related products. During the three months ended March 31, 2018 and 2017 the Company recorded website development expenses of $2,438 and $2,218 , respectively, which is included in general and administrative expenses on the Company’s consolidated statements of operations.

The Company amortizes these assets over their related useful lives (approximately 1 to 5 years), using a straight-line basis. Assets are reviewed for impairment whenever events or changes in circumstances exist that indicate the carrying amount of an asset may not be recoverable, or at least annually. Measurement of the amount of impairment, if any, is based upon the difference between the asset's carrying value and estimated fair value. Fair value is determined through various valuation techniques, including market and income approaches as considered necessary. During the three months ended March 31, 2018 and 2017 the Company recorded amortization expense of $14,224 and $18,091, respectively, related to websites previously launched.

	As of March 31, 2018	As of December 31, 2017	Amortization Period
Web development costs	311,912	311,912	5 years
Capitalized costs	-	-
Less: accumulated depreciation	(221,539)	(207,315)
	$90,373	$104,597

NOTE 5 – GOODWILL AND OTHER INTANGIBLES

On January 8, 2018, the Company closed its acquisition of Crush Mobile LLC. Under the terms of the Agreement, we acquired all the outstanding membership interests of Crush Mobile, in exchange for an aggregate 7,904,000 shares of common stock valued at $616,512, plus $80,000 in cash, payable within one year of closing. Crush Mobile’s assets consist primarily of trademarks, domain names, mobile dating applications and related software and intellectual property which the company has initially internally fair valued pending an independent 3 rd party valuation.

Goodwill and intangible assets consisted of the following at March 31, 2018 and December 31, 2017:

	As of March 31, 2018	As of December 31, 2017	Estimated Useful Life
Trademarks	323,665	-	5 years
Software and intellectual property	140,000	-	3 years
Customer lists	8,905	-	1 year
Goodwill	295,200	-	1 year
Total	767,770	-
Less: Accumulated amortization	(27,027)	-
	$740,743	$-

The Company records amortization expense for intangible assets on a straight-line basis over the estimated life of the related asset (approximately 1-5 years). Goodwill is tested periodically for impairment. The Company recorded amortization expense of $27,027 during the three months ended March 31, 2018 .

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES RELATED PARTY

At March 31, 2018, the Company had a balance in related party accounts payable and accrued expenses of $943,485 which consisted of the following:

Party Name:	Relationship:		Amount
Howard Baer	Spouse of significant shareholder	Consulting fees	400,500
Howard Baer	Spouse of significant shareholder	Accrued interest	126,883
John Venners	Director/EVP, President and CEO of Kuboo, Inc.	Consulting fees/salaries	233,466
John Venners	Director/EVP, President and CEO of Kuboo, Inc.	Advances	3,000
Kuboo, Inc.	Former parent company, significant shareholder	Rent	166,976
John Lemak	Significant shareholder	Accrued interest	12,660
			$943,485

NOTE 7 – NOTES PAYABLE RELATED PARTY

On May 19, 2015, the Company issued Kae Yong Park and her spouse Howard Baer (together, “Park”) a non-interest bearing, unsecured demand promissory note to evidence all unpaid advances received by the Company to that point and to cover all additional advances received afterward. Unpaid principal under the note is due and payable upon the earlier of (i) an “event of default” (as defined), (ii) written demand and (iii) the Company’s receipt of capital (to the extent of net proceeds received) from any capital raising transaction after May 15, 2015, whether in the form of debt, equity or otherwise.

On September 30, 2015, the Company amended and restated its promissory note to Park to include all advances to date and provide certain assets, including all internet domain names, websites and related assets as collateral. Repayment terms remain the same, and Park has to date not enforced the provision requiring repayment upon receipt of net proceeds from capital raising transactions.

During the three months ended March 31, 2018, Park advanced an aggregate of $57,300 on an unsecured basis to the Company for short-term capital needs. During this period, the Company also repaid $7,000 of its debt to Park. At March 31, 2018, the Company had a note payable to Park for these advances of $1342,657 which is secured by the assets of the Company. Park’s security interest in certain of the Company’s domains, websites and other assets has been subordinated to the security interest granted to John Lemak (and affiliated persons), who is an affiliate of Sandor capital, a significant shareholder, in connection with advances Mr. Lemak and related persons made to the company. Due to the on-demand nature of the amount owed to Park, the company has classified it as a current liability.

The following table summarizes the Company’s balance for these advances for the three months ended March 31, 2018:

Amount due - December 31, 2017	$1,292,357
Advances received from Park	57,300
Repayments made to Park	(7,000)
Balance due–March 31, 2018	$1,342,657

On June 23, 2014, the Company issued a $500,000 promissory note in conjunction with the purchase of approximately 7,500 cannabis-related internet domain names. The note originally bore interest at the rate of 3.25% per annum and the first $100,000 of which was payable upon the Company’s receipt of an aggregate of $1,000,000 in funding (whether debt or equity). The remaining $400,000 is payable in thirty-six equal monthly installments, commencing on the fifteenth day following the first month the Company realizes at least $150,000 in gross revenue (see Note 15 - Commitments and Contingencies).

On July 25, 2014, the Company amended and restated its promissory note in the principal amount of $500,000 owing to Kae Yong Park (the Company’s then majority shareholder) to provide that it would make the first $100,000 installment payment due under the Note on July 25, 2014 (earlier than required), in exchange for which Kae Yong Park agreed to waive all interest due over the term of the note. Thereafter, Kae Yong Park waived the requirement that the Company pay the $100,000 due under the Amended and Restated Note until August 25, 2014, at which time it was paid. The Company subsequently recaptured all previously recorded interest expense related to the note.

Between December 1, 2016 and March 16, 2017, the Company received aggregate proceeds of $101,299 from John Lemak, an affiliate of Sandor Capital, a related party and significant shareholder, for which notes were issued bearing 8% interest annually. On April 1, 2017, the Company issued a note for $102,465 consisting of $101,000 in principal and $1,465 in accrued interest for the previous notes. The $299 forgiven as part of the note restructure was recorded as a gain on extinguishment of debt. The note is non-interest bearing, matures on June 30, 2018, as amended, and is unsecured.

Between December 15, 2016 and January 13, 2017, the Company received aggregate proceeds of $41,550 from Sandor Capital, a related party and significant shareholder, for which notes were issued bearing 8% interest annually. On April 1, 2017, the Company issued a note for $42,374 consisting of $41,550 in principal and $824 in accrued interest for the previous notes. The note is non-interest bearing, matures on June 30, 2018, as amended, and is unsecured.

On April 1, 2017, the company renegotiated a $65,000 note to Sandor Capital, a related party and significant shareholder, with interest tied to the performance of its joint venture agreement into a new $71,097 note. The note is non-interest bearing, matures on June 30, 2018, as amended, and is unsecured. At the time of the refinance, the joint venture had not produced positive income, so no interest was due on the note. The $6,097 consideration given on the new note was recorded as a loss on extinguishment of debt.

Between May 1, 2017 and June 29, 2017, the Company received aggregate proceeds of $140,000 from John Lemak, an affiliate of Sandor Capital, a related party and significant shareholder, for which notes were issued bearing 8% interest annually. On April 1, 2017, the Company issued a note for $140,000 to restructure the previous notes. The note is non-interest bearing, matures on June 30, 2018 as amended, and is secured by certain domain names and websites owned by the Company.

Between August 1, 2017 and September 28, 2017, the Company received aggregate proceeds of $182,000 from John Lemak, an affiliate of Sandor Capital, a related party and significant shareholder, for which several notes were issued bearing 8% interest annually. The notes are non-interest bearing, mature on June 30, 2018, as amended, and secured by certain of the company’s domain name and websites.

Between October 1, 2017 and December 22, 2017, the Company received aggregate proceeds of $170,000 from John Lemak, an affiliate of Sandor Capital, a related party and significant shareholder, for which several notes were issued bearing 8% interest annually. The notes mature on June 30, 2018, as amended, and are secured by certain of the company’s domain name and websites.

On February 15, 2018, the Company received $40,000 from John Lemak, an affiliate of Sandor Capital, a related party and significant shareholder, for which a note was issued bearing 8% interest annually. The note matures on June 30, 2018 and is secured by certain of the company’s domain name and websites.

On March 29, 2018, the Company received $25,000 from John Lemak, an affiliate of Sandor Capital, a related party and significant shareholder, for which a note was issued bearing 8% interest annually. The note matures on June 30, 2018 and is secured by the Company’s equity interests in Crush Mobile LLC.

On March 29, 2018, the Company received $50,000 from Kae Yong Park and her spouse Howard Baer (together, “Park”), a related party and significant shareholder, for which a note was issued bearing 8% interest annually. The note matures on June 30, 2018 and is secured by the Company’s equity interests in Crush Mobile LLC.

See Note 16 - Subsequent Events

NOTE 8 – NOTES PAYABLE

Notes

On July 1, 2015, the Company entered into a seven (7) day loan agreement with two parties for aggregate proceeds of $34,900. The note bears interest at the rate of six percent (6%) annually. In addition to the loans, the Company issued an aggregate 349,000 shares of common stock valued at $26,016 and warrants to purchase an aggregate 100,000 shares of the Company’s common stock at an exercise price of $0.25 per share valued at $6,898. The relative fair value of the shares and warrants associated with these notes have been recorded as debt discount to be amortized over the life of the loans. As of March 31, 2018, these notes have not yet been repaid and are in default.

On August 10, 2015, the Company entered into a one hundred twenty (120) day loan agreement with an existing investor for aggregate proceeds of $45,000 (two installments of $22,500 each). The note bears interest at the rate of six percent (6%) annually. As additional consideration for these loans, the Company issued an aggregate 1,200,000 shares of common stock valued at $38,918. The relative fair value of the shares associated with these notes have been recorded as debt discount to be amortized over the life of the loans). As of March 31, 2018, these notes have not yet been repaid and are in default.

Between June 5, 2017 and June 29, 2017 notes payable to a vendor in the aggregate amount of $116,553 were settled with the issuance of 1,631,660 shares of the Company’s common stock (an implied conversion price of $.10 per share). The common stock was valued at $82,049 on the dates of issuance, resulting in a gain on settlement of $76,617.

On January 8, 2018, the Company assumed $80,000 in note payable to a former equity holder through its acquisition of Crush Mobile LLC. The note is non-interest bearing and matures one year from the date of acquisition.

On January 8, 2018, the Company assumed $300,000 in notes payable to former equity holders through its acquisition of Crush Mobile LLC. The notes were concurrently settled at closing through the issuance of 3,000,000 shares of the Company’s common stock. The Company recognized a gain on settlement of $66,000 related to these note settlements.

Convertible Notes

On January 10, 2018, the Company issued a three-year $100,000 convertible zero coupon note for proceeds of $85,000. The note is initially convertible into shares of the Company’s stock at a price of $0.10 per share or a total of 1,000,000 shares. The note contains a provision which, in the event of default, adjusts the conversion price to equal 65% of the lowest closing price for the preceding 20 trading days. At the time the note was signed, the Company was in default on a previous note which triggered this default provision. Consequently, the Company has accounted for this through the creation of a derivative liability initially valued at $19,487 which was recorded as a discount to the debt.

The following table summarizes the Company’s notes and convertible notes payable for the three months ended March 31, 2018:

	Notes	Convertible Notes
Balance – December 31, 2017	$79,900	$-
Note proceeds received	-	100,000
Notes acquired from business acquisition	80,000	-
Repayments on notes	-	-
Total	159,000	100,000
Debt discounts	-	(31,987)
Balance –March 31, 2018	$159,900	$68,013

NOTE 9 – DERIVATIVE LIABILITIES

The Company has identified conversion features embedded within its convertible note issued January 10, 2018 (see Note 8 – Notes Payable), and has determined that the features associated with the embedded conversion option should be accounted for at fair value as a derivative liability. The Company has valued the embedded conversion feature using a Binomial Lattice Model.

The fair value of the conversion feature is summarized as follows:

Derivative liability - December 31, 2017	$-
Day one value of derivatives issued	19,487
Fair value mark to market adjustment for equity instruments	(1,519)
Derivative liability – March 31, 2018	$17,968

The Company recorded the day one value of derivative contract associated with the convertible note issuance as a discount to the debt agreement to be amortized over the life of the agreement. The Company recorded a gain on derivatives of $1,519 during the three months ended March 31, 2018.

The fair values at the commitment and re-measurement dates for the Company’s derivative liabilities were based upon the following management assumptions as of March 31, 2018:

	Commitment Date	Re-measurement Date
Expected dividends	0%	0%
Expected term:	3 year	2.48 years
Risk free interest rate	2.07%	2.39%

NOTE 10 – BUSINESS ACQUISITION

On January 8, 2018, the Company completed its acquisition of Crush Mobile, LLC (“Crush Mobile”) from its members. Crush Mobile’s assets consist primarily of trademarks, domain names, mobile dating applications and related software and intellectual property. In connection with the closing of the acquisition, the Registrant is issuing an aggregate of 7,904,000 shares of common stock as follows: (i) 4,904,000 shares to the Crush Mobile members and (ii) 3,000,000 shares to certain Crush Mobile creditors (who are also members) in full satisfaction of $300,000 of indebtedness owed to them by Crush Mobile.

The Company applied the acquisition method of accounting to the business combination and has valued each of the assets acquired (cash, accounts receivable, customer lists, and intangible assets) and liabilities. The cash, accounts receivable, intangible assets, accounts payable and notes payable were deemed to be recorded at fair value as of the acquisition date. The preliminary allocation of the purchase price was based on estimates of the fair value of the assets and liabilities assumed based on provisional amounts. The allocation of the excess purchase price is not final and the amounts allocated to intangible assets are subject to change pending the completion of final valuations of certain assets and liabilities. Under the purchase agreement, the Company issued 4,904,000 shares of common stock, and an additional 3,000,000 shares of common stock to satisfy outstanding notes payable.

The following table shows the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Purchase Price
4,904,000 shares of common stock valued at $0.078 per share	$382,512
Allocation of Purchase Price
Cash	$4,400
Receivables	15,000
Trademarks	323,665
Intellectual property	140,000
Customer lists	8,905
Goodwill	295,200
Accounts payable	(24,658)
Debt Obligations	(380,000)
$382,512

From the date of acquisition on January 8, 2018 to March 31, 2018, Crush Mobile generated total revenue of $8,795.

NOTE 11 – EQUITY

On January 10, 2018, the Company issued 106,500 shares of the Company’s commons stock to a vendor as settlement of a payable balance of $5,219, resulting in a loss on settlement of $3,089 .

On January 8, 2018, the Company issued 300,000 shares of the Company’s commons stock valued at $23,400 as a commitment fee to a prospective investor .

On January 8, 2018, the Company issued an aggregate 7,904,000 shares of the Company’s common stock in connection with the closing of the Crush Mobile acquisition (see Note 10 – Business Acquisition).

On January 8, 2018, the Company issued 500,000 shares of the Company’s common stock to Tumbleweed Holdings pursuant to their prior settlement agreement .

On February 16, 2018, the Company issued 500,000 shares valued at $25,500, or $0.05 per share, of the Company’s common stock pursuant to a consulting contract.

On February 21, 2018, the Company issued 250,000 shares valued at $12,500, or $0.05 per share, of the Company’s common stock pursuant to a consulting contract .

NOTE 12 – STOCK WARRANTS

The Company has applied fair value accounting for all warrants issued. The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model.

A summary of the Company’s warrant activity for the three months ended March 31, 2018 is as follows:

	Number of Warrants	Weighted Average Exercise Price
Outstanding – December 31, 2017	11,355,285	$0.05
Granted	-	-
Expired	(375,000)	0.09
Cancelled	-	-
Exercised/settled	-	-
Balance as March 31, 2018	10,980,285	$.06

The Company’s outstanding warrants at March 31, 2018 are as follows:

Warrants Outstanding				Warrants Exercisable
Exercise Price Range	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Intrinsic Value
$0.05 - $0.25	10,980,285	2.37	$0.06	10,980,285	$0.06	-

NOTE 13 – EARNINGS (LOSS) PER SHARE

Net earnings (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

Since the Company reflected a net loss for the three months ended March 31, 2018 and 2017 , respectively, the effect of considering any common stock equivalents, if exercisable, would have been anti-dilutive. Therefore, a separate computation of diluted earnings (loss) per share is not presented.

The Company has the following common stock equivalents as of March 31, 2018:

As of March 31, 2018
Warrants (exercise price $0.05 - $0.25/share)	10,980,285
Convertible debt (exercise price $0.016/share)	6,129,329
17,109,614

NOTE 14 – RELATED PARTY TRANSACTIONS

On April 13, 2016, the Company agreed to amend the promissory note with Kae Yong Park and Howard R. Baer so as to make $564,000 in principal amount due under said Note interest bearing at the rate of 10% per annum, effective January 1, 2016. The remaining principal is non-interest bearing. During the three months ended March 31, 2018, the company incurred interest expense of $13,907 related to this note. At March 31, 2018, the Company has accrued interest owed under this agreement of $126,861.

During the three months ended March 31, 2018, the Company received aggregate proceeds of $65,000 from Sandor Capital, a related party and significant shareholder and John Lemak, its affiliate, for which notes were issued. The notes mature June 30, 2018 and are secured by certain company assets. At March 31, 2018, the Company had accrued interest of $12,660 related to his notes.

During the three months ended March 31, 2018, the Company received proceeds of $50,000 from Kae Yong Park, a significant shareholder, and her spouse, Howard Baer, a related party and significant shareholder for which a note was issued. The note matures June 30, 2018 and is secured by certain company assets. At March 31, 2018, the Company had accrued interest of $22 related to this note.

During the three months ended March 31, 2018, Kae Yong Park, a significant shareholder, and her spouse, Howard Baer (collectively, “Park”), advanced an aggregate of $57,300 on an unsecured basis to the Company for short-term capital needs. During this period, the Company also repaid $7,000 of its secured debt to Park. At March 31, 2018, the Company had a note payable to Park for these advances of $1,342,657 which is secured by the assets of the Company.

During the three months ended March 31, 2018, the Company incurred expenses of $45,000 related to its consulting contract with Howard Baer, the spouse of Kae Yong Park, our significant shareholder.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

In May 2014, The Company entered into an asset purchase agreement that requires the Company to pay a monthly royalty equal to six percent of gross monthly revenues over $150,000. The royalty payment is payable for a period of thirty-six months from and after the first month in which the Company’s gross revenues are in excess of $150,000.

On June 23, 2014, the Company issued a $500,000 promissory note in conjunction with the purchase of approximately 7,500 cannabis-related internet domain names. The original note bore interest at the rate of 3.25% per annum and was payable as follows: upon the Company’s receipt of an aggregate of $1,000,000 in funding (whether debt or equity), $100,000 was required to be paid. The remaining $400,000 is payable in thirty-six equal monthly installments, commencing on the fifteenth day following the first month the Company realizes at least $150,000 in gross revenue.

On July 25, 2014, the Company amended and restated its promissory note in the principal amount of $500,000 owing to Kae Yong Park (the Company’s then majority shareholder) to provide that it would make the first $100,000 installment payment due under the Note on July 25, 2014 (earlier than required), in exchange for which Kae Yong Park agreed to waive all interest due over the term of the note. Thereafter, Kae Yong Park waived the requirement that the Company pay the $100,000 due under the Amended and Restated Note until August 25, 2014, at which time it was paid.

NOTE 16 – SUBSEQUENT EVENTS

We have evaluated all events that occurred after the balance sheet date through the date when our financial statements were issued to determine if they must be reported. Management has determined that other than as disclosed below, there were no additional reportable subsequent events to be disclosed.

Loan Advances

Between April 17, 2018 and May 8, 2018, John Lemak, an affiliate of Sandor Capital, a related party and significant shareholder, advanced the Company an aggregate $90,000 to fund business operations.

Between April 3, 2018 and May 15, 2018, Kae Park, a related party and significant shareholder, advanced the Company an aggregate $67,000 to fund business operations. During this same period, the company repaid $30,000 of these advances.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Northsight Capital, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Northsight Capital, Inc. (“the Company”) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two year period ended December 31, 2017 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2015

Salt Lake City, UT

April 2, 2018

NORTHSIGHT CAPITAL, INC.

BALANCE SHEETS

	December 31,	December 31,
	2017	2016

ASSETS
Current Assets
Cash	$612	$14,405
Prepaid expenses	291,781	-
Stock subscription receivable	15,000	-
Total Current Assets	307,393	14,405

Property and equipment, net $12,438 and $9,763 depreciation	-	2,675
Web Development Costs, net $207,315 and $189,223 amortization	104,597	176,963
Investment in joint venture	-	17,361
Total Assets	$411,990	$211,404

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$219,800	$340,805
Accounts payable and accrued expenses – related party	878,400	704,997
Notes payable – related party	2,000,293	1,542,217
Notes payable	79,900	79,900
Convertible notes payable	-	100,000
Total Current Liabilities	3,178,393	2,767,919

Noncurrent Liabilities
Notes payable – related party, net of current portion	400,000	400,000
Total Liabilities	3,578,393	3,167,919

Commitments and Contingencies

Stockholders' Deficit
Common stock - 200,000,000 shares authorized having a par value of $.001 per share; 121,018,241 and 112,836,581 shares issued and outstanding as of December 31, 2017 and 2016, respectively	121,018	112,837
Subscription payable	-	62,000
Additional paid-in capital	18,638,874	17,552,058
Accumulated deficit	(21,926,295)	(20,683,410)
Total Stockholders' Deficit	(3,166,403)	(2,956,515)
Total Liabilities and Stockholders' Deficit	$411,990	$211,404

See accompanying notes to financial statements.

NORTHSIGHT CAPITAL, INC.

STATEMENTS OF OPERATIONS

	For The Years Ended
	December 31,	December 31,
	2017	2016

Revenues	$20,100	$15,680

Operating Expenses:
General administrative	730,744	488,116
Consulting expense - related party	180,000	180,000
Executive compensation	-	282,594
Professional fees	234,713	212,815
Rent - related party	69,000	134,400
Travel	1,327	2,327
Total operating expenses	1,215,784	1,300,252

Loss from operations	(1,195,684)	(1,284,572)

Other Income (Expense)
Loss on extinguishment of debt	(5,798)	-
Gain on settlement of obligations	45,867	-
Loss on investments	(17,361)	(475,751)
Loss from equity investment	-	(10,695)
Interest expense	(69,909)	(63,063)
Loss on deposit	-	(131,000)
Total other income (expenses)	(47,201)	(680,509)

Net Loss Before Income Taxes	(1,242,885)	(1,965,081)

Income tax	-	-

Net Loss	$(1,242,885)	$(1,965,081)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	115,813,660	112,818,088
Loss per Common Share - Basic and Diluted	$(0.01)	$(0.02)

See accompanying notes to financial statements.

NORTHSIGHT CAPITAL, INC.

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2017	2016
Cash Flows From Operating Activities
Net loss	$(1,242,885)	$(1,965,081)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	2,675	4,146
Amortization of web development costs	72,366	72,366
Stock issued for consulting	8,219	-
Loss on deposit	-	131,000
Warrants issued for executive compensation	-	102,594
Warrants issued for compensation – related party	480,199	-
Loss on extinguishment of debt	5,798	-
Loss on investments	17,361	475,751
Loss from equity investment	-	10,695
Gain on settlement of obligations	(45,867)	-
Changes in operating assets and liabilities:
Prepaid expenses	-	-
Web development costs	-	-
Accounts receivable	-	400
Accounts payable and accrued expenses	37,660	(36,326)
Accounts payable - related party	175,692	531,055
Net Cash Used In Operating Activities	(488,782)	(673,400)
Cash Flows From Investing Activities
Investment in joint venture	-	(28,056)
Net Cash Used In Investing Activities	-	(28,056)
Cash Flows From Financing Activities
Proceeds from sale of common stock	25,000	-
Proceeds from convertible notes payable	-	100,000
Proceeds from notes payable – related party	635,049	656,600
Payments on notes payable – related party	(185,060)	(63,690)
Net Cash Provided by Financing Activities	474,989	692,910
Net Decrease In Cash	(13,793)	(8,546)
Cash, Beginning of Period	14,405	22,951
Cash, End of Period	$612	$14,405
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$-	$158
Cash paid for income taxes	$-	$-
Non-Cash Activities
Issuance of common stock for consulting contracts	$300,000	$-
Issuance of common stock payable	$62,000	$-
Issuance of common stock as settlement of obligations	$142,398	$7,500
Issuance of common stock for stock subscription receivable	$15,000	$-

See accompanying notes to financial statements.

NORTHSIGHT CAPITAL, INC.

STATEMENT OF STOCKHOLDER’S DEFICIT

			Additional
	Common Stock		Paid-in	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total

Balance, December 31, 2015	112,761,581	$ 112,762	$ 16,966,288	$ 62,000	$ (18,718,329)	$ (1,577,279)

Common stock issued for settlement of obligations	75,000	75	7,425	-	-	7,500
Warrants issued as compensation	-	-	102,594	-	-	102,594
Warrants issued in conjunction with joint venture	-	-	475,751	-	-	475,751
Net loss for the year ended December 31, 2016	-	-	-	-	(1,965,081)	(1,965,081)

Balance, December 31, 2015	112,836,581	$ 112,837	$ 17,552,058	$ 62,000	$ (20,683,410)	$ (2,956,515)

Common stock issued for settlement of prior obligations	400,000	400	61,600	(62,000)	-	-
Common stock issued for settlement of obligations	1,631,660	1,631	80,417	-	-	82,048
Common stock sold for cash	1,000,000	1,000	24,000	-	-	25,000
Common stock issued for stock subscription receivable	300,000	300	14,700			15,000
Common stock issued in conjunction with Tumbleweed settlement	1,850,000	1,850	128,900	-	-	130,750
Common stock issued in conjunction with consulting contracts	3,000,000	3,000	297,000	-	-	300,000
Warrants issued as compensation – related party	-	-	480,199	-	-	480,199
Net loss for the year ended December 31, 2017	-	-	-	-	(1,242,885)	(1,242,885)

Balance, December 31, 2017	121,018,241	$ 121,018	$ 18,638,874	$ -	$ (21,926,295)	$ (3,166,403)

See accompanying notes to financial statements.

NORTHSIGHT CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Northsight Capital Inc. (“Northsight” or “the Company”) was incorporated in the State of Nevada on May 21, 2008. In May, 2011, Safe Communications, Inc. (n/k/a Kuboo, Inc.) acquired 80% of the Company’s issued and outstanding common stock, and, as a result, became its parent company. On June 25, 2014, the Company completed the acquisition of approximately 7,500 cannabis related Internet domain names, in exchange for which the Company issued 78.5 million shares of its common stock and a promissory note in the principal amount of $500,000. As a result of this transaction, the seller of the domain names became an 81% stockholder of the Company. Kuboo, Inc. continues to be a significant stockholder of the Company. John Venners, our EVP of Operations and a director, is also a director of Kuboo, Inc. See Note 15 - Related Party Transactions.

The Company’s principal business is to provide a wide variety of online directories for a broad range of businesses engaged in the lawful sale and distribution of cannabis and hemp related products. The following constitute the Company’s major product categories: a monthly listing in one or more of the Company’s online directories, paid advertising in one or more of the Company’s online directories and leasing to customers one or more internet domain names for the customer’s exclusive use.

In May 2017, we signed a non-binding memorandum of terms to acquire Crush Mobile. On August 8, 2017, we entered into a definitive agreement to acquire all the outstanding membership interests of Crush Mobile, LLC, which was amended by Amendment No. 1 dated January 4, 2018 (as amended, the “Agreement”). As reported in our form 8-K filed with the SEC on January 10, 2018, the Crush acquisition was closed January 8, 2018. Accordingly, Crush’s operations are not included in the financial statements of the company as of December 31, 2017. Under the terms of the Agreement, we acquired all the outstanding membership interests of Crush Mobile, in exchange for an aggregate of approximately 8 million shares of common stock, plus $80,000 in cash, payable within one year of closing. We also agreed to piggy-back registration rights with respect to the shares of common stock issuable to the sellers in connection with the acquisition. In connection with Amendment No. 1 to the Agreement, the parties waived the condition that the Company complete a funding of at least $500,000.

Crush Mobile’s assets consist primarily of trademarks, domain names, mobile dating applications and related software and intellectual property. Crush Mobile, with approximately nine hundred thousand members, has developed a group of dating sites with a presence in the Latino, Israeli and African American communities. Crush will also be incorporating Northsight’s "Joint Lovers" dating app, which concentrates on the Cannabis space, into its dating applications suite.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. Such estimates include, but are not limited to, allowance for doubtful accounts and valuations of intangible assets, among others. Actual results could differ from those estimates.

Risk and Uncertainties

The Company operates in an industry that is subject to rapid change and intense competition. The Company’s operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks, including the potential risk of business failure.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase and money market accounts to be cash equivalents. As of December 31, 2017 and 2016 , the Company had no cash equivalents and all cash amounts consisted of cash on deposit.

Stock-Based Compensation

Share-based compensation awards, including stock options and restricted stock awards, are recorded at estimated fair value on the awards’ grant date, based on estimated number of awards that are expected to vest. The grant date fair value is amortized on a straight-line basis over the time in which the awards are expected to vest, or immediately if no vesting is required. Share-based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the fair value of the share-based payments whichever is more readily determinable. The fair value of restricted stock awards is based on the fair value of the stock underlying the awards on the grant date as there is no exercise price.

The fair value of stock options is estimated using the Black-Scholes option-pricing model. The determination of the fair value of each stock award using this option-pricing model is affected by our assumptions regarding a number of complex and subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards and the expected term of the awards based on an analysis of the actual and projected employee stock option exercise behaviors and the contractual term of the awards. We recognize stock-based compensation expense over the requisite service period, which is generally consistent with the vesting of the awards, based on the estimated fair value of all stock-based payments issued to employees and directors that are expected to vest.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of various payments that the Company has made in advance for goods or services to be received in the future. These prepaid expenses include service contracts paid in advance with the company’s common stock.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable represent obligations from customers that are subject to normal collection terms and are recorded at the invoiced amount, net of any allowance for doubtful accounts, and do not typically bear interest. The Company assesses the collectability of the accounts by taking into consideration the aging of accounts receivable, changes in customer credit worthiness, general market and economic conditions, and historical experience. Bad debt expenses are recorded as part of selling, general and administrative expenses in the statements of operations. The Company writes off the receivable balance against the allowance when management determines a balance is uncollectible. At December 31, 2016, the Company recorded a full allowance of $34,204 against its receivable balance due to the uncertainty of its collectability, which was then written off in 2017.

Property and Equipment/Web Development Costs

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed on a straight-line basis over the estimated useful lives of the respective assets or, in the case of leasehold improvements, the remaining lease term, if shorter. When assets are retired or otherwise disposed of, the assets and related accumulated depreciation are removed and the resulting gains or losses are recorded as part of other income or expense in the statements of operations. Repairs and maintenance costs are expensed as incurred.

The estimated useful lives of the property and equipment are as follows:

Property and Equipment	Estimated Useful Life
Furniture, fixtures and equipment	3 years
Web development costs	5 years

Investment in joint Venture

The Company’s ownership of the joint venture company is accounted for under the equity method of accounting, in accordance with ASC 323. Under the equity method of accounting, an Investee Company’s accounts are not reflected within the Company’s Balance Sheets and Statements of Operations; however, the Company’s share of the earnings or losses of the Investee Company is reflected as a gain or loss on the Company’s investment. Additionally, under the equity method of accounting, the Company’s initial investment in the joint venture company was recorded at the historic cost basis of the contributed domain of $0. Accordingly, the Company expensed $475,751 related to the value of warrants the Company issued and is included as a component of loss on investments in the Company’s Statements of Operations. As of December 31, 2017, the Company has abandoned the joint venture company.

When the Company’s carrying value in an equity method investee company is reduced to zero, no further losses are recorded in the Company’s financial statements unless the Company guaranteed obligations of the Investee Company or has committed additional funding. When the investee company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized. On disposal of investments in joint ventures and associated companies, the difference between disposal proceeds and the carrying amounts of the investments are recognized in profit or loss.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances exist that indicate the carrying amount of an asset may not be recoverable. When indicators of impairment exist, an estimate of undiscounted future cash flows is used in measuring whether the carrying amount of the asset or related asset group is recoverable. Measurement of the amount of impairment, if any, is based upon the difference between the asset's carrying value and estimated fair value.

Revenue Recognition

Revenue is recognized when all of the following criteria are met:

• Persuasive evidence of an arrangement exists. Evidence of an arrangement consists of an order from the Company’s distributors, resellers or customers.

• Delivery has occurred. Delivery is deemed to have occurred when title and risk of loss has transferred, either upon shipment of products to customers or upon delivery.

• The fee is fixed or determinable. The Company assesses whether the fee is fixed or determinable based on the terms associated with the transaction.

• Collection is reasonably assured. The Company assesses collectability based on credit analysis and payment history.

Revenue for adds sold is recognized upon delivery of the advertising or is amortized over the time period the advertisement runs using the straight-line method if the advertising contract spans multiple periods.

Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases, operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely to be realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

The Company records interest and penalties related to unrecognized tax benefits in income tax expense. There were no interest or penalties related to unrecognized tax benefits for the years ended December 31, 2017 and 2016.

Fair Value of Financial Instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments under FASB ASC Topic 825, “Financial Instruments,” approximate their carrying amounts presented in the accompanying financial statements at December 31, 2017 and 2016.

Loss Contingencies

The Company recognizes contingent losses that are both probable and estimable. In this context, the Company defines probability as circumstances under which events are likely to occur. In regards to legal costs, we record such costs as incurred.

Earnings per Share Policy

The Company complies with the accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per common share incorporates the dilutive effect of common stock equivalents on an average basis during the period.

The calculation of diluted net loss per share excludes 11,355,285 warrants as of December 31, 2017 and 2016, since their effect is anti-dilutive.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption

NOTE 3 – LIQUIDITY/GOING CONCERN

The Company has accumulated losses of $21,926,295 and has had sustained negative cash flows from operating activities since inception (May 2008). These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. During the year ended December 31, 2017, the Company raised aggregate gross proceeds of $635,049 in capital through the issuance of notes payable and $25,000 through the issuance of common stock. Management plans to (i) raise additional capital as soon as possible, to fund continued operations of the Company and (ii) eventually to generate profits from operations.

In the event the Company does not generate sufficient funds from revenues or financing through the issuance of its common stock or from debt financing, the Company will be unable to fully implement its business plan and pay its obligations as they become due, any of which circumstances would have a material adverse effect on its business prospects, financial condition, and results of operations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

NOTE 4 – INVESTMENT IN JOINT VENTURE

On February 29, 2016, the Company entered into a joint venture agreement with Tumbleweed Holdings, Inc. (“TW”), pursuant to which a newly formed joint venture company is developing an online dating service around the URL, www.jointlovers.com. The Company and TW own 60% and 40% respectively of equity of the joint venture company.

On August 15, 2016, the Company instituted a legal action in Arizona against, Tumbleweed Holdings Inc., (“TW”). The complaint alleged that (i) TW breached the joint venture agreement by failing to fund the remaining $15,000 due to the joint venture company by April 29, 2016, (ii) TW breached the joint venture agreement by failing to fund the last $50,000 convertible note due to the Company by April 29, 2016, and (iii) TW breached the joint venture agreement by failing to fund their respective 40% of development expense in excess of the initial $100,000. The Company sought damages in the amount of $128,000 plus interest.

On September 22, 2016, Tumbleweed Holdings Inc., instituted a counterclaim in Arizona in response to the above legal action. The complaint alleged that (i) The Company breached the joint venture agreement by failing to leverage relationships and failing to provide budgeting and accounting records, (ii) the Company breached implied covenant of good faith and fair dealing by enticing TW into making significant contributions and then failing to perform under the agreement, (iii) the Company was unjustly enriched by having use of funds contributed by TW, (iv) the Company converted funds contributed by TW into its own assets, and (v) the Company has not provided accounting for all funds received by TW.

On July 17, 2017, the Company and Tumbleweed settled the litigation relating to the joint venture. As part of the settlement, Tumbleweed converted its $100,000 convertible note and it’s $85,000 joint venture investment into shares of company common stock at a rate of $.10 per share, resulting in a net loss on settlement of $30,750. The warrants issuable to Tumbleweed and the company were cancelled. The parties released each other from all claims related to the joint venture. Following the settlement, the Company wrote down its investment in the joint venture to zero and abandoned the joint venture.

Summary balance sheet information on the joint venture for at December 31, 2017 and 2016 is as follows:

	December 31,	December 31,
	2017	2016

ASSETS
Current Assets
Accounts Receivable – Related Party	$-	$33,704
Total Current Assets	-	33,704

Web Development Costs	-	128,936
Total Assets	$-	$162,640

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable – related party	$-	$34,204
Total Current Liabilities	-	33,704

Stockholders' Equity

Common stock	-	1
Additional paid-in capital	-	146,560
Accumulated deficit	-	(18,125)
Total Stockholders' Equity	-	128,436
Total Liabilities and Stockholders' Equity	$-	$162,640

Summary revenue information on the joint venture for the years ended December 31, 2017 and 2016 is as follows:

	For the Years Ended
	December 31, 2017	December 31, 2016
	(Unaudited)	(Unaudited)

Revenues	$-	$-

Operating Expenses:
General administrative	-	14,525
Rent - related party	-	3,600
Total operating expenses	-	18,125

Loss from operations	-	(18,125)

Net Loss	$-	$ (18,125)

Company Share of Net Loss	$-	$(10, 695 )

NOTE 5 – WEB DEVELOPMENT COSTS AND DOMAIN NAMES ASSETS

In accordance with ASC 350-50, during the years ended December 31, 2017 and 2016, the Company did not capitalize any costs incurred towards the development of various websites , including a website on which third parties can advertise the sale and distribution of cannabis related products and services: an online “yellow pages.” The Company does not intend to engage in the sale or distribution of marijuana or related products. The Company recorded website development expenses of $ 8,941 and $25,184 which is included in general and administrative expenses during the years ended December 31, 2017 and 2016, respectively.

The Company amortizes web development costs over their related useful lives (approximately 1 to 5 years), using a straight-line basis. Fair value is determined through various valuation techniques, including market and income approaches as considered necessary.

The Company recorded amortization of $72,366 and $72,366during the years ended December 31, 2017 and 2016, respectively.

	As of December 31, 2017	As of December 31, 2016	Amortization Period
Web development costs	$311,912	$311,912	5 years
Less: recapture of costs	-	-
Less: accumulated depreciation	(207,315)	(134,949)
	$104,597	$176,963

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2017 and 2016:

	As of December 31, 2016	As of December 31, 2015	Estimated Useful Life
Furniture and equipment	$12,438	$12,438	3 years
Total	12,438	12,438
Less: accumulated depreciation	(12,438)	(9,763)
	$-	$2,675

The Company records depreciation expense on a straight-line basis over the estimated life of the related asset (approximately 3 years). The Company recorded depreciation expense of $2, 675 and $ 4,146 during the years ended December 31 , 2017 and 2016, respectively.

NOTE 7 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES RELATED PARTY

At December 31 , 2017, the Company had a balance in related party accounts payable and accrued expenses of $ 878,400 which consisted of the following:

Party Name:	Relationship:		Amount
Howard Baer	Spouse of significant shareholder	Consulting fees	$355,500
Howard Baer	Spouse of significant shareholder	Accrued Interest	112,955
John Venners	Director/EVP, President and CEO of Kuboo, Inc.	Consulting fees	233,466
John Venners	Director/EVP, President and CEO of Kuboo, Inc.	Advances	3,000
Kuboo, Inc.	Former parent company, significant shareholder	Rent	166,976
John Lemak	Significant shareholder	Interest	6,503
			$878,400

NOTE 8 – NOTES PAYABLE RELATED PARTY

On May 19, 2015, the Company issued Kae Yong Park and her spouse Howard Baer (together, “Park”) a non-interest bearing, unsecured demand promissory note to evidence all unpaid advances received by the Company to that point and to cover all additional advances received afterward. Unpaid principal under the note is due and payable upon the earlier of (i) an “event of default” (as defined), (ii) written demand and (iii) the Company’s receipt of capital (to the extent of net proceeds received) from any capital raising transaction after May 15, 2015, whether in the form of debt, equity or otherwise.

On September 30, 2015, the Company amended and restated its promissory note to Park to include all advances to date and provide certain assets, including all internet domain names, websites and related assets as collateral. Repayment terms remain the same, and Park has to date not enforced the provision requiring repayment upon receipt of net proceeds from capital raising transactions.

On April 13, 2016, the Company agreed to amend the promissory note so as to make $564,000 in principal amount due under said Note interest bearing at the rate of 10% per annum. At December 31, 2017, the Company had accrued interest under this note of $112,955.

During the year ended December 31 , 2017, Park advanced an aggregate of $ 62,750 to the Company for short-term capital needs. During this period the Company repaid $ 43 ,550 of its secured debt to Park and recaptured $ 141,510 worth of payroll expenses for Park’s use of Company personnel.  Amounts recaptured for the use of Company personnel have been treated as repayments on the Company’s Statements of Cash Flows. At December 31 , 2017, the Company had a note payable to Park for these advances of $1, 292,357 which is secured by the assets of the Company. Because this debt is payable on demand, the company has classified it as a current liability.

The following table summarizes the Company’s balance for these advances for the year ended December 31 , 2017:

Amount due - December 31, 2016	$1,414,667
Advances received from Park	62,750
Recapture of Company expenses	(141,510)
Repayments made to Park	(43,550)
Balance due – December 31 , 2017	$1, 292,357

On June 23, 2014, the Company issued a $500,000 promissory note in conjunction with the purchase of approximately 7,500 cannabis-related internet domain names. The note originally bore interest at the rate of 3.25% per annum and the first $100,000 of which was payable upon the Company’s receipt of an aggregate of $1,000,000 in funding (whether debt or equity). The remaining $400,000 is payable in thirty-six equal monthly installments, commencing on the fifteenth day following the first month the Company realizes at least $150,000 in gross revenue (see Note 11 - Commitments and Contingencies).

On July 25, 2014, the Company amended and restated its promissory note in the principal amount of $500,000 owing to Kae Yong Park (the Company’s then majority shareholder) to provide that it would make the first $100,000 installment payment due under the Note on July 25, 2014 (earlier than required), in exchange for which Kae Yong Park agreed to waive all interest due over the term of the note. Thereafter, Kae Yong Park waived the requirement that the Company pay the $100,000 due under the Amended and Restated Note until August 25, 2014, at which time it was paid. The Company subsequently recaptured all previously recorded interest expense related to the note.

Between December 1, 2016 and March 16, 2017, the Company received aggregate proceeds of $101,299 from John Lemak, an affiliate of Sandor Capital, a related party and significant shareholder, for which notes were issued bearing 8% interest annually. On April 1, 2017, the Company issued a note for $102,465 consisting of $101,000 in principal and $1,465 in accrued interest for the previous notes. The $299 forgiven as part of the note restructure was recorded as a gain on extinguishment of debt. The note is non-interest bearing, matures on June 30, 2018 , as amended, and is unsecured.

Between December 15, 2016 and January 13, 2017, the Company received aggregate proceeds of $41,550 from Sandor Capital, a related party and significant shareholder, for which notes were issued bearing 8% interest annually. On April 1, 2017, the Company issued a note for $42,374 consisting of $41,550 in principal and $824 in accrued interest for the previous notes. The note is non-interest bearing, matures on June 30, 2018 , as amended, and is unsecured.

On April 1, 2017, the company renegotiated a $65,000 note to Sandor Capital, a related party and significant shareholder, with interest tied to the performance of its joint venture agreement into a new $71, 097 note. The note is non-interest bearing, matures on June 30, 2018 , as amended, and is unsecured. At the time of the refinance, the joint venture had not produced positive income, so no interest was due on the note. The $6,097 consideration given on the new note was recorded as a loss on extinguishment of debt.

Between May 1, 2017 and June 29, 2017, the Company received aggregate proceeds of $140,000 from John Lemak, an affiliate of Sandor Capital, a related party and significant shareholder, for which notes were issued bearing 8% interest annually. On April 1, 2017, the Company issued a note for $140,000 to restructure the previous notes. The note is non-interest bearing, matures on June 30, 2018 as amended, and is secured by certain domain names and websites owned by the Company.

Between August 1 , 2017 and September 28, 2017, the Company received aggregate proceeds of $182,000 from John Lemak, an affiliate of Sandor Capital, a related party and significant shareholder, for which several notes were issued bearing 8% interest annually. The notes are non-interest bearing, mature on June 30, 2018, as amended, and secured by certain of the company’s domain name and websites.

Between October 1, 2017 and December 22, 2017, the Company received aggregate proceeds of $170,000 from John Lemak, an affiliate of Sandor Capital, a related party and significant shareholder, for which several notes were issued bearing 8% interest annually. The notes are non-interest bearing, mature on June 30, 2018, as amended, and are secured by certain of the company’s domain name and websites .

NOTE 9 – NOTES PAYABLE

Notes

On July 1, 2015, the Company entered into a seven (7) day loan agreement with two parties for aggregate proceeds of $34,900. The note bears interest at the rate of six percent (6%) annually. In addition to the loans, the Company issued an aggregate 349,000 shares of common stock valued at $26,016 and warrants to purchase an aggregate 100,000 shares of the Company’s common stock at an exercise price of $0.25 per share valued at $6,898. The relative fair value of the shares and warrants associated with these notes have been recorded as debt discount to be amortized over the life of the loans. As of December 31, 2017, these notes have not yet been repaid and principal and interest totaling $40,126 is in default.

On August 10, 2015, the Company entered into a one hundred twenty (120) day loan agreement with an existing investor for aggregate proceeds of $45,000 (two installments of $22,500 each). The note bears interest at the rate of six percent (6%) annually and has a security interest over the domain www.jointlovers.com. As additional consideration for these loans, the Company issued an aggregate 1,200,000 shares of common stock valued at $38,918. The relative fair value of the shares associated with these notes have been recorded as debt discount to be amortized over the life of the loans). As of December 31 , 2017, these notes have not yet been repaid and principal and interest totaling $ 51,025 is in default.

Convertible Notes

On February 29, 2016, in conjunction with its joint venture agreement (see Note 4 – Investment in Joint Venture), the Company entered an agreement to issue three $50,000, one-year convertible notes. These notes are convertible into shares of the Company’s stock at a price of $0.20 per share or a total of 250,000 shares each, of which only two were issued for a total of $100,000. Interest on the note is payable quarterly in an amount equal to a percentage of the Company’s joint venture company’s net revenues, up to fifty percent of the original face value This interest will be payable only in the event that the joint venture company generates net revenues. Concurrent with this agreement, the Company issued the first of these convertible notes. On April 8, 2016, the Company issued the second of these convertible notes.

On July 17, 2017, the Company entered into a settlement agreement with Tumbleweed wherein it was agreed that Tumbleweed would convert its notes into common stock at the rate of $0.10 per share. The Company recognized a gain on settlement from the conversions of $29,600 based on the stock price of $0.0704 on July 17, 2017.

The following table summarizes the Company’s notes and convertible notes payable for the year ended December 31 , 2017:

	Notes	Convertible Notes
Balance – December 31, 2016	$196,433	$100,000
Note proceeds received	-	-
Settlement of note	(116, 533 )	(100,000)
Repayments on notes	-	-
Balance – December 31 , 2017	$79,900	$-

NOTE 10 - EQUITY

On March 30, 2016, the Company issued 75,000 shares of common stock as settlement of a contract obligation to a vendor valued at $7,500.

On January 20 , 2017, the Company issued 400,000 previously accrued shares of the Company’s commons stock as settlement of its lawsuit with Lee Ori.

On April 10, 2017, we sold 1,000,000 shares of common stock in a private transaction at a per share price of $.025, for gross proceeds of $25,000, to an “accredited investor” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended.

Between June 5 and June 29, 2017, the Company issued a total of 1,631,660 shares of the Company’s common stock as settlement for an aggregate $163,166 in payables to an “accredited investor” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended. The Company recognized an aggregate gain of $76,617 on these settlements.

On July 17, 2017, the Company issued an aggregate 1,850,000 shares of the Company’s common stock in connection with the settlement of its lawsuit with Tumbleweed Holdings resulting in a net loss on settlement of $ 30,750.

On December 21, 2017, the Company issued 3,000,000 shares of its common stock, valued at $300,000 or $0.10 per share, as payment in for a consulting contract. The Company recorded this issuance as a prepaid expense to be amortized over the contract’s twelve month term.

On December 22, 2017, we sold 300,000 shares of common stock in a private transaction at a per share price of $.05, for gross proceeds of $15,000, to an “accredited investor” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended.

NOTE 11 – STOCK WARRANTS

On February 29, 2016, we sold $150,000 of convertible notes and warrants to purchase 4.9% of our issued and outstanding stock, in connection with our Joint venture agreement with Tumbleweed Holdings, Inc., as disclosed in our Form 8-K Current Report filed with the SEC on March 2, 2016. The warrant to purchase Company common stock has an exercise price of $0.08 per share, a three-year term and a cashless exercise right.

On February 29, 2016, in conjunction with the Company’s joint venture agreement (see Note 4 – Investment in Joint Venture), the company agreed to issue a warrant to purchase 5,525,318 shares of the Company’s common stock at an exercise price of $0.08 per share. These warrants were valued at $475,751 using the Black-Scholes pricing model, were fully vested upon issuance and have a cashless exercise provision.

On March 31, 2016, the Company issued two year warrants to John Hollister, Interim CEO, to purchase 375,000 shares of the Company’s common stock at an exercise price of $0.09 per share in conjunction with his employment contract. These warrants were valued at $33,236 using the Black-Scholes pricing model and were fully vested upon issuance.

On June 30, 2016, the Company issued two year warrants to John Hollister, Interim CEO, to purchase 375,000 shares of the Company’s common stock at an exercise price of $0.09 per share in conjunction with his employment contract. These warrants were valued at $29,720 using the Black-Scholes pricing model and were fully vested upon issuance.

On September 30, 2016, the Company issued two year warrants to John Hollister, Interim CEO, to purchase 375,000 shares of the Company’s common stock at an exercise price of $0.09 per share in conjunction with his employment contract. These warrants were valued at $39,638 using the Black-Scholes pricing model and were fully vested upon issuance.

October 16, 2017, The Company issued Sandor Capital, a significant shareholder and related party, warrants to purchase an aggregate of 7 million shares of common stock at an exercise price of $.05 per share for a term of three years, warrants to purchase an aggregate of 1,130,285 shares of common stock at an exercise price of $.10 per share for a term of three years and warrants to purchase an aggregate of 2 million shares of common stock at an exercise price of $.05 per share for a term of three years. These warrants were valued at $480,195 using the black –Scholes binary model and we fully vested upon issue.

The Company has applied fair value accounting for all warrants issued. The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model. The fair value at the commitment date for the above warrants were based upon the following management assumptions:

Commitment Date
Expected dividends	0%
Expected volatility	196.57%
Expected term:	3 years
Risk free interest rate	1.68%

A summary of the Company’s warrant activity for the year ended December 31, 2017 is as follows:

	Number of Warrants	Weighted Average Exercise Price
Outstanding – December 31, 2016	17,755,603	$0.08
Granted	10,130,285	0.06
Exercised/settled	-	-
Cancelled	(6,239,603)	0.10
Expired	(10,291,000)	0.05
Balance as December 31, 2017	11,355,285	$0.05

The Company’s outstanding warrants at December 31, 2017 are as follows:

Warrants Outstanding				Warrants Exercisable
Exercise Price Range	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Intrinsic Value
$0.05 - $0.25	11,355,285	2.54	$0.06	11,355,285	$0.06	117,000

The weighted average fair value per warrant issued during the year ended December 31, 2017 was $0.06.

NOTE 12 – EARNINGS (LOSS) PER SHARE

Net earnings (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

Since the Company reflected a net loss for the years ended December 31, 2017 and 2016 , respectively, the effect of considering any common stock equivalents, if exercisable, would have been anti-dilutive. Therefore, a separate computation of diluted earnings (loss) per share is not presented.

The Company has the following common stock equivalents at December 31, 2017 and 2016 , respectively:

	As of December 31, 2017	As of December 31, 2016
Warrants (exercise price $0.05 - $0.25/share)	11,355,285	17,755,603
Convertible debt (exercise price $0.20/share)	-	500,000
	11,355,285	18,255,603

NOTE 13 – COMMITMENTS AND CONTINGENCIES

In May 2014, The Company entered into an asset purchase agreement that requires the Company to pay a monthly royalty equal to six percent of gross monthly revenues over $150,000. The royalty payment is payable for a period of thirty-six months from and after the first month in which the Company’s gross revenues are in excess of $150,000 (see Note 15 - Related Party Transactions).

On June 23, 2014, the Company issued a $500,000 promissory note in conjunction with the purchase of approximately 7,500 cannabis-related internet domain names. The original note bore interest at the rate of 3.25% per annum and was payable as follows: upon the Company’s receipt of an aggregate of $1,000,000 in funding (whether debt or equity), $100,000 was required to be paid. The remaining $400,000 is payable in thirty-six equal monthly installments, commencing on the fifteenth day following the first month the Company realizes at least $150,000 in gross revenue.

On July 25, 2014, the Company amended and restated its promissory note in the principal amount of $500,000 owing to Kae Yong Park (the Company’s then majority shareholder) to provide that it would make the first $100,000 installment payment due under the Note on July 25, 2014 (earlier than required), in exchange for which Kae Yong Park agreed to waive all interest due over the term of the note. Thereafter, Kae Yong Park waived the requirement that the Company pay the $100,000 due under the Amended and Restated Note until August 25, 2014, at which time it was paid.

In May 2017, we signed a non-binding memorandum of terms to acquire Crush Mobile, LLC. On August 8, 2017, the company entered into a definitive agreement to acquire all the outstanding membership interests of Crush Mobile. Under the terms of the Agreement, the company will acquire all the outstanding membership interests of Crush Mobile, in exchange for an aggregate of approximately 8 million shares of common stock, plus $80,000 in cash payable in one year. The Company also agreed to piggy-back registration rights with respect to the shares of common stock issuable to the sellers in connection with the acquisition. See Note 16 – Subsequent Events

NOTE 14 – INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due. Deferred taxes relate to differences between the basis of assets and liabilities for financial and income tax reporting which will be either taxable or deductible when the assets or liabilities are recovered or settled.

At December 31, 2017 and 2016 , the Company had net operating loss (“NOL”) carry-forwards for federal and state income purposes approximating $ 6,259,106 and $ 5,633,041 , respectively. These losses are available for future years and expire through 2034. Pursuant to Internal Revenue Code Section 382, utilization of these losses may be severely or completely limited due to more than 50% ownership changes in 2014, 2011 and 2010.

The deferred tax asset at December 31, 2017 and 2016 is summarized as follows:

Income Tax Footnote		12/31/ 2017		12/31/ 2016
Cumulative NOL	$	(6,295,106)	$	(5,633,041)
Deferred Tax assets:
(34% Federal, 7% Avg. Corp. Rate)
Net operating loss carry forwards		(8, 982,765 )		(8,473,442)
Stock/options issued for services		5, 512,650		5, 312,555
Stock/options issued for release		415,621		415,621
Depreciation and amortization		124,065		93,322
Impairment expense		144,913		144,913
Unrealized losses on investment		206,399		199,287
Valuation allowance		2, 579,177		2,307,744
		$-		$-

The Company has taken a 100% valuation allowance against the deferred asset attributable to the NOL carry-forwards of approximately $2, 579,177 and $2, 307,744 at December 31, 2017 and 2016 , respectively, due to the uncertainty of realizing the future tax benefits. The increase in valuation allowance of approximately $ 271 ,000 is primarily attributable to the Company’s net operating loss during the year ended December 31, 2017 .

The components of the income tax provision for the years ended December 31, 2016 and 2015 are as follows:

		2017		2016
Book income (loss) from operations	$	(509,323)	$	(804,932)
Stock/options issued for services		200,095		42,031
Stock/options issued for release		-		-
Depreciation and amortization		30,743		31,345
Unrealized losses on investment		7,112		199,287
Change in valuation allowance		271,375		532,269
		$-		$-

NOTE 15 – RELATED PARTY TRANSACTIONS

We are headquartered in Scottsdale, Arizona where we rented space from Howard R. Baer, the spouse of a significant shareholder until July 2017. We previously rented space form Kuboo, Inc., our former parent company. During the year ended December 31, 2017 we incurred related party rent expense of $69,000 .

During the year ended December 31, 2017 , Kae Yong Park, a significant shareholder, advanced an aggregate of $ 62,750 to the Company for short-term capital needs. During this period the Company repaid $ 43,550 of its secured debt to Park and recaptured $141,510 worth of payroll expenses for Park’s use of Company personnel. Amounts recaptured for the use of Company personnel have been treated as repayments on the Company’s Statements of Cash Flows. At December 31, 2017 , the Company had a note payable to Park for these advances of $1, 292,357 which is secured by the assets of the Company.

During the year ended December 31, 2017 , the Company incurred expenses of $180,000 related to its consulting contract with Howard Baer, the spouse of Kae Yong Park, a significant shareholder.

On April 13, 2016, the Company agreed to amend the promissory note with Kae Yong Park and Howard R. Baer so as to make $564,000 in principal amount due under said Note interest bearing at the rate of 10% per annum, effective January 1, 2016. The remaining principal is non-interest bearing. At December 31, 2017 , the Company has accrued interest owed under this agreement of $ 112,955 .

During the year ended December 31, 2017, the Company received aggregate proceeds of $572,299 from Sandor Capital, a related party and significant shareholder and John Lemak, its affiliate, for which notes were issued. The notes, as extended, mature June 30, 2018 with some being secured and others unsecured. At December 31, 2017, the Company had accrued interest of $6,503 related to the notes.

NOTE 16 – SUBSEQUENT EVENTS

We have evaluated all events that occurred after the balance sheet date through the date when our financial statements were issued to determine if they must be reported. Management has determined that other than as disclosed below, there were no additional reportable subsequent events to be disclosed.

Capital Activity

Since December 31, 2017 , Kae Yong Park, a significant shareholder, and her spouse, Howard R. Baer, have made additional advances to the Company of $ 70,500 , have received repayments of $7, 000 leaving a balance due of $1, 355,857 at April 2, 2018 . These advances are secured by certain Company assets, including all of its internet domain names, websites and related assets . Of the $52,000 advanced in 2018, the $50,000 advanced on March 29, 2018 is secured by the company’s interest in Crush Mobile, bears interest at 8% and is payable on June 30, 2018 .

Since December 31, 2017, John S. Lemak, a significant shareholder, has made additional advances to the Company of $65,000 leaving a balance due of $772,936 at April 2, 2018. These advances generally bear interest at the rate of 8% and are secured by certain Company assets, including certain of its internet domain names, websites and related assets. Of the $65,000 advanced in 2018, the $25,000 advanced on March 29, 2018 is secured by the company’s interest in Crush Mobile (pari passu with Park/Baer), bears interest at 8% and is payable on June 30, 2018.

Notes Payable

On January 10, 2018, the Company issued a convertible promissory note in the principal amount of $100,000 for a purchase price of $90,000.

Equity Transactions

On January 10, 2018, the Company issued 106,500 shares of the Company’s commons stock to a vendor as settlement of a payable balance of $5,219.

On January 8, 2018, the Company issued 300 ,000 shares of the Company’s commons stock valued at $23,400 as a commitment fee to a prospective investor.

On January 8, 2018, the Company issued an aggregate 7,904,000 shares of the Company’s common stock in connection with the closing of the Crush Mobile acquisition described below.

As of January 8, 2018, the Company owed 500 ,000 shares of the Company’s common stock to Tumbleweed Holdings pursuant to their prior settlement agreement.

On February 16, 2018, the Company issued 500,000 shares of the Company’s common stock pursuant to a consulting contract.

Business Acquisition

In May 2017, we signed a non-binding memorandum of terms to acquire Crush Mobile. On August 8, 2017, the company entered into a definitive agreement to acquire all the outstanding membership interests of Crush Mobile, LLC, which was amended by Amendment No. 1 dated January 4, 2018 (as amended, the “Agreement”). As reported in the Company’s form 8-K filed with the SEC on January 10, 2018, the Crush acquisition was closed January 8, 2018. Under the terms of the Agreement, the company acquired all the outstanding membership interests of Crush Mobile, in exchange for an aggregate of approximately 8 million shares of common stock, plus $80,000 in cash, payable within one year of closing. The Company also agreed to piggy-back registration rights with respect to the shares of common stock issuable to the sellers in connection with the acquisition. Effective February 1, 2018, the company has engaged Crush Mobile current CEO, Sonya Kreizman, and Yosi Shemesh, as consultants. Ms. Kreizman and Mr. Shemesh will be paid $7,000 and $6,500 per month, respectively for their services.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of Crush Mobile, LLC:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Crush Mobile, LLC (“the Company”) as of December 31, 2017 and 2016, the related statements of operations, members’ deficit, and cash flows for each of the years in the two year period ended December 31, 2017 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB .

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2018.

Salt Lake City, UT

April 6, 2018

CRUSH MOBILE, LLC

BALANCE SHEETS

	December 31,	December 31,
	2017	2016

ASSETS
Current Assets
Cash	$7,272	$6,071
Prepaid expenses	-	7,698
Total Current Assets	7,272	13,769

Total Assets	$7,272	$13,769

LIABILITIES AND MEMBERS' DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$22,879	$28,928
Notes payable – related party	380,000	300,000
Total Current Liabilities	402,879	328,928

Total Liabilities	402,879	328,928

Commitments and Contingencies	-	-

Members’ Deficit
Members’ equity (unlimited Class A units authorized, 1,375,000 issued and outstanding at December 31, 2017 and 2016)	1,488,256	1,447,756
Accumulated deficit	(1,883,863)	(1,762,915)
Total Members' Deficit	(395,607)	(315,159)
Total Liabilities and Members' Deficit	$7,272	$13,769

See accompanying notes to financial statements.

CRUSH MOBILE, LLC

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31 ,	December 31 ,
	2017	2016

Revenues	$51,106	$78,903

Operating Expenses:
Advertising and promotion	200	105, 597
IT services	138,825	354,552
General and administrative	14,379	171,966
Professional fees	18,650	57,716
Rent – related party	-	12,895

Total operating expenses	172,054	702,726

Loss from Operations	(120,948)	(623,823)

Income tax	-	-

Net Loss	$ (120,948)	$ (623,823)

See accompanying notes to financial statements.

CRUSH MOBILE, LLC

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2017		2016
Cash Flows From Operating Activities
Net loss	$	(120,948)	$	(623,823)
Changes in operating assets and liabilities:
Prepaid expenses		7,698		-
Accounts payable and accrued expenses		(6,049)		(16,519)
Net Cash Used In Operating Activities		(119,299)		(640,342)
Cash Flows From Financing Activities
Proceeds from member contributions		40,500		300,000
Proceeds from notes payable – related party		80 ,000		300 ,000
Net Cash Provided by Financing Activities		120,500		600 ,000
Net Increase (Decrease) In Cash		1,201		(40,342)
Cash, Beginning of Period		6,071		46,413
Cash, End of Period		$7,272		$6, 071
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest		$-		$-
Cash paid for income taxes		$-		$-

See accompanying notes to financial statements.

CRUSH MOBILE, LLC

STATEMENT OF MEMBERS’ DEFICIT

	Class A	Members’	Accumulated
	Units	Equity	Deficit	Total

Balance, December 31, 2015	1,250,000	$ 1,147,756	$ (1,139,092)	$ 8,664

Member contributions	125,000	300,000	-	300,000
Net loss for the year ended December 31, 2016		-	(623,823)	(623,823)

Balance, December 31, 2016	1,375,000	$ 1,447,756	$ (1,762,915)	$ (315,159)

Member contributions	-	40,500	-	40,500
Net loss for the year ended December 31, 2017	-	-	(120,948)	(120,948)

Balance, December 31, 2017	1,375,000	$ 1,488,256	$ (1,883,863)	$ (395,607)

See accompanying notes to financial statements.

CRUSH MOBILE, LLC

NOTES TO FINANCIAL STATEMENTS

December 31 , 2017

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Crush Mobile, LLC (“the Company”) was incorporated in the State of Delaware on April 7 , 2014. The Company’s principal business is to provide an online platform to help singles find love through demographically target apps for iPhone and Android platforms for specific audiences such as Jewish, Latino and African American.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Risk and Uncertainties

The Company operates in an industry that is subject to rapid change and intense competition. The Company’s operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks, including the potential risk of business failure.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase and money market accounts to be cash equivalents. As of December 31, 2017 and 2016, the Company had no cash equivalents and all cash amounts consisted of cash on deposit.

Prepaid expense

Prepaid expenses consist mainly of payments to vendors made in advance and deposits held on account for the Company.

Revenue Recognition

Revenue is recognized when all of the following criteria are met:

• Persuasive evidence of an arrangement exists. Evidence of an arrangement consists of an order from the Company’s distributors, resellers or customers.

• Delivery has occurred. Delivery is deemed to have occurred when title and risk of loss has transferred.

• The fee is fixed or determinable. The Company assesses whether the fee is fixed or determinable based on the terms associated with the transaction.

• Collection is reasonably assured. The Company assesses collectability based on credit analysis and payment history.

Revenue for both in-app purchases and in-app adds sold is recognized upon the receipt of cash or amortized over the period the advertisement runs using the straight-line method if the contract spans multiple periods.

Fair Value of Financial Instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments under FASB ASC Topic 825, “Financial Instruments,” approximate their carrying amounts presented in the accompanying financial statements at December 31, 2017 and 2016.

Loss Contingencies

The Company recognizes contingent losses that are both probable and estimable. In this context, the Company defines probability as circumstances under which events are likely to occur. In regard to legal costs, we record such costs as incurred.

Income Taxes

The Company has elected to be treated as a limited liability company for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s members, and no provision for federal income taxes has been recorded on the accompanying consolidated financial statements.

The Company follows guidance that prescribes a “more likely than not” measurement methodology to reflect the financial statement impact of uncertain tax positions taken or expected to be taken in a tax return. If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the members rather than the Company. Accordingly, there would be no effect on the Company’s consolidated financial statements.

Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses. No interest or penalties have been assessed from the Company’s inception through December 31, 2017. The Company’s information returns for the tax years subject to examination by tax authorities include 2014 through the current year for state and federal tax reporting purposes.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The cash balance at times may exceed federally insured limits. Management believes the financial risk associated with these balances is minimal and has not experienced any losses to date. At December 31, 2017 and 2016, Company did not have any cash balances in excess of FDIC insured limits.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption

NOTE 3 – LIQUIDITY/GOING CONCERN

As of December 31, 2017, the Company has accumulated losses of $1,883,863 and has sustained negative cash flows from operating activities since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. During the year ended December 31, 2017, the Company received $40,500 in member contributions and issued $80,000 in debt to fund its operations. Management plans to (i) raise additional capital as soon as possible, to fund continued operations of the Company, (ii) eventually to generate profits from operations and (iii) look for strategic acquisitions.

In the event the Company does not generate sufficient funds from revenues or financing through the issuance of its Membership units or from debt financing, the Company will be unable to fully implement its business plan and pay its obligations as they become due, any of which circumstances would have a material adverse effect on its business prospects, financial condition, and results of operations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

NOTE 4 – NOTES PAYABLE RELATED PARTY

On May 2, 2016, the Company issued a $50,000 promissory note to Ed Murphy, member and related party. The note bears interest at 1% and matured on May 2, 2017. As of December 31, 2017, the note is in default, due on demand, has not yet been repaid and the full principal amount is outstanding.

On June 23, 2016, the Company issued a $150,000 promissory note to Itay Koren, member and related party. The note bears interest at 1% and matured on June 23, 2017. As of December 31, 2017, the note is in default, due on demand, has not yet been repaid and the full principal amount is outstanding.

On August 29, 2016, the Company issued a $100,000 promissory note to Itay Koren, member and related party. The note bears interest at 1% and matured on August 29, 2017. As of December 31, 2017, the note is in default, due on demand, has not yet been repaid and the full principal amount is outstanding.

On January 3, 2017, the Company issued an $80,000 promissory note to 17 Media Group, LLC which is majority owned by Itay Koren, a member and related party. The note bears interest at 1% and matures on January 3, 2018. As of December 31, 2017, this note has not yet been repaid and the full principal amount is outstanding.

NOTE 5 – MEMBERS’ EQUITY

During the year ended December 31, 2016, the Company received an aggregate $100,000 in equity contributions from Itay Koren, a member and related party, in exchange for 69,444 membership units

On February 29, 2016, the Company received $150,000 from an investor, as payment for 41,667 membership units.

On February 8, 2016, the Company received $50,000 from an investor, as payment for 13,889 membership units.

During the year ended December 31, 2017, the Company received an aggregate $40,500 in equity contributions from Itay Koren, a member and related party.

NOTE 6 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2016, the Company rented office space from Intercom Media, which is partially owned by Itay Koren, a member and related party. During the year ended December 31, 2016 the company incurred expenses to Intercom Media of $12,895.

During the year ended December 31, 2017, the Company received expense reimbursements from Itay Koren, a member and related party, totaling $70,500 for use of certain employees.

During the year ended December 31, 2016, the Company received an aggregate $100,000 in equity contributions from Itay Koren, a member and related party, in exchange for 69,444 membership units.

NOTE 7 – SUBSEQUENT EVENTS

We have evaluated all events that occurred after the balance sheet date through the date when our financial statements were issued to determine if they must be reported. Management has determined that other than as disclosed below, there were no additional reportable subsequent events to be disclosed.

Business Transactions

On January 8, 2018, the Company’s members completed the sale of the Company to Northsight Capital, Inc (“Northsight”).

The Company and its members received an aggregate of 7,904,000 shares of common stock in Northsight as follows: (i) 4,904,000 shares to the Company’s members and (ii) 3,000,000 shares to certain creditors (who are also members) in full satisfaction of $300,000 of indebtedness owed to them by the Company. In addition, within one year of the closing, (i) certain members will receive cash for their interests and (ii) Northsight will pay $80,000 in cash to an affiliate of Itay Koren in satisfaction of indebtedness owed by the company to such affiliate.

36,610,133 SHARES

COMMON STOCK

PROSPECTUS

NORTHSIGHT CAPITAL, INC.

July 23 , 2018

YOU SHOULD RELY ONLY UPON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK.

NO ACTION IS BEING TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES TO PERMIT A PUBLIC OFFERING OF OUR COMMON STOCK OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN THAT JURISDICTION. PERSONS WHO COME INTO POSSESSION OF THIS PROSPECTUS IN JURISDICTIONS OUTSIDE THE UNITED STATES ARE REQUIRED TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS APPLICABLE TO THAT JURISDICTION.

UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS (February 7, 2018), ALL DEALERS THAT BUY, SELL OR TRADE IN OUR COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts, payable by the Registrant in connection with the offer and sale of the common stock being registered. All amounts are estimates except the registration fee.

SEC Registration fee	$179
Legal fees and expense	50,000
Accounting fees and expenses	30,000
Transfer Agent Fees	2,500
Printing	2,000
Miscellaneous	2,500
Total	$87,179

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subject to applicable Nevada law, none of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions which involve intentional misconduct, fraud, knowing violation of law, (iii) for the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes or (iv) where eliminating or limiting such liability is prohibited by applicable law.

The corporation may indemnify any person in any action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

The corporation may indemnify any person in any action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Northsight in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

Insofar as indemnification for liability under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15 RECENT SALES OF UNREGISTERED SECURITIES

Between March 1 and August 21, 2014, we sold 5,034,000 shares in private transactions at a per share price of $.25, solely to “accredited investors” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended. The company issued an aggregate of 350,800 shares of common stock in satisfaction of finders fees incurred in connection with these sales of securities.

Between March 31 and January 2, 2015, we issued 1,455,800 shares in private transactions for services rendered, at an imputed per-share price of $.25, being the per share price at which we had then most recently sold shares in private transactions. These shares were issued solely to “accredited investors” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended.

Between April, 22 and September 10, 2014, we sold an aggregate of 450,000 shares of common stock in private transactions upon the exercise of outstanding warrants at a per share price of $.20, solely to “accredited investors” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended.

Between April 3 and April 15, 2014, we issued 3,730,000 shares in cancellation of an equal number of shares of NCAP Security Systems, Inc., our sister company. These shares were issued solely to “accredited investors,” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended, in full and complete satisfaction of any and all amounts that could be claimed in relation to the surrendering shareholders’ investment in NCAP Security Systems, Inc. We valued these shares at $.25, being the price per share at which we had then most recently sold shares in private transactions.

On June, 23, 2014, we issued an aggregate of 78.5 million shares to a single accredited investor (Kae Yong Park) as partial consideration for the acquisition of approximately 7,500 cannabis related internet domain names. On May 2, 2014, the date we executed the acquisition agreement, we most recently sold shares in private transactions at $.25 per share. This price is not necessarily indicative of the value of our common shares as of such date.

Between September 4 and September 30, 2014, we sold 3,250,000 shares in private transactions at a per share price of $.25, solely to “accredited investors” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended. In connection with these sales, between September 4 and September 22, 2014, Kae Yong Park transferred (without payment of additional consideration by the investors) 3,250,000 shares to the persons who purchased an equivalent number of shares from us at a per share price of $.25. We paid Kae Yong Park an aggregate of $65,000 as consideration for her transferring such shares of our common stock to these purchasers.

Between September 5 and September 12, 2014, we sold an aggregate of 525,000 shares of common stock in private transactions upon the exercise of outstanding warrants at a per share price of $.20, solely to “accredited investors” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended. In connection with these sales, between September 5 and September 12, 2014, Kae Yong Park transferred (without payment of additional consideration by the investors) 525,000 shares to the persons who purchased an equivalent number of shares from us upon exercise of warrants at a per share price of $.20. We paid Kae Yong Park an aggregate of $10,500 as consideration for her transferring such shares of our common stock to these purchasers.

Between January 5 and October 26, 2015, we sold an aggregate of 2,781,285 shares in private transactions at an average per share price of $.17, for gross proceeds of $484,500, solely to “accredited investors” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended. The Company incurred a finder’s fees of $34,950, which the company has satisfied as follows: $18,500 in cash, $16,450 through the issuance of 69,100 shares of common stock.

On February 12, 2015, we issued 3,000 shares of its common stock valued at $750 as an advertising incentive, the value of which has been recorded against revenue in our statements of operations.

Between July 1 and August 10, 2015, we issued an aggregate 1,549,000 shares of its common stock valued at $64,934 in conjunction with debt agreements.

Between August 20, 2015 and November 30, 2015, we issued an aggregate 1,440,000 shares of its common stock valued at $502,800 for services pursuant to multiple contracts.

On January 1 and April 1, 2015, we issued 250,000 shares of common stock valued at $252,500 and $230,000, respectively, to its then Chief Executive Officer, John Bluher, pursuant to his employment letter.

On July 15, 2015, we issued 1,000,000 shares of its common stock valued at $800,000 to our then Chief Executive Officer, William Lupo, pursuant to his employment letter. Upon Mr. Lupo’s resignation on September 15, 2015, a separation agreement was signed in which he agreed to return 500,000 of these shares to us. We subsequently received the shares on November 19, 2015.

On July 1, 2015, we issued 100,000 shares of our common stock valued at $131,000 as consideration for an exclusive option to acquire the web portal LaMarihuana.com, subject to satisfaction of conditions.

On September 16, 2015, in conjunction with John Bluher’s resignation as President, we issued 1,600,000 shares of its common stock, valued at $208,000, as payment in full of all amounts due Mr. Bluher under his employment letter.

On October 9, 2015, we issued 200,000 shares of common stock valued at $20,000 as settlement of a contract dispute.

On February 29, 2016, we sold $150,000 of convertible notes and warrants to purchase 4.9% of our issued and outstanding stock, in connection with our Joint venture agreement with Tumbleweed Holdings, Inc., as disclosed in our Form 8-K Current Report filed with the SEC on March 2, 2016. The warrant to purchase Company common stock has an exercise price of $0.08 per share, a three-year term and a cashless exercise right.

On January 10, 2017, the Company issued 400,000 previously accrued shares of the Company’s commons stock as settlement of its lawsuit with Lee Ori.

On April 10, 2017, we sold 1,000,000 shares of common stock in a private transaction at a per share price of $.025, for gross proceeds of $25,000, to an “accredited investor” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended.

Between June 5 and June 29, 2017, the Company issued a total of 1,631,660 shares of the Company’s common stock as settlement for an aggregate $163,166 in to an “accredited investor” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended. The Company recognized an aggregate gain of $76,617 on these settlements.

On July 17, 2017, the Company issued an aggregate 1,850,000 shares of the Company’s common stock in connection with the settlement of its lawsuit with Tumbleweed Holdings.

On December 21, 2017, the Company issued 3,000,000 shares of its common stock, valued at $300,000, as payment for a consulting contract.

On December 22, 2017, we sold 300,000 shares of common stock in a private transaction at a per share price of $.05, for gross proceeds of $15,000, to an “accredited investor” within the meaning of Rule 502 of Regulation D under the Securities Act of 1933, as amended.

On January 10, 2018, the Company issued 106,500 shares of the Company’s commons stock to a vendor as settlement of a payable balance of $5,219.

On January 8, 2018, the Company issued 300,000 shares of the Company’s commons stock valued at $23,400 as a commitment fee to a prospective investor.

On January 8, 2018, the Company issued an aggregate 7,904,000 shares of the Company’s common stock in connection with the closing of the Crush Mobile acquisition.

On January 10, 2018, the Company issued a three-year $100,000 convertible zero coupon note for proceeds of $85,000. The note is initially convertible into shares of the Company’s stock at a price of $0.10 per share or a total of 1,000,000 shares.

On June 21, 2018, Northsight Capital, Inc. (the “Company”) borrowed $58,000 from a third-party pursuant to a convertible promissory note. The note bears interest at 10% annually and matures on or about September 25, 2019. The Note is convertible into Company common stock, commencing 6 months after the issue date, at a variable conversion price equal to a 39% discount to the market price of the common stock.

On July 11, 2018, Northsight Capital, Inc. (the “Company”) borrowed $50,000 from a third-party pursuant to a convertible promissory note. The note bears interest at 10% annually and matures on or about October 10, 2019. The Note is convertible into Company common stock, commencing 6 months after the issue date, at a variable conversion price equal to a 39% discount to the market price of the common stock.

On February 16, 2018, the Company issued 500,000 shares of the Company’s common stock pursuant to a consulting contract.

On February 21, 2018, the Company issued 250,000 shares of the Company’s common stock pursuant to a consulting contract.

We believe that the foregoing transactions were exempt from the registration requirements under the Securities Act of 1933, as amended (“the Act”), based on the following facts: there was no general solicitation, there was a limited number of purchasers, each of whom the Registrant believes was an “accredited investor” (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchaser was not an underwriter within the meaning of Section 2(11) under the Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Financial statements

Our audited financial statements for the years ended December 31, 2017 and 2016 are included in the prospectus which forms a part of this registration statement.

Our interim financial statements for the three months ended March 31, 2018 and 2017 are included in the prospectus which forms a part of this registration statement.

(b) Exhibits

				Incorporated by Reference
Exhibit	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date
3.1	Certificate of Incorporation, as amended		S-1		3.1	07/11/2008
3.2	By-Laws		S-1		3.2	07/11/2008
4.01	Asset purchase agreement between registrant and Kae Park, as seller, dated 05/02/2014		8-K		4.01	05/07/2014
4.1	Common Stock Purchase Warrant		10Q		4.1	11/21/2011
5.1	Opinion of The Nossiff Law Firm, LLP, as to legality	**

10.5	Amended and Restated Promissory Note issued to Kae Yong Park July 25, 2014		10Q		10.5	08/19/2014

10.7	Agreement with Kae Yong Park dated September 23, 2014		S-1		10.7	12/12/2014

10.9	Second Amended and Restated Promissory Note Issued to Kae Yong Park and Howard R. Baer (dated 09/30/15)		10Q		10.10	11/20/2015
10.10	Agreement with Sandor Capital Master Fund		10-K		10.11	5/20/2015
10.11	Security Agreement with Kae Yong Park and Howard Baer		10-Q		10.13	11/20/2015

10.12	Settlement Agreement with Tumbleweed Holdings, Inc.		10-Q		10.13	8/21/2017
10.13	Joint Venture Agreement with Tumbleweed Holdings, Inc., dated February 29, 2016		10-K		10.14	4/4/2016
10.14	Form of Convertible Note issued to Tumbleweed Holdings, Inc., dated February 29, 2016		10-K		10.15	4/4/2016

10.15	Note Extension Agreement with John Lemak and Sandor Capital Master Fund		S-1		10.15	10/31/2017
10.16	Form of Note issued to Sandor Capital Master Fund dated May 11, 2016		10-Q		10.17	5/16/2016
10.17	Form of Warrant issued to Sandor Capital Master Fund dated September 14, 2017		10-Q		10.21	11/14/2017
10.18	Crush Mobile acquisition agreement, as amended by Amendment No. 1		S-1		10.18	2/12/2018

10.19	Preliminary Agreement, with Westcliff Technologies, Inc. dated November 10, 2017		10-Q		10.22	11/14/2017
10.20	Note Extension Agreement with John Lemak and Sandor Capital Master Fund dated December 28, 2017		S-1		10.20	2/12/18
10.21	Form of Note issued to Park dated March 29, 2018		10-Q		10.1	5/21/2018
10.22	Form of Note issued to John Lemak IRA dated March 29, 2018		10-Q		10.2	5/21/2018
10.23	Form of Note issued to Peak One Opportunity Fund dated January 1, 2018		10-Q		10.3	5/21/2018
10.24	Purchase agreement issued to Peak One Opportunity Fund dated January 1, 2018		10-Q		10.4	5/21/2018
10.25	Form of Convertible Note Dated June 21, 2018	**
10.26	Form of Convertible Note Dated July 11, 2018	**
23.1	Consent of Sadler, Gibb & Associates, LLC	**
23.2	Consent of The Nossiff Law Firm, LLP (filed in Exhibit 5.1)

*To be filed by amendment.

**Filed herewith

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A ( § 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue; and

(6) That, for purposes of determining any liability under the Securities Act of 1933:

(i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.

Northsight Capital, Inc.

By: /s/ John Venners
Name: John Venners

Title: EVP Operations

Date: July 26 , 2018

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ John Venners
Name: John Venners, Director, principal executive, financial and accounting officer Date: July 26 , 2018
By: /s/ Chris J. Kohler
Name: Chris J. Kohler, Controller, individually Date: July 26 , 2018 By: /s/ Thomas Dean
Name: Thomas Dean, Director Date: July 26 , 2018